UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEDTRONIC PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement AND NOTICE OF 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Friday, December 9, 2016 at 8 a.m. Local Time

Dublin, Ireland

NOTICE OF ANNUAL GENERAL MEETING

MEETING AGENDA:

1.	Electing, by separate resolutions, the 13 director nominees named in the proxy statement to hold office until the 2017 Annual General Meeting of the Company;

2.	Ratifying the re-appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2017 and authorizing the Board of Directors, acting through the Audit Committee, to set its remuneration;

3.	Advisory approval of the Company’s executive compensation;

4.	Amend the Company’s Articles of Association to Implement “Proxy Access”;

5.	Amend the Company’s

5A. Articles of Association to Make Certain Administrative Amendments; and

5B. Memorandum of Association to Make Certain Administrative Amendments;

6.	Amend the Company’s Articles of Association to clarify the Board’s sole authority to determine its size within the fixed limits in the Articles of Association;

7.	To receive and consider the Company’s Irish Statutory Financial Statements for the fiscal year ended April 29, 2016 and the reports of the directors and auditors thereon and to review the affairs of the Company; and

8.	Transacting any other business that may properly come before the meeting.

Proposals 1 to 3 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposals 4 to 6 above are special resolutions requiring 75% of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 29, 2016 or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

By order of the Board of Directors,

Bradley E. Lerman

Senior Vice President, General Counsel and Company Secretary

October 28, 2016

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares using the toll-free telephone number or Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form in the postage-paid envelope that will be provided. All proxies will be forwarded to the Company’s registered office electronically. Voting by any of these methods will not limit your right to vote in person at the annual general meeting.

Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the annual general meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1, 3, 4, 5 and 6 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Date:	Friday, December 9, 2016

Time:	8:00 a.m. local time

Location:	Conrad Dublin Hotel Earlsfort Terrace Dublin 2, Ireland

Record date: Shareholders of record at the close of business on October 11, 2016 are entitled to vote at the meeting.

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders and our Irish statutory financial statements available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our annual general meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders on or about October 28, 2016 and provides instructions on how you may access and review the proxy materials on the Internet and how to vote.

Admission to the Annual General Meeting: If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on December 9, 2016: This proxy statement, the Company’s 2016 Annual Report to Shareholders and our Irish Statutory Financial Statements for the year ended April 29, 2016 are available at www.proxyvote.com.

Proxy Summary
Proxy Statement	1
Proxy Solicitation	1
Voting at the Meeting	2
Cautionary Note Regarding Forward-Looking Statements	3
Proposal 1 — Election of Directors	4
Directors and Nominees	4
Director Independence	9
Related Transactions and Other Matters	10
Governance of Medtronic	12
Our Corporate Governance Principles	12
Lead Director and Chairman; Executive Sessions	12
Board Role in Risk Oversight	12
Committees of the Board and Meetings	13
Director Compensation	20
Complaint Procedure; Communications with Directors	22
Our Codes of Conduct	22
Share Ownership Information	23
Compensation Discussion and Analysis (CD&A)	25
Executive Summary	25
Detailed Information	31
Executive Compensation Philosophy	31
Elements of Executive Compensation	32
Executive Compensation Peer Review	33
Fiscal Year 2016 Compensation Decisions	35
Fiscal Year 2016 Annual and Long-Term Incentive Plan Payouts	40
Compensation Committee Report	45
Executive Compensation	46
2016 Summary Compensation Table	46
2016 Grants of Plan-Based Awards	50
2016 Outstanding Equity Awards at Fiscal Year End	52
2016 Option Exercises and Stock Vested	54
2016 Pension Benefits	55
2016 Nonqualified Deferred Compensation	57
Potential Payments Upon Termination or Change of Control	62
Equity Compensation Plan Information	64
Report of the Audit Committee	65
Audit and Non-Audit Fees	66
Proposal 2 — Ratification of Independent Auditor and Authorization of the Board of Directors, Acting through the Audit Committee, to Set Auditor Remuneration	67
Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation (“Say-on-Pay”)	68
Proposal 4 — Amend the Company’s Articles of Association to Implement “Proxy Access”	69
Proposal 5 — Amend the Company’s
5A. Articles of Association to Make Certain Administrative Amendments	73
5B. Memorandum of Association to Make Certain Administrative Amendments	73
Proposal 6 — Amend the Company’s Articles of Association to Clarify the Board’s Sole Authority to Determine its Size within the Fixed Limits in the Articles of Association	75
Other Information	76
Expenses of Solicitation	76
Shareholder Proposals and Director Nominations	76
Delivery of Documents to Shareholders Sharing an Address	76
Other	76
Appendix A — Non-GAAP Reconciliations	A-1
Appendix B — Articles of Association Reflecting Proxy Access Amendments	B-1
Appendix C — Articles of Association Reflecting Administrative Amendments	C-1
Appendix D — Table of Optional Provisions and General Administrative Amendments to the Articles of Association	D-1
Appendix E — Memorandum of Association Reflecting Administrative Amendments	E-1
Appendix F — Articles of Association Reflecting the Amendments relating to the Board’s Sole Authority to Determine its Size within the Fixed Limits in the Articles of Association	F-1

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2016 Annual General Meeting of Shareholders

Date and Time:	Friday, December 9, 2016, at 8:00 a.m. (Local Time)

Place:	Conrad Dublin Hotel Earlsfort Terrace Dublin 2, Ireland

Commence Mail Date:	October 28, 2016

Record Date:	October 11, 2016

Advance Voting Methods and Deadlines

Method	Instruction			Deadline

Internet	➤	Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)	Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:
			➤	Shares Held Through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on December 6, 2016
			➤	Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on December 8, 2016

Telephone	➤	Dial 1-800-690-6903 and following the instructions (have your proxy card or internet notice in hand when you call)	➤	Registered Shareholders or Beneficial Owners – 11:59 p.m. Eastern Standard Time, on December 8, 2016

Mail	➤	Mark your selections on the enclosed proxy card	Return promptly to ensure it is received before the date of the Annual General Meeting
	➤	Date and sign your name exactly as it appears on proxy card
	➤	Promptly mail the proxy card in the enclosed postage-paid envelope

Questions and Answers About Attending our Annual General Meeting and Voting

We encourage you to review the questions and answers about our annual general meeting and voting beginning on page 1 to learn more about the rules and procedures surrounding the proxy and annual general meeting process, as well as the business to be conducted at our Annual General Meeting. If you plan to attend the Annual General Meeting in person, we direct your attention to the information following “Admission to the Meeting” on page 2.

If you wish to attend the Annual General Meeting, you must request an admission ticket in advance.

Your vote is important! Please cast your vote and play a part in the future of Medtronic.

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information
Proposal 1 —	To elect, by separate resolutions, the thirteen director nominees named in the proxy statement to hold office until the 2017 Annual General Meeting of the Company	“FOR” all nominees	Page 4
Proposal 2 —	To ratify the re-appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2017 and authorize the Board of Directors, acting through the Audit Committee, to set its remuneration	“FOR”	Page 67
Proposal 3 —	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 68
Proposal 4 —	To approve amendments to the Company’s Articles of Association to implement “Proxy Access”	“FOR”	Page 69
Proposal 5 —	To approve amendments to the Company’s 5A. Articles of Association to make certain administrative changes 5B. Memorandum of Association to make certain administrative changes	“FOR” “FOR”	Page 73 Page 73
Proposal 6 —	To approve amendments to the Company’s Articles of Association to clarify the Board’s sole authority to determine its size within the fixed limits in the Articles of Association	“FOR”	Page 75

Director Nominees

You are being asked to vote, by separate resolutions, on the election of the following 13 Directors. Each Director nominee is elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 4.

					Committee Memberships					Other Current Public Boards
Name	Age	Director Since	Principal Position	Indep.	AC	CC	FC	NCGC	QTC
Richard H. Anderson	61	2002	Executive Chairman and Retired Chief Executive Officer of Delta Air Lines, Inc.	Y		M		C		1
Craig Arnold	56	2015	Chairman and Chief Executive Officer of Eaton Corporation	Y		M		M		0
Scott C. Donnelly	54	2013	Chairman, President and Chief Executive Officer of Textron, Inc.	Y	M	M			M	1
Randall Hogan, III	60	2015	Chairman & Chief Executive Officer of Pentair plc	Y	M		M			1
Omar Ishrak	60	2011	Chairman and Chief Executive Officer of Medtronic plc	N						0
Shirley Ann Jackson, Ph.D.	69	2002	President of Rensselaer Polytechnic Institute	Y	C			M		3
Michael O. Leavitt	65	2011	Founder and Chairman of Leavitt Partners	Y			M		M	1
James T. Lenehan	67	2007	Financial Consultant and retired Vice Chairman and President of Johnson & Johnson	Y			M		C	0
Elizabeth Nabel, M.D.	64	2014	President of Brigham & Women’s Healthcare	Y				M	M	0
Denise M. O’Leary	58	2000	Private Venture Capital Investor	Y		M	M			2
Kendall J. Powell	62	2007	Chairman and Chief Executive Officer of General Mills, Inc.	Y	M	C		M		1
Robert C. Pozen	69	2004	Former Chairman of MFS Investment Management	Y	M		C			1
Preetha Reddy	58	2012	Executive Vice Chairperson of Apollo Hospitals Enterprise Limited	Y			M		M	0

AC: Audit Committee CC: Compensation Committee FC: Finance Committee	NCGC: Nominating and Corporate Governance Committee QTC: Quality and Technology Committee	C: Chair M: Member

Performance Highlights

Medtronic is the global leader in medical technology – alleviating pain, restoring health, and extending life for millions of people around the world. Fiscal year 2016 was a transformational year for Medtronic, our first full year after closing the largest ever MedTech acquisition. It was a year where, in addition to executing a large, complex integration of Covidien, we closed 14 additional acquisitions, totaling $1.5 billion. It was a year where we launched a number of ground-breaking new products, and extended our thought leadership within value-based healthcare.

During fiscal year 2016, Medtronic delivered record revenue of $28.8 billion, grew at the upper-end of our mid-single digit baseline goal, and capped off our fourth consecutive year of achieving mid-single digit constant currency revenue growth. We delivered consistent and dependable revenue growth across all four of our groups: Cardiac and Vascular, Minimally Invasive Therapies, Restorative Therapies, and Diabetes. Our performance was broad-based, with strong progress against each of our three strategic pillars – new therapies, emerging markets, and Services and Solutions. Fiscal year 2016 was a strong year for therapy innovation at Medtronic, with all four groups launching meaningful innovations, including those that make advances into new disease areas, innovate on our existing market leading technologies, or enhance our diagnostic, therapy, and monitoring products with key wrap-around programs. We continue to focus on addressing the evolving needs of our customers regarding delivery system efficiency and more integrated, connected care models for patients around the world. We feel we are well positioned to demonstrate the role medical technology and related services can play in improving healthcare system efficiency and care integration in key disease states, and to serve as a key partner and collaborator with the healthcare systems, payers, and governments who are working to deliver better patient outcomes at lower costs.

Ultimately, our fiscal year 2016 results reflect the dedication and passion of over 98,000 full-time equivalent employees collaborating with our partners in healthcare to deliver therapies and services to millions of patients around the globe to fulfill our Mission. A few of our most notable performance highlights include the following:

➤	We executed on the largest MedTech acquisition in history and delivered approximately $355 million in integration synergies.

➤	We achieved revenue of $28.8 billion and cash flows from operations of $5.2 billion.

•	Grew topline revenues by 7% year-over year on a comparable, constant currency basis.(1)

•	Grew non-GAAP diluted earnings per share by 2% year-over-year.(1)

➤	In FY16, we untrapped approximately $10 billion of our cash, which provided additional returns to shareholders, allowed us to pay down debt, and increased our financial flexibility.

➤	We returned $4.5 billion to shareholders in the form of dividends and share repurchases, well above our minimum commitment, and increased our dividend for the 38th consecutive year by 25%.

➤	We had robust growth in our Cath Lab Managed Services business, ending the year with 88 long-term agreements with hospital systems to manage their cath labs, which collectively represent more than $2.0 billion in contracted revenue over the life of the agreements.

➤	Our Cardiac & Vascular Group grew 9%(1), driven in part by strong share gains in high power from the ongoing launch of the Evera MRI® ICD, strong customer adoption for our CoreValve® Evolut® R next-generation self-expanding transcatheter aortic valve system, and continued robust growth of our Reveal LINQ® Insertable Cardiac Monitor (ICM) System.

•	In Q4, we received FDA approval for our Micra® Transcatheter Pacing System, the world’s smallest pacemaker, one-tenth the size of a traditional device. We also received FDA approval for our Visia AF™ ICD, a unique single-chamber device that can sense in both the atrium and the ventricle using proprietary detection algorithms, first developed for our highly successful Reveal LINQ® insertable loop recorder.

(1)	Revenue growth rate and diluted EPS are provided on a comparable, constant currency basis, are adjusted for the favorable extra week in 2016, and are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

➤	Our Minimally Invasive Therapies Group continues to benefit from five key growth drivers: Open-to-Minimally Invasive Surgery, or MIS, Gastrointestinal Diseases, Lung Cancer, End Stage Renal Disease, and Respiratory Compromise. MITG continues to supplement its businesses with tuck-in acquisitions. In addition to Bellco, the business recently agreed to acquire Smith and Nephew’s highly profitable and fast-growing Gynecology business which will complement our existing global GYN product line.

➤	We continued to see strong adoption of our Solitaire™ FR revascularization device within our Neurovascular division, solidifying our leadership position in the rapidly expanding ischemic stroke market. Our Flow Diversion products for the treatment of intracranial aneurysms, Pipeline™ Flex in the US and Japan and Pipeline™ Shield in Europe, continue to lead the market.

➤	In Diabetes, we continue to see strong adoption of our MiniMed® 640G System in the markets where it is available. Insulin pumps grew over 30% in developed geographies outside the United States, despite having anniversaried the launch of the MiniMed® 640G during the fourth fiscal quarter.

•	In addition, we submitted the PMA for the MiniMed® 670G with the Enlite® 3 CGM sensor to the FDA in June 2016. Once launched, this will be the world’s first hybrid closed loop system.

Executive Compensation Philosophy, Goals and Principles

Our compensation programs are designed to align the interests of our NEOs with those of our shareholders. We provide market competitive programs that enable us to attract and retain highly talented individuals with pay linked to the attainment of short-and long-term performance goals according to the following principles:

➤	We attract and retain talented executives by providing market competitive total direct compensation consisting of base salary, annual cash incentives, and long-term cash and equity incentives.

➤	We attempt to calibrate all elements of total direct compensation in relation to the market median, with an approximate +/- 15% range developed for base salary and annual incentives, and an approximate +/- 20% range for long-term incentives and total direct compensation.

➤	We couple competitive total direct compensation with comprehensive benefits to support retirement, health and wellness, and other life events.

➤	We emphasize pay for performance by basing at least 75% of total direct compensation on short-term and long-term financial incentives with a heavy emphasis on long-term performance.

➤	Short-term and long-term incentives align executives with shareholders by using annual and three-year performance measures that drive shareholder value. Short-term and long-term incentive goals are derived from our Board-approved annual operating plan and Board-approved long-term strategic guidance provided to investors, respectively.

➤	We also emphasize a culture of quality through the executives’ annual incentive plan. Payouts are reduced if a quality compliance performance threshold is not achieved. The modifier cannot increase payouts under the annual incentive plan. The quality compliance modifier is based on maintaining quality standards that prevent U.S. Food and Drug Administration inspection observations and warning letters. The modifier is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

➤	We hold an annual advisory vote regarding named executive officer compensation. Last year, 96% of votes cast were in favor of our say-on-pay resolution.

For additional information, see the CD&A and Executive Compensation sections of this Proxy Statement.

Corporate Governance Highlights

Strong Lead Independent Director SEE PAGE 12	Annual Board and Committee Evaluation Processes SEE PAGE 13	Robust Risk Management Program SEE PAGE 12
Stock Ownership Guidelines for Named Executive Officers and Directors SEE PAGES 22 AND 44	Annual Board of Director Elections and Majority Voting for Directors SEE PAGE 4	Regular Executive Sessions of Independent Directors SEE PAGE 12

Maintain High Ethical Standards Through Written Policies and Actions (Includes Codes of

Conduct, U.S. Patient Privacy Principles, Political Contribution Policy, and Policies Regarding

Environmental, Health and Safety and the Use of Animals)

SEE PAGE 22 AND OUR INVESTOR RELATIONS WEBSITE

Board Proposes Proxy Access SEE PAGE 69

PROXY STATEMENT

Medtronic plc

Registered Address—

20 on Hatch, Lower Hatch Street

Dublin 2, Ireland

This proxy statement, the accompanying proxy form, Medtronic’s annual report for the year ended April 29, 2016, and our Irish Statutory Financial Statements for the year ended April 29, 2016 will be made available or sent to shareholders commencing on or about October 28, 2016.

Voting by Proxy

Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.

Appointments of proxies can be made as detailed in the section entitled Proxy Summary. In particular, if you are a shareholder of record of Medtronic and you choose to submit your proxy by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Bradley E. Lerman and Keyna P. Skeffington as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

Proxy Solicitation

Medtronic’s Board of Directors solicits your proxy for use at the 2016 annual general meeting of shareholders and any adjournments or postponements of the meeting.

In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Medtronic has retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $21,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.

How Proxies will be Voted

The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election by separate resolution of the individuals nominated to serve as directors, for the ratification of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2017 and authorizing the Board of Directors, through the Audit Committee, to set its remuneration, for advisory approval of the Company’s executive compensation, for approval of amendments to the Company’s Articles of Association to implement “Proxy Access”, for approval of amendments to the Company’s Articles of Association to make certain administrative changes, for approval of amendments to the Company’s Memorandum of Association to make certain administrative changes, and for approval of amendments to the Company’s Articles of Association to clarify the Board’s sole authority to determine its size within the fixed limits in the Articles of Association. The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by fax, email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting, or by revoking it at the meeting. Attendance at the meeting will not, by itself, revoke a proxy. All properly executed or transmitted proxies not revoked will be voted at the meeting.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    1

PROXY STATEMENT

Voting at the Meeting

Each Medtronic shareholder of record at the close of business on October 11, 2016 is entitled to one vote for each share then held. As of July 1, 2016, 1,393,524,735 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.

At the 2016 annual general meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting. Adoption of proposals 1 to 3 will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy and adoption of proposals 4 to 6 will require the affirmative vote of 75% of the votes cast by the holders of ordinary shares represented at the general meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the annual general meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 29, 2016 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

Admission to the Meeting

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets must be requested no later than December 7, 2016. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:

➤	verifying your name and share ownership against our list of registered shareholders; or

➤	asking to review evidence of your share ownership as of October 11, 2016, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

Seating will begin at 7:30 a.m. and the meeting will begin at 8:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

2    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the benefits of Medtronic’s acquisitions, product launches and business strategies, and Medtronic’s intent to return capital to shareholders through dividends and share repurchases. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    3

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors is currently comprised of 13 members, all of whom serve for a term of one year. All nominees are currently Medtronic directors who were elected by shareholders at the 2015 annual general meeting. In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to vote for any substitutes who may be nominated in accordance with Medtronic’s Articles of Association. However, we have no reason to believe that this will occur.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2017:

RICHARD H. ANDERSON Executive Chairman and Retired Chief Executive Officer Delta Air Lines, Inc.	Director since 2002 age 61

Mr. Anderson served as Chief Executive Officer of Delta Air Lines, Inc., a commercial airline, from 2007 until 2016 when he retired and became the Executive Chairman of the board of directors of Delta Air Lines, Inc. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, and President, Commercial Services Group, of UnitedHealth Group Incorporated from 2006 to 2007, Executive Vice President of UnitedHealth Group and Chief Executive Officer of its Ingenix subsidiary from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Mr. Anderson serves on the board of directors of Delta Air Lines, Inc.

Director Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 25 years of business, operational, financial and executive management experience. He also serves on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic.

CRAIG ARNOLD Chairman and Chief Executive Officer Eaton Corporation	Director since 2015 age 56

Mr. Arnold has been Chairman and Chief Executive Officer of Eaton Corporation, a diversified industrial manufacturer, since June 1, 2016. From September 2015 to May 2016, Mr. Arnold served as President and Chief Operating Officer of Eaton Corporation. Prior to that, Mr. Arnold served as the Vice Chairman and Chief Operating Officer, Industrial Sector of Eaton Corporation. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold was appointed to the Board of Directors of Eaton Corporation in 2015. Within the past five years, Mr. Arnold served as a director of Covidien plc, a leading global healthcare products company.

Director Qualifications: With his years of managerial experience, both at Eaton and at General Electric, Mr. Arnold brings to the Board of Directors demonstrated management ability at senior levels. His position as Chief Operating Officer of the Eaton Industrial Sector gives Mr. Arnold critical insights into the operational requirements of a large, multinational company. In addition, in previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation.

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PROPOSAL 1 — ELECTION OF DIRECTORS

SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 age 54

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Director Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director. Additionally, Mr. Donnelly qualifies as an “audit committee financial expert” as defined by SEC rules.

RANDALL J. HOGAN, III Chairman & Chief Executive Officer Pentair plc	Director since 2015 age 60

Mr. Hogan has been the Chief Executive Officer of Pentair plc, an industrial manufacturing company, since January 2001 and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair and from March 1998 to December 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan is the immediate past Chair of the board of the Federal Reserve Bank of Minneapolis. Within the past five years, Mr. Hogan served as a director of Covidien plc and as a director of Unisys Corporation.

Director Qualifications: Having served in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gives Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys as well as on the Board of the Federal Reserve Bank of Minneapolis and service as former Chair of the Audit Committee of Covidien plc further augments his range of knowledge, providing experience on which he can draw while serving as a member of our Board and Audit Committee. Additionally, Mr. Hogan qualifies as an “audit committee financial expert” as defined by SEC rules.

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PROPOSAL 1 — ELECTION OF DIRECTORS

OMAR ISHRAK Chairman and Chief Executive Officer Medtronic plc	Director since 2011 age 60

Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Director Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 30 years in the health care industry and more than 34 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skills.

SHIRLEY ANN JACKSON, Ph.D. President Rensselaer Polytechnic Institute	Director since 2002 age 69

Dr. Jackson has been President of Rensselaer Polytechnic Institute, a technological research university, since 1999. She was Chair of the U.S. Nuclear Regulatory Commission under President Clinton from 1995 to 1999, and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. Dr. Jackson currently serves as co-chair of The President’s Intelligence Advisory Board, appointed by President Obama in 2013. She is a recipient of the National Medal of Science, a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, the American Physical Society, and the Royal Academy of Engineering (U.K.). She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of FedEx Corporation, a global courier delivery company, Public Service Enterprise Group, a publicly owned gas and electric company in the state of New Jersey, and International Business Machines Corporation, a multinational technology and consulting corporation. Within the past five years, Dr. Jackson also served as a director of Marathon Oil Corporation, a company with international operations in exploration and production, oil sands mining and integrated gas.

Director Qualifications: Dr. Jackson’s qualifications to serve on our Board include her leadership experience in government, industry and within a number of educational organizations (President, Rensselaer Polytechnic Institute; Trustee, M.I.T.), including those that bring technological innovation to the marketplace. In addition, Dr. Jackson serves on the boards of directors of other public companies and has accumulated over 33 years of audit, compensation, and governance and nominating committee experience, including as chair. Her leadership and strategic and innovative insight make her a valuable contributor to our Board. Additionally, Dr. Jackson qualifies as an “audit committee financial expert” as defined by SEC rules.

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PROPOSAL 1 — ELECTION OF DIRECTORS

MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 age 65

Governor Leavitt has been founder and Chairman of Leavitt Partners, a healthcare and food safety consulting firm, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003. He is a director of HealthEquity, Inc., a health savings custodian, and American Express Company, a global services company.

Director Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern, and overseeing Leavitt Partners, LLC’s work advising clients in the health care and food safety sectors. Mr. Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 age 67

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004 when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004, including serving as Senior Advisor of Cerberus Operations and Advisory Company, LLC, a private investment firm. Within the past five years, Mr. Lenehan served as a director of Talecris Biotherapeutics Holding Corp, a global biopharmaceutical company.

Director Qualifications: Mr. Lenehan’s qualifications to serve on our Board include 31 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His management ability at senior levels and financial experience make his input valuable to Medtronic.

ELIZABETH G. NABEL, M.D. President of Brigham & Women’s Healthcare	Director since 2014 age 64

Elizabeth Nabel, M.D., has been President of Brigham & Women’s Healthcare, hospitals operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies and research laboratories, as well as Harvard Medical School’s second largest teaching affiliate. Dr. Nabel has also been a Professor of Medicine at Harvard Medical School since 2010. Prior to that, Dr. Nabel held a variety of roles at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training, and education programs to promote the prevention and treatment of heart, lung, and blood diseases, from 1999 to 2009, including as Director. Dr. Nabel is an elected member of the National Academy of Medicine of the National Academy of Sciences.

Director Qualifications: Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. Dr. Nabel has a deep understanding of medical sciences and innovations, as well as physicians and other health care providers who are central to the use and development of our products.

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PROPOSAL 1 — ELECTION OF DIRECTORS

DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 age 58

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of American Airlines Group, Inc., a commercial airline, and Calpine Corporation, a national power generation company based in the United States. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Within the past five years, Ms. O’Leary served as a director of US Airways Group, Inc., a commercial airline.

Director Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 age 62

Mr. Powell has been Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, since 2008 and Chief Executive Officer of General Mills, Inc. since 2007. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979.

Director Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also serves on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director. Additionally, Mr. Powell qualifies as an “audit committee financial expert” as defined by SEC rules.

ROBERT C. POZEN Former Chairman MFS Investment Management	Director since 2004 age 69

Mr. Pozen was Chairman of MFS Investment Management and a director of MFS Mutual Funds from 2004 to 2010, and Chairman Emeritus of MFS Investment Management from 2010 to 2011. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003 and the John Olin Visiting Professor at Harvard Law School from 2002 to 2003. He also was Vice Chairman of Fidelity Investments from 2000 to 2001 and President of Fidelity Management & Research from 1997 to 2001. From 2007 to 2008, he was the chairman of the SEC Advisory Committee on Improvements to Financial Reporting; and from January 2008 through June 2015, he was a senior lecturer at Harvard Business School. Mr. Pozen currently serves on the board of Nielsen Holdings N.V., a global information and measurement company, and on the board of Asset Management Company, a fund management subsidiary of The World Bank Group. As of July 2015, he is a senior lecturer at M.I.T. Sloan School of Management. As of October 2015, he is a member of the advisory board of Perella Weinberg Partners.

Director Qualifications: Mr. Pozen’s qualifications to serve on our Board include his many successful investing experiences. He also served on President George W. Bush’s Commission to Strengthen Social Security and as Secretary of Economic Affairs for Massachusetts Governor Mitt Romney. His extensive financial knowledge, previous performance as a board member, and years of work in corporate governance make Mr. Pozen a qualified and valuable director. Additionally, Mr. Pozen qualifies as an “audit committee financial expert” as defined by SEC rules.

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PROPOSAL 1 — ELECTION OF DIRECTORS

PREETHA REDDY Executive Vice Chairperson Apollo Hospitals Enterprise Limited	Director since 2012 age 58

Ms. Reddy has been Managing Director of Apollo Hospitals Enterprise Limited, a specialized hospital system in India and a division of The Apollo Group, since 1993. Prior to that she was Joint Managing Director from 1991-1993 and Director of Apollo Hospitals since February 1989. Ms. Reddy serves on several boards under the Apollo Group, an owner of for-profit educational institutions. She is a member of the Wipro Business Leadership Council, and Senior Vice President of the All India Management Association (AIMA).

Director Qualifications: Ms. Reddy’s qualifications to serve on our Board include her extensive experience in the field of health and managing the operations of one of the largest hospital chains in India and its network of highly skilled professionals. She also serves on the Boards of Directors of other organizations. Ms. Reddy has worked with industry bodies and government in India to advance health care in India. Her extensive experience in health care in developing countries and in managing complex organizations makes her a valuable director.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Director Independence

Under the New York Stock Exchange Corporate Governance Standards, to be considered independent, the Board must affirmatively determine that a director has no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Standards: Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan, Powell and Pozen, Drs. Jackson and Nabel, Gov. Leavitt and Mses. O’Leary and Reddy. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified by Medtronic’s Standards for Director Independence, which correspond to the New York Stock Exchange standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

➤	being a current employee, or having an immediate family member who is an executive officer, of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services, and each such relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship (Messrs. Anderson, Arnold, Donnelly, Hogan, Lenehan, Powell and Pozen, Drs. Jackson and Nabel and Ms. Reddy);

➤	being an executive officer, director and less than 50% equity owner of an entity that receives immaterial payments from Medtronic for professional services, which relationship, through the relevant entity, relates to limited consulting services and is not a material relationship (Gov. Leavitt); and

➤	being an employee or executive officer of a non-profit organization to which Medtronic or The Medtronic Foundation has made immaterial contributions (Mr. Pozen, Drs. Jackson and Nabel).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that they were made in the ordinary course of business, the directors had no role with respect to the Company’s decision to make any of the purchases or sales or to engage in the relationship, the nature and amount of payments involved in the transactions would not influence the directors’ objectivity in the boardroom or have a meaningful impact on any such director’s ability to satisfy his or her fiduciary standards on behalf of Medtronic’s shareholders.

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PROPOSAL 1 — ELECTION OF DIRECTORS

In the course of fulfilling its duties, the Board of Directors also considered relationships in which the director had a further removed relationship with the relevant third party, such as being a director or trustee (rather than an employee or executive officer) of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.

Related Transactions and Other Matters

The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and any other information regarding the interested transaction or the related party that would be material to investors in light of the circumstances. An interested transaction may be approved only if it is determined in good faith that, under all of the circumstances, the interested transaction is in the best interests of Medtronic and its shareholders. In addition, the Nominating and Corporate Governance Committee has reviewed certain categories of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is not expected to exceed $1 million. Finally, the policies provide that no director shall participate in any discussion or vote regarding an interested transaction for which he or she is a related party, except that the director shall provide all relevant information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

➤	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;

➤	Medtronic is a participant; and

➤	any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than ten percent beneficial owner of another entity).

An “interested transaction” includes a material amendment or modification to an existing interested transaction.

A “related party” is defined as any:

➤	person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

➤	greater than five percent beneficial owner of Medtronic’s ordinary shares; or

➤	immediate family member of any of the foregoing, as such terms are interpreted under Item 404 of Regulation S-K.

During fiscal year 2016, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Senior Leadership Development Rotation Program Associate. The Leadership Development Rotation Program is a three year program designed to place high-potential, high-performing graduates of an MBA program in two 18 month placements in different business units of Medtronic. The aggregate value of the compensation paid to Ms. Sarah Powell during fiscal year 2016 was approximately $127,400, which included salary and bonus. In addition, Ms. Powell received the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2016. Ms. Sarah Powell is not an executive officer of, and does not have a key strategic role within, Medtronic.

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PROPOSAL 1 — ELECTION OF DIRECTORS

During fiscal year 2017, Christopher Ellis, a son of Gary Ellis, former Chief Financial Officer, became employed by Medtronic as a Senior Finance Program Manager. The aggregate value of the compensation paid to Christopher Ellis on an annualized basis is expected to be approximately $184,000, which includes salary and bonus. In addition, Christopher Ellis will receive the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2017. Christopher Ellis is not an executive officer of, and does not have a key strategic role within, Medtronic.

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GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors has adopted Principles of Corporate Governance (the “Governance Principles”), last amended December 2015. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

➤	A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Currently one director, Medtronic’s Chairman and Chief Executive Officer, is not independent.

➤	Medtronic maintains Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

➤	The Nominating and Corporate Governance Committee consists of all independent directors and oversees an annual evaluation of the Board.

Our Governance Principles, the charters of our Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com/corporate-governance/index.htm. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director and Chairman; Executive Sessions

Mr. Ishrak, our Chief Executive Officer, also serves as Chairman of the Board. The Board believes that it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of and experience in the global health care industry generally and in the medical device industry specifically. This knowledge and experience will be critical in identifying strategic priorities and providing unified leadership in the execution of strategy.

Our designated “Lead Director” is Richard H. Anderson, and he presides as chair at regularly scheduled meetings of the independent directors. Mr. Anderson suggests agenda items for Board meetings and reviews and approves the agendas for each meeting of the Board of Directors and its Committees. He presides over the directors’ annual evaluation of the Board and advises Mr. Ishrak on the conduct of Board meetings, facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two. As Lead Director, Mr. Anderson collaborates with Mr. Ishrak to recommend committee leadership and membership to the Nominating and Corporate Governance Committee and also receives all committee materials in addition to those committees upon which he serves. In addition, Mr. Anderson acts as the focal point on the Board concerning issues such as corporate governance and suggestions from non-management directors, especially on sensitive issues.

Four regular meetings of our Board were held in fiscal year 2016. At each Board meeting, our independent directors meet in executive session with no Company management present.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks identified through the ERM program. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

➤

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our

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internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

➤	The Finance Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

➤	The Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

➤	The Quality and Technology Committee assists the Board of Directors in its oversight of risk relating to product quality and safety and research.

Committees of the Board and Meetings

Our five standing Board committees — Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2016. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual General Meeting of Shareholders. All directors attended the last Annual General Meeting.

The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2016.

	Board	Audit	Compensation	Finance	Nominating and Corporate Governance	Quality and Technology
Mr. Anderson	X		X		Chair
Mr. Arnold	X		X		X
Mr. Donnelly	X	X	X			X
Mr. Hogan	X	X		X
Mr. Ishrak	Chair
Dr. Jackson	X	Chair			X
Gov. Leavitt	X			X		X
Mr. Lenehan	X			X		Chair
Dr. Nabel	X				X	X
Ms. O’Leary	X		X	X
Mr. Powell	X	X	Chair		X
Mr. Pozen	X	X		Chair
Ms. Reddy	X			X		X
Number of fiscal year 2016 meetings	6	10	6	5	4	5

The principal functions of our five standing committees — the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, and the Quality and Technology Committee — are described below.

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GOVERNANCE OF MEDTRONIC

Audit Committee

Shirley Ann Jackson, Ph.D. (Chair)

Scott C. Donnelly

Randall J. Hogan, III

Kendall J. Powell

Robert C. Pozen

The functions of the Audit Committee include:

➤	Overseeing the integrity of Medtronic’s financial reporting

➤	Overseeing the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors

➤	Overseeing Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to physicians and other health care providers

➤	Reviewing with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies

➤	Reviewing annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K

➤	Reviewing and discussing with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases

➤	Reviewing major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Medtronic

➤	Discussing policies with respect to risk assessment and risk management, as well as the major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures

➤	Undertaking the appointment, compensation (subject to the requirements of Irish corporate law), retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee

➤	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm

➤	Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review and any recent investigations by regulatory or professional agencies, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic

➤	Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent auditor itself

➤	Establishing clear policies for hiring current and former employees of the independent registered public accounting firm

➤	Preparing the Report of the Audit Committee

➤	Meeting with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit

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➤	Reviewing the results of the annual audit examination

➤	Considering, at least annually, the independence of the independent registered public accounting firm

➤	Reviewing the adequacy and effectiveness of Medtronic’s internal control over financial reporting and disclosure controls and procedures

➤	Reviewing candidates for the positions of Chief Financial Officer and Controller of Medtronic

➤	Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

➤	Meeting privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm

➤	Meeting privately in executive session with the Chief Ethics and Compliance Officer, and approving any decisions with regard to hiring, terminating, disciplining, or compensating the Chief Ethics and Compliance Officer

Audit Committee Independence and Financial Experts

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to Audit Committee members. In addition, the Board has determined that all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may also delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

Kendall J. Powell (Chair)

Richard H. Anderson

Craig Arnold

Scott C. Donnelly

Denise M. O’Leary

The functions of the Compensation Committee include:

➤	Reviewing compensation philosophy and major compensation programs

➤	Annually reviewing executive compensation programs; annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives, as well as input from the Nominating and Corporate Governance Committee; determining and approving the total compensation of the Chief Executive Officer and annually approving the total compensation of all other executive officers, including base salaries

➤	Administering and determining incentive compensation plans and equity-based compensation plans and approving stock and other long-term incentive awards

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➤	Monitoring compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines

➤	Reviewing new compensation arrangements and reviewing and recommending to the Board employment agreements and severance arrangements for senior executive officers

➤	Reviewing and discussing with management the Compensation Discussion and Analysis required by the rules of the SEC and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

➤	Assisting the Board in reviewing results of any shareholder advisory votes, responding to other shareholder communications as such relate to the compensation of senior executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes

➤	Preparing the Committee’s report to be included in Medtronic’s annual proxy statement

➤	Assessing the Company’s risk relating to its compensation policies and practices

➤	The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee may also delegate certain of its responsibilities to one or more designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 25 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Independence

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10C-1, all members of the Compensation Committee meet the additional independence standards applicable to Compensation Committee members.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Kendall J. Powell (Chair), Richard H. Anderson, Craig Arnold, Scott C. Donnelly, and Denise M. O’Leary. No member of the Compensation Committee during fiscal year 2016 was ever an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2016 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2016, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Senior Leadership Development Rotation Program Associate as further described in this proxy statement under “Proposal 1 — Election of Directors — Related Transactions and Other Matters” beginning on page 10.

Compensation Risk Assessment

We conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., and included an update to a comprehensive internal survey used in fiscal year 2010 that was designed to identify material policies and practices to be assessed, a review of the identified compensation plans and practices against the evaluation framework and an identification of mitigating factors with respect to any risks.

In particular, as a result of the assessment, we noted that:

➤	Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees.

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➤	Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance; between cash and equity compensation; and with long-term incentive performance targets being established at the beginning of each of our overlapping three year performance periods to reduce the incentive to maximize performance during any one year

➤	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different than the long-term performance measures

➤	Executives and directors are subject to stock ownership and retention guidelines which require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. As of July 14, 2016, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their more recent appointments, Mr. Donnelly, Gov. Leavitt, Dr. Nabel and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

➤	Medtronic has in place policies designed to recoup improper payments or gains from incentive and equity compensation paid or granted to executives

Finance Committee

Robert C. Pozen (Chair)

Randall J. Hogan, III

Michael O. Leavitt

James T. Lenehan

Denise M. O’Leary

Preetha Reddy

The functions of the Finance Committee include:

➤	Reviewing and approving management’s recommendations to the Board for significant capital expenditures

➤	Reviewing, approving and monitoring significant strategic transactions

➤	Reviewing and overseeing management’s plans and objectives for the capitalization of the Company

➤	Reviewing and approving management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies

➤	Reviewing and approving management’s recommendations to the Board regarding dividends

➤	Reviewing and approving management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock

➤	Reviewing and approving management’s recommendations for the Corporate Cash Investment Policy

➤	Reviewing management’s decisions regarding certain financial aspects of the Company’s employee benefit plans

➤	Reviewing and overseeing the Company’s tax strategies

➤	Reviewing with management the Company’s strategies for management of significant financial risks and contingent liabilities

➤	Reviewing and recommending to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

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Nominating and Corporate Governance Committee

Richard H. Anderson (Chair)

Craig Arnold

Shirley Ann Jackson, Ph.D.

Elizabeth Nabel, M.D.

Kendall J. Powell

The functions of the Nominating and Corporate Governance Committee include:

➤	Identifying, evaluating and recommending to the Board individuals for the Board to nominate for election as directors

➤	Formulating and administering policies and procedures for identifying, evaluating and recommending director candidates, including nominees recommended by shareholders

➤	Reviewing and making recommendations to the Board whether members of the Board should stand for re-election

➤	Considering any resignation offered by a director

➤	Developing an annual evaluation process for the Board and its committees

➤	Recommending to the Board directors to serve as members of each committee and recommending any changes to the Board or standing committees that the Committee believes desirable

➤	Monitoring emerging corporate governance trends and overseeing and evaluating the Company’s corporate governance policies and programs

➤	Reviewing the Company’s Principles of Corporate Governance at least annually and recommending changes to the Board

➤	Reviewing shareholder proposals and recommending to the Board proposed Company responses to such proposals

➤	Reviewing, in accordance with the Company’s Related Party Transaction Policies and Procedures, transactions and relationships with related parties that are required to be approved or ratified thereunder and reviewing the Company’s Related Party Transactions Policies and Procedures on a periodic basis and recommending changes to the Board

➤	Reviewing the Company’s Standards for Director Independence, recommending any desirable modifications to the standards, and providing at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors

➤	Reviewing at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determining which directors are “financial experts”

➤	Overseeing and reviewing on a periodic basis the continuing education program for directors and the orientation program for new directors

➤	Providing advice to the Board regarding director compensation and benefits

➤	Establishing stock ownership guidelines for directors and recommending changes to the Board

➤	Reviewing Medtronic’s corporate political contributions

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, Ireland. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, it considers candidates from a variety of

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sources, including using third-party search firms, to assist it to identify, evaluate and conduct due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Principles of Corporate Governance. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s Articles of Association, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 76 of this proxy statement.

Quality and Technology Committee

James T. Lenehan (Chair)

Scott C. Donnelly

Michael O. Leavitt

Elizabeth Nabel, M.D.

Preetha Reddy

The functions of the Quality and Technology Committee include:

➤	Providing assistance to the Board in its oversight of product quality and safety, scientific and technical direction, and human and animal studies

➤	Overseeing risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators (including the U. S. Food and Drug Administration (“FDA”) and various notified bodies); and review of important product quality issues and field actions

➤	Overseeing the innovation strategy of the Company, including an assessment of portfolio competitive superiority and disruptive technology impacts; approach to new mark creation; monitoring overall effectiveness of research and development; a periodic targeted review of the IP strategy and portfolio; a technology evaluation of potential acquisitions for alignment with corporate strategy; and an assessment and evaluation of the economic value proposition of new and existing products

➤	Overseeing risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

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Director Compensation

All of our non-employee directors are paid an annual cash retainer and receive annual equity awards. A supplemental annual cash retainer is also paid to committee chairs, the Lead Independent Director, and non-chair audit committee members. Directors who are Medtronic employees receive no fees for their services as directors. The Compensation Committee retained Towers Watson to conduct a review of competitive market practices for board of director compensation. Following such review, the Compensation Committee found the compensation program to be appropriate and no changes were made to the program this year. The principal features of the compensation received by our non-employee directors for fiscal year 2016 are described below.

Director Compensation
Annual Cash Retainer	$175,000
Committee Chair Stipends:
Audit	$25,000
Compensation	$20,000
Nominating & Corporate Governance	$20,000
Finance	$20,000
Quality & Technology	$20,000
Lead Independent Director Stipend	$40,000
Member Audit Committee	$15,000

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2016. No additional compensation was provided to Mr. Ishrak for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards	Total(3)
Richard H. Anderson	$235,000	$148,610	$383,610
Craig Arnold(1)	$175,000	$42,906	$217,906
Scott C. Donnelly	$190,000	$148,610	$338,610
Randall Hogan, III(1)	$190,000	$42,906	$232,906
Shirley Ann Jackson	$200,000	$148,610	$348,610
Michael O. Leavitt	$175,000	$148,610	$323,610
James T. Lenehan	$195,000	$148,610	$343,610
Elizabeth Nabel(2)	$175,000	$93,738	$268,738
Denise M. O’Leary	$175,000	$148,610	$323,610
Kendall J. Powell	$210,000	$148,610	$358,610
Robert C. Pozen	$210,000	$148,610	$358,610
Preetha Reddy	$175,000	$148,610	$323,610
(1)	Messrs. Arnold and Hogan’s stock compensation was pro-rated for time on the Medtronic board effective on January 27, 2015.
(2)	Dr. Nabel’s stock compensation was pro-rated as a result of her appointment to the Board effective September 2014.
(3)	These amounts do not include the amount related to the excise tax disclosed in the 2015 proxy statement. The final excise tax payments for each director were:
•	Richard H. Anderson: $791,318
•	Craig Arnold: $192,553
•	Scott C. Donnelly: $99,696

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•	Randall Hogan, III: $200,212
•	Shirley Ann Jackson: $741,942
•	Michael O. Leavitt: $221,010
•	James T. Lenehan: $613,290
•	Elizabeth Nabel: $31,074
•	Denise M. O’Leary: $823,513
•	Kendall J. Powell: $642,923
•	Robert C. Pozen: $659,962
•	Preetha Reddy: $132,040

Fees Earned or Paid in Cash. The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 13 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards. Effective at the close of the Covidien acquisition, directors are granted restricted stock units on the first day of the fiscal year in an amount equal to $175,000 divided by the fair market value of a share of Medtronic ordinary shares on the date of grant. Grants are made on a pro rata basis for participants who are directors for less than the entire preceding plan year and reduced by 25% for those directors who failed to attend at least 75% of the applicable meetings during such fiscal year. The restricted stock units vest on the one-year anniversary of the grant date. Dividends paid on Medtronic ordinary shares are credited to a director’s stock unit account in the form of additional units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

The stock awards column represents aggregate grant date fair value of the restricted stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation.

Stock Holdings. Non-employee directors held the following shares of restricted stock, stock options, and deferred stock units as of April 29, 2016:

Non-Employee Director	Restricted Stock	Stock Options	Deferred Stock Units
Richard H. Anderson	—	8,577	27,128
Craig Arnold	—	15,109	0
Scott C. Donnelly	—	0	2,035
Randall Hogan, III	—	15,109	0
Shirley Ann Jackson	—	2,600	27,945
Michael O. Leavitt	—	0	7,204
James T. Lenehan	—	10,471	20,950
Elizabeth Nabel	—	0	0
Denise M. O’Leary	—	8,577	29,226
Kendall J. Powell	—	10,061	20,081
Robert C. Pozen	—	4,484	24,563
Preetha Reddy	—	0	3,754

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GOVERNANCE OF MEDTRONIC

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic plc Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after tax shares for one year following grant of equity compensation awards. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant of the shares or when the ownership guidelines are met. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of July 1, 2016, all directors were in compliance with the stock ownership and retention policy; however, due to their more recent appointments, Mr. Donnelly, Gov. Leavitt, Dr. Nabel and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

Deferrals. Prior to the Covidien acquisition, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld, and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) Plan. Director participation in the program was discontinued effective as of the close of the Covidien acquisition.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Shareholders may also communicate with our independent directors via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic through management or our legal counsel or by using Medtronic’s confidential compliance line. In addition, our Code of Ethics for Senior Financial Officers provides specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the About Medtronic — Corporate Governance section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

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SHARE OWNERSHIP INFORMATION

Significant Shareholders

The following table shows information as of July 1, 2016, concerning each person who is known by us to beneficially own more than 5% of our ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(1)	89,739,674	N/A	6.44%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	82,268,658	N/A	5.90%
FMR LLC, 245 Summer Street, Boston, MA 02210(3)	78,881,479	N/A	5.66%
Wellington Management Group LLP, 280 Congress St, Boston, MA 02210(4)	71,719,147	N/A	5.15%
(1)	The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by The Vanguard Group, and provided to Medtronic, reporting ownership as of February 10, 2016. On such date, Vanguard, together with its affiliates, held indirect voting power over 89,739,674 ordinary shares. Based upon 1,393,524,735 shares outstanding as of July 1, 2016, the shareholder beneficially owns approximately 6.44% of our shares outstanding.
(2)	The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by BlackRock, Inc. and provided to Medtronic, reporting ownership as of February 9, 2016. On such date, BlackRock, together with its affiliates, held indirect voting power over 82,268,658 ordinary shares. Based upon 1,393,524,735 shares outstanding as of July 1, 2016, the shareholder beneficially owns approximately 5.90% of our shares outstanding.
(3)	The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by FMR LLC and provided to Medtronic, reporting ownership as of February 12, 2016. On such date, FMR LLC, together with its affiliates, held indirect voting power over 78,881,479 ordinary shares. Based upon 1,393,524,735 shares outstanding as of July 1, 2016, the shareholder beneficially owns approximately 5.66% of our shares outstanding.
(4)	The information for security ownership of this beneficial owner is based on a Standard Form TR-1 filed by Wellington Management Group LLP, together with its affiliates, and provided to Medtronic, reporting ownership as of February 11, 2016. On such date, FMR LLC, together with its affiliates, held indirect voting power over 71,719,147 ordinary shares. Based upon 1,393,524,735 shares outstanding as of July 1, 2016, the shareholder beneficially owns approximately 5.15% of our shares outstanding

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SHARE OWNERSHIP INFORMATION

Beneficial Ownership of Management

The following table shows information as of July 1, 2016 concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares(7)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	69,318	27,128
Craig Arnold	30,672	15,109
Michael J. Coyle(2)	407,791	358,857
Scott C. Donnelly(3)	4,105	2,035
Gary L. Ellis	761,596	662,601
Bryan Hanson	320,286	274,200
Randall Hogan, III	30,503	15,109
Omar Ishrak	847,651	682,166
Shirley Ann Jackson.	33,887	30,545
Michael O. Leavitt	9,195	7,204
James T. Lenehan	46,284	31,421
Bradley E. Lerman	58,728	49,466
Elizabeth Nabel	1,090	0
Denise M. O’Leary	57,146	37,803
Kendall J. Powell(4)	34,967	30,142
Robert C. Pozen(5)	55,572	29,047
Preetha Reddy	5,617	3,754
Directors and executive officers as a group (23 persons)(6)	3,549,571	2,940,977
(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his adult son. Includes 4,800 shares held by Mr. Anderson’s spouse’s trust.
(2)	Includes 4,105 shares held by Mr. Coyle’s spouse and 250 shares held by family trust.
(3)	Includes 245 shares held by Mr. Donnelly’s spouse’s trust.
(4)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.
(5)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.
(6)	As of July 1, 2016, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately .254% of the shares outstanding.
(7)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting and payable within 60 days (on or before December 10, 2016) and the right to receive shares for deferred stock units within 60 days (on or before December 10, 2016) upon a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2016, all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s ordinary shares pursuant to Section 16(a) of the Exchange Act, except that due to Medtronic’s administrative oversight, Bryan Hanson failed to timely file a Form 4 reflecting the withholding of shares for taxes on a restricted stock vesting.

24    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) lays out the principles underlying our executive compensation programs and provides important context supporting the key executive compensation decisions that were made for Fiscal Year 2016 for the following named executive officers (“NEOs”) listed in order as they appear in the Summary Compensation Table:

Name	Job Title
Omar Ishrak	Chairman and Chief Executive Officer
Gary L. Ellis	Executive Vice President and Chief Financial Officer[1]
Michael J. Coyle	Executive Vice President and Group President, Cardiac and Vascular Group
Bradley E. Lerman	Senior Vice President, General Counsel, Corporate Secretary
Bryan C. Hanson	Executive Vice President and Group President, Minimally Invasive Therapies Group

Medtronic, Inc. became an indirect, wholly-owned subsidiary of Medtronic plc, a newly-formed Irish holding company, on January 26, 2015. Each of the executive officers of Medtronic, Inc. became executive officers of Medtronic plc, and the compensation programs of Medtronic, Inc. generally continue to be in place.

This CD&A is organized under the following sections:

➤	Executive Summary

➤	Executive Compensation Philosophy

➤	Elements of Executive Compensation

➤	Executive Compensation Benchmarking

➤	Fiscal Year 2016 Compensation Decisions

➤	Fiscal Year 2016 Annual and Long-Term Incentive Plan Payouts

➤	Other Benefits and Perquisites

➤	Share Ownership, Share Retention, and Clawback Policies

➤	Tax and Accounting Implications

Executive Summary

Business Environment

Fiscal Year 2016 was a transformative year for the Company, as it represented the first full year after the Company closed the largest ever MedTech acquisition — the acquisition of Covidien. During Fiscal Year 2016, we continued to build momentum within our businesses by integrating the Covidien portfolio with and into the legacy Medtronic business and achieving solid financial and operational performance. Although foreign currency translation negatively impacted revenue, the Company experienced strong, balanced revenue growth across our groups and geographic regions, growing above the market and exceeding revenue growth projection. Highlights from our Fiscal Year 2016 earnings release on May 31, 2016 are summarized below:

➤	Revenue increased 7% to $28.8 billion measured on a constant currency, comparable basis and including Covidien plc in the prior year comparison which aligns Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters[2].

➤	Fiscal Year 2016 non-GAAP earnings increased by 31% to $6.228 billion.

[1]	Effective June 20, 2016, Mr. Ellis transitioned out of the Executive Vice President and Chief Financial Officer role and in to the Executive Vice President of Global Operations and Information Technology role with the Company.
[2]	Revenue growth rate and diluted EPS are provided on a comparable, constant currency basis, are adjusted for the favorable extra week in 2016, and are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    25

COMPENSATION DISCUSSION AND ANALYSIS

➤	Adjusted diluted earnings per share on a non-cash basis increased by 2% to $4.37.

Executive Compensation Philosophy

Our executive compensation philosophy enables us to attract, retain and engage world-class executive talent. Its key principles continue to be:

➤	Provide comprehensive, market competitive compensation and benefit programs

➤	Target total direct compensation in relation to the median market range, using data from our 28 company comparison group, which best reflects our talent market

➤	Executive compensation programs shall predominately be tied to long-term company performance

Compensation Actions

Fiscal Year 2016 Actions:

Key compensation decisions for our NEOs included the following for Fiscal Year 2016:

Compensation	Decision
Base Salary	Increased by 4.9% on average, in line with the change to our competitive market median values following the Covidien acquisition and associated expansion of NEO job scopes.
Annual Incentive Plan Design	NEO target annual award opportunities are set in relation to the market median for each NEO, as defined by Medtronic’s compensation comparison group. Target awards for NEOs range from 85% to 175% of annual base salary. The annual incentive calculation continues to be solely based on revenue growth, adjusted diluted earnings per share growth, cash flow indicator and quality compliance performance goals. Targets equal the Company’s Board of Director approved Annual Operating Plan. Incentive payouts can range from 0% to a maximum of 200% of the target annual award opportunity. Upon achieving the earnings per share threshold, minimum payout for each performance measure continues to start at 50% of the target annual award opportunity.
Annual Incentive Plan Payouts	Fiscal Year 2016 annual incentive plan payout, which was based on revenue growth, adjusted diluted earnings per share growth and cash flow indicator goals, equaled 110.84% of the NEO’s respective target award opportunity.
Long-Term Incentive Award Design	Target award opportunities continued to be based on equally weighted stock options that vest pro rata over four years, restricted stock units that cliff-vest after three years, subject to an adjusted diluted earnings per share threshold, and long-term performance plan awards that cliff vest after three years, subject to attainment of revenue and return on invested capital goals.
FY2014 Restricted Units	Restricted stock units granted during Fiscal Year 2014 attained the adjusted diluted earnings per share performance threshold necessary to vest on July 29, 2016.
FY2014 Long-Term Performance Plan Awards	Long-term performance plan awards, which is the Company’s three-fiscal year cash incentive program, granted during Fiscal Year 2014 were based 50% on revenue growth and 50% on return on invested capital results and paid out at 100.00% of target award opportunity.

26    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

The following chart shows our Company’s performance relative to our performance goals and our actual award payouts relative to target awards for Fiscal Year 2016 for our annual incentive and long-term performance plans:

(1)	The Medtronic Quality Compliance Modifier was applied for a 5% reduction. Additional information can be found on page 40 of this proxy.

Compensation of our Chief Executive Officer

A pay for performance analysis that is summarized in the following chart for our chief executive officer (“CEO”), Mr. Ishrak, shows alignment between company performance and pay. Medtronic’s total shareholder return increased 36% during Fiscal Year 2015 compared to the CEO’s increase in Target Total Direct Compensation of 18% following Fiscal Year 2016.

The compensation of our CEO is positioned within the median range of our compensation comparison group and is based on the same design elements and performance standards that are applicable to the other NEOs. For Fiscal Year 2016, the Compensation Committee determined to increase his base salary by 3%, maintain his target annual incentive opportunity at 175% of base salary, and establish a long-term incentive opportunity of $13.0 million, to be equally allocated to stock options, restricted stock units, and long-term performance plan awards.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    27

COMPENSATION DISCUSSION AND ANALYSIS

The following chart presents the increase in target total direct compensation for our CEO for Fiscal Year 2016 as determined following Fiscal Year 2015. The increase in pay incorporates the increase in the market median range from Medtronic’s compensation comparison group established following the close of the Covidien acquisition in January 2015. From a performance perspective, we also present the total shareholder return for Fiscal Year 2015 for the Company, our compensation comparison group, and the third-party index in our stock performance graph.

--    Target total direct compensation represents base salary + target annual incentive + target long-term incentive

	FY 2015	FY 2016	% Change
Base Salary	$1,504	$1,549
Target Annual Bonus	$2,632	$2,711
Long-Term Incentives	$10,500	$13,000
Target Total Direct Compensation	$14,636	$17,260	18%

28    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance

In addition to ensuring that the annual and long-term cash incentive plan payouts align with performance, the Compensation Committee evaluates how the amount of annual cash compensation aligns with the Company’s performance when ranked against the comparison group. For purposes of this analysis, annual cash compensation represents the actual base salaries and annual bonuses paid for the last completed fiscal year. As shown in the table below for Fiscal Year 2016, total annual compensation for the CEO, CFO, and the average other NEOs is directionally aligned with the Company’s equally weighted composite ranking of “as reported” GAAP measures of size, profitability, and growth, and conservative relative to the Company’s total shareholder return:

One-Year Average Size and Performance Composite Rank			Total Annual Compensation (TAC) Rank ($000)									1-Year Total Shareholder Return
Size	Profitability	Growth	CEO			CFO			Other NEO
General Electric (GE)	GILD	ABBV	GE	$9,200	100%	GE	$4,100	104%	GE	$6,407	108%	LMT
Johnson & Johnson (JNJ)	ABBV	GILD	HON	$7,590	207%	UNH	$4,100	147%	PFE	$3,087	165%	BSX
Procter & Gamble (PG)	BIIB	AMGN	LMT	$7,081	200%	PFE	$3,635	200%	CSCO	$2,780	208%	GE
UnitedHealth Group (UNH)	IBM	BIIB	PEP	$6,892	148%	MRK	$3,606	151%	UNH	$2,567	145%	JNJ
Pfizer (PFE)	JNJ	UNH	KO	$6,200	144%	BMY	$2,928	189%	MRK	$2,407	158%	HON
IBM (IBM)	MMM	CSCO	PFE	$6,159	160%	LMT	$2,880	200%	AMGN	$2,391	176%	KO
Intel (INTC)	INTC	ABT	IBM	$6,050	90%	CSCO	$2,571	207%	BMY	$2,361	196%	UNH
Cisco Systems (CSCO)	MON	LMT	GILD	$5,766	150%	INTC	$2,566	94%	INTC	$2,283	94%	BMY
Coca-Cola (KO)	QCOM	HON	AMGN	$5,347	176%	LLY	$2,560	161%	PEP	$2,266	120%	PEP
Pepsico (PEP)	AMGN	UTX	PG	$5,290	66%	PEP	$2,554	123%	BA	$2,255	91%	LLY
United Technologies (UTX)	PEP	BA	ABT	$5,200	109%	AMGN	$2,385	176%	KO	$2,219	131%	MMM
Merck (MRK)	LMT	MDT	LLY	$5,123	161%	ABBV	$2,309	n/d	LMT	$2,209	198%	STJ
Boeing (BA)	KO	KO	CSCO	$5,100	182%	MDT	$2,038	111%	ABBV	$2,185	n/d	MDT
Medtronic (MDT)	HON	LLY	MRK	$4,902	151%	JNJ	$2,025	100%	GILD	$2,144	150%	PG
Gilead Sciences (GILD)	CSCO	IBM	BMY	$4,896	196%	ABT	$1,994	95%	HON	$2,019	221%	DD
Honeywell (HON)	BA	INTC	BA	$4,788	90%	GILD	$1,945	148%	LLY	$1,919	161%	CSCO
Amgen (AMGN)	BMY	MMM	ABBV	$4,564	96%	KO	$1,928	131%	JNJ	$1,840	100%	MRK
Qualcomm (QCOM)	PFE	JNJ	INTC	$4,555	94%	BA	$1,700	97%	PG	$1,642	68%	INTC
3M (MMM)	UNH	MON	MDT	$4,553	111%	HON	$1,679	243%	MDT	$1,588	111%	AMGN
Lockheed Martin (LMT)	PG	STJ	JNJ	$4,354	100%	IBM	$1,574	90%	IBM	$1,411	80%	PFE
AbbVie (ABBV)	STJ	BSX	UNH	$4,050	106%	PG	$1,521	66%	ABT	$1,337	94%	ABBV
Abbott Laboratories (ABT)	UTX	BMY	MMM	$3,778	105%	MMM	$1,174	95%	STJ	$1,319	97%	BA
Bristol-Myers Squibb (BMY)	LLY	PEP	MON	$3,485	70%	QCOM	$1,159	40%	UTX	$1,315	64%	UTX
Lilly (LLY)	MRK	PFE	BSX	$2,793	150%	DD	$1,088	40%	MON	$1,140	70%	IBM
Du Pont (DD)	DD	PG	BIIB	$2,720	56%	UTX	$1,075	54%	MMM	$1,111	100%	GILD
Biogen Idec (BIIB)	MDT	MRK	STJ	$2,564	97%	BIIB	$1,032	56%	BSX	$1,004	128%	ABT
Monsanto (MON)	GE	GE	DD	$2,443	40%	BSX	$1,016	150%	BIIB	$931	56%	MON
Boston Scientific (BSX)	ABT	QCOM	QCOM	$2,167	45%	MON	$953	70%	DD	$871	40%	QCOM
St. Jude Medical (STJ)	BSX	DD	UTX	$2,150	39%	STJ	$888	97%	QCOM	$725	55%	BIIB
Medtronic Rank = 54%	MDT Rank = 18%	MDT Rank = 63%	Medtronic Rank = 37%			Medtronic Rank = 56%			Medtronic Rank = 36%			MDT Rank = 58%
Medtronic Composite Rank = 45%			Medtronic Composite Rank = 43%
—	Italicized percentages under TAC columns represent actual annual bons payouts as a percentage of target bonus
—	Other NEO for Medtronic represents the average of Coyle, Hanson and Lerman

Consideration of “Say-on-Pay” and “Say-on-Frequency” Voting Results

For Fiscal Year 2015, Medtronic’s advisory vote on say-on-pay garnered shareholder support of 96%. The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of our 2015 shareholder “say-on-pay vote” in making compensation decisions during Fiscal Year 2016. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Based on this feedback and the 96% say-on-pay approval by shareholders in 2015, the Compensation Committee believes that shareholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining Fiscal Year 2016 compensation actions.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    29

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Practices

We maintain the following compensation practices, which demonstrate our commitment to strong compensation governance:

➤	Change-of-Control Policy: Our Change-of-Control (CIC) Policy requires a “double trigger” and only applies if a participant is involuntarily terminated without cause or terminates employment for good reason within three years after a CIC event. Our CIC policy also does not provide for any “golden parachute” excise tax gross-up;

➤	Stock Ownership Policy: Our Stock Ownership Policy requires the CEO to maintain ownership of Company shares equal to six (6) times annual salary and other NEOs to maintain shares equal to three (3) times annual salary. Until this guideline is met, the CEO must retain 75% of after-tax profit shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, our policy also requires that the CEO and other NEOs retain 75% and 50%, respectively, of after-tax profit shares received upon the vesting of an equity award for at least one year following the grant date of such award. As of July 14, 2016, all NEOs are in compliance with our Stock Ownership Policy;

➤	Forfeiture Policy: Our Stock Award and Incentive Plan provides that stock awards are forfeited when an NEO terminates employment with us for any reason other than retirement, disability, death, or termination under specific circumstances related to a Change in Control;

➤	Clawback Policy: Compensation policies include significant penalties for misconduct including a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct. Misconduct includes, among other things, a violation of our Code of Conduct, other fraudulent or illegal activity, violation of post-termination non-competition covenants, unauthorized disclosure of confidential information, and violation of business ethics or other business policies of our Company;

➤	Securities Trading Policy: Our Securities Trading policy prohibits NEOs and other employees from engaging in short sales of our shares, including sales against the box, or engaging in purchases or sales of puts, calls or other derivative securities based on our shares. Our policy also prohibits NEOs from purchasing our shares on margin, borrowing against our shares held in a margin account or pledging our shares as collateral for a loan, unless the NEO can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities.

Participants in Executive Compensation Design and Decision Making Process

Role of Compensation Committee

The Compensation Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Governance of Medtronic — Compensation Committee” beginning on page 15 of this proxy statement.

Independent Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates on compensation trends and regulatory developments, and counsels on program designs and specific compensation decisions related to our CEO and other executives. This is the only work completed by Frederic W Cook & Co, Inc. for Medtronic and such work is at the discretion and direction of the Committee.

30    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

In June 2013, the Compensation Committee adopted enhanced independence standards for outside consultants that mirror the New York Stock Exchange (“NYSE”) listing standards. This policy established an assessment framework to confirm and report on a consultant’s independence. It also requires a consultant to confirm its independent status according to the Compensation Committee’s standards. The Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis.

In light of the new NYSE listing standards, the Compensation Committee has considered the independence of the Independent Consultant. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from the Independent Consultant addressing its independence and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by the Independent Consultant, (ii) fees paid by us as a percentage of the Independent Consultant’s total revenue, (iii) policies or procedures of the Independent Consultant that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by the Independent Consultant and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The CEO is not present during Compensation Committee executive sessions, and does not make recommendations to the Compensation Committee, about his own compensation.

The next section of the 2016 CD&A provides details about Medtronic’s Executive Compensation and Benefits.

Detailed Information

This section of the CD&A provides details about Medtronic’s executive compensation program design, which was summarized in the preceding Executive Summary section.

Executive Compensation Philosophy

Our compensation programs align the interests of our NEOs with those of our shareholders. We provide market competitive programs that enable us to attract, retain and engage highly talented executives with a compensation package established pursuant to the following principles:

➤	Market Competitive. We offer market competitive total direct compensation consisting of base salary, an annual cash incentive and long-term cash and equity incentives.

➤	Pay-for-Performance. We emphasize pay for performance by fixing at least 75% of target total direct compensation (base salary + target annual incentive + target long-term incentive) on the attainment of annual and long-term company performance goals.

➤	Market Median Pay. We attempt to calibrate each element of total direct compensation to fall within a market median range that is approximately +/- 15% around median for base salary and annual incentive and approximately +/- 20% around median for long-term incentives and total direct compensation. We use the median because at least 75% of NEO compensation is tied to annual and long-term company performance such that performance that is above or below the median of our comparison group will generate compensation that is above or below the median compensation for the same group.

➤	Experience/Performance Adjustment. We leverage data from the market median of our compensation comparison group to identify our competitive market for talent and then we make appropriate adjustments for each NEO to ensure their competitive compensation is reflective of the NEO’s experience and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

➤	Comprehensive Benefit Programs. We enhance competitive total direct compensation with comprehensive employee benefit programs that support retirement, health and wellness. NEOs have the same health and retirement benefits as all employees.

➤	Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals are derived from our Board-approved annual operating plan and our Board-approved long-term strategic plan which are shared with investors.

➤	Focus on Quality. We emphasize quality through our annual incentive plan as payouts thereunder can be reduced if a quality compliance modifier performance threshold is not achieved. The quality modifier, which may reduce but not increase a payout, is based on maintaining quality standards that prevent U.S. Food and Drug Administration inspection observations and warning letters and is designed not to impede proactive quality actions such as product recalls and complaint handling procedures.

Elements of Executive Compensation

The chart below summarizes the various elements of our executive compensation program:

	Component	Performance Period (yrs.)	Basic Design	Purpose
Fixed	Base Salary	1	• Calibrated with the Comparison Group market median range	• Compensates for carrying out duties of the job • Recognizes individual experiences, skills, and sustained performance
	Benefits	1	• Health, retirement, and other life events • Market competitive benefits	• Same benefits available to Medtronic employees except for the Non-Qualified Deferred Compensation Program
	Perquisites	1	• Allowance covering expenses such as financial and tax planning, memberships, etc. • No tax gross-up	• Provide a modest allowance to be used in lieu of company provided perquisites
Variable At Risk	Annual Incentive Plan	1

•    Actual pay varies between 0% and 200% of the target annual award opportunity. Upon achieving the earnings per share threshold, minimum payout for each performance measure continues to start at 50% of the target annual award opportunity.

•    Uses revenue growth, diluted earnings per share growth, cash-flow indicator, and quality compliance performance measures

				• Rewards the accomplishment of annual operating plan based on Company performance
	Restricted Stock Units	3	• Granted annually • Vest 100 percent on the 3rd anniversary of grant date • Vesting is dependent on achieving a 3-year diluted earnings per share cumulative compound annual growth threshold	• Promotes stock ownership in Medtronic • Provides a retention component • Includes a performance based threshold that must be achieved for award vesting
	Stock Options	4	• Granted annually • Vest 25 percent per year starting on the 1st anniversary of grant date	• Aligns pay for performance by linking value to stock price appreciation and shareholder value creation
	Long-Term Performance Plan	3

•    Granted annually

•    Actual pay varies between 50% and 200% of target for each performance measure

•    3-year performance period

•    Uses cumulative revenue growth, and return on invested capital performance measures

•    Payable in cash if performance criteria satisfied

				• Aligns a portion of cash compensation to longer-term strategic financial goals not influenced by variability in the stock market

32    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

NEO Target Total Direct Compensation (TTDC) is composed of 84% – 91%

Pay at Risk with 68% - 75% of TTDC composed of long-term incentives

Executive Compensation Peer Review

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating compensation programs including base salary, annual incentive and long-term incentive. To facilitate our ability to benchmark competitive compensation levels and practices, the Compensation Committee established a 28-company compensation comparison group (“Comparison Group”). The Compensation Committee selected companies that comprise of the Comparison Group after discussing various recommendations from the Independent Consultant. The Comparison Group is selected using Committee approved criteria designed to identify companies that reflect:

➤	Our size (measured by revenue, market capitalization, and other size measures)

➤	Our complexity (global footprint and the Medical Device and Life Sciences industry).

➤	Companies with whom we are most likely to compete for talent.

The Compensation Committee utilizes benchmarking data from the Comparison Group to establish a competitive market median range within which individual NEO pay can be positioned to reflect each incumbent’s experience and performance. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance. In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO, and in certain circumstances the Compensation Committee may deviate from the targeted median range when warranted by review of such factors.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    33

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the selection criteria used by the Compensation Committee to select the Comparison Group:

Selection Criteria
Start with the 200 largest U.S. companies on revenue (Fortune 200) and market capitalization
Limit to 6 Global Industry Classification Standard Sectors 1. Health Care 2. Consumer Discretionary 3. Consumer Staples 4. Industrials 5. Information Technology 6. Materials

Consider the following criteria for selecting companies

1.     Overall company size

2.     Health care company

3.     Global operations

4.     Manufacturer

5.     Government contractor

6.     Information technology hardware

7.     Geographic competitor

Summarized below is a comparison of the Company to the Comparison Group in various measures of company financial and market size at the middle of Fiscal Year 2016:

	Latest 4 Quarters ($Mil.)		Latest Quarter ($mil.)		FYE Total Employees	10/31/2015 Market Capital.	Composite Percentile Rank
Company Name	Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity
General Electric	$146,598	$17,475	$581,310	$111,204	305,000	$291,989	97%
Johnson & Johnson	$70,517	$18,850	$133,266	$71,554	126,500	$279,544	89%
Procter & Gamble	$74,035	$15,141	$129,265	$61,220	110,000	$207,797	83%
Pfizer	$47,922	$14,516	$170,867	$66,811	78,300	$208,580	79%
UnitedHealth Group	$146,941	$11,318	$108,272	$33,114	170,000	$112,311	77%
Intl Business Machines	$83,795	$17,499	$108,649	$13,294	379,592	$135,893	76%
Intel	$55,162	$14,580	$98,552	$57,097	106,700	$159,785	73%
Cisco Systems	$49,598	$11,853	$111,773	$59,985	71,833	$146,764	70%
Coca-Cola	$45,166	$10,427	$93,008	$26,049	129,200	$184,180	68%
PepsiCo	$64,419	$9,830	$69,902	$13,604	271,000	$148,876	65%
United Technologies	$63,978	$9,618	$92,135	$30,525	211,500	$87,292	64%
Merck	$39,765	$8,489	$101,232	$45,587	70,000	$153,957	62%
Boeing	$97,009	$8,037	$98,998	$6,740	165,500	$99,204	59%
Medtronic plc	$28,531	$5,232	$104,626	$52,809	92,500	$104,494	54%
Gilead Sciences	$31,447	$21,340	$50,637	$17,418	7,000	$162,087	52%
Honeywell Intl.	$38,865	$6,335	$46,625	$17,760	127,000	$79,597	45%
Amgen	$21,457	$8,396	$71,869	$27,967	17,900	$119,426	44%
QUALCOMM	$25,281	$7,455	$50,796	$31,421	33,000	$93,361	43%
3M	$30,695	$7,108	$33,258	$12,186	89,800	$96,796	36%
Lockheed Martin	$45,745	$5,364	$39,617	$2,813	112,000	$67,553	34%
AbbVie	$21,911	$7,796	$54,832	$4,863	26,000	$98,572	33%
Abbott Laboratories	$20,573	$3,288	$41,725	$21,111	77,000	$66,772	31%
Du Pont	$32,172	$3,983	$40,302	$10,770	63,000	$55,564	28%
Lilly	$19,704	$3,884	$36,305	$15,221	39,135	$86,515	27%
Bristol-Myers Squibb	$16,531	$3,737	$31,779	$15,079	25,000	$110,023	26%
Monsanto	$15,001	$4,016	$21,920	$6,990	22,500	$41,002	14%
Biogen Idec	$10,562	$4,891	$20,728	$10,573	7,550	$64,756	14%
Boston Scientific	$7,314	$1,047	$18,215	$6,410	24,000	$24,568	7%
St Jude Medical	$5,533	$1,352	$11,125	$3,997	16,000	$17,978	2%
75th Percentile	$64,088	$12,519	$102,992	$36,232	127,550	$155,414
Mean	$47,418	$9,201	$88,106	$28,620	102,929	$121,455
Median	$39,315	$8,217	$62,367	$17,589	77,650	$104,614
25th Percentile	$21,236	$4,672	$38,789	$10,721	25,750	$76,586
Medtronic plc Rank	36%	29%	76%	80%	56%	50%

34    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

––	Companies are ranked in descending order based on overall average percentile rank
––	All financial and market data are taken from Standard & Poor’s Capital IQ

Fiscal Year 2016 Compensation Decisions

Fiscal Year 2016 Annual Base Salaries

Our philosophy is to maintain base salary within a +/- 15% range around the median base salary paid by our Comparison Group. The range allows for pay decisions to take into account individual factors such as performance, potential, expertise, and experience. At the beginning of each Fiscal Year, the Independent Consultant presents to the Committee an analysis that identifies the median base salary ranges for the CEO and each NEO when comparing the CEO and NEO to their respective, or substantially similar, positions in the Comparison Group. For example, the Independent Consultant analyzes Mr. Ellis’ compensation to that of the median base salary range for Chief Financial Officers of companies in the Comparison Group. Using this market data for each of the NEO’s, the Committee approves base pay increases to maintain base salary within the market median range, again, taking into account individual factors such as performance, potential, expertise, and experience.

As noted previously, Fiscal Year 2016 was the first full fiscal year that Medtronic operated following the acquisition of Covidien in January 2015. Based on Medtronic’s increased complexity as well as its new market capitalization exceeding $100 billion, the Compensation Committee established a new Comparison Group of companies to better reflect the increased complexity and size of Medtronic and to provide a better representation of the relevant talent market for Medtronic NEOs. To align with the target range of median values based on the new company profile, the Committee approved significant increases to NEO compensation. The increases were made to annual and long-term incentive plan targets for the NEOs, consistent with our executive compensation philosophy. Medtronic’s Board of Directors approved similar increases for the CEO.

The table below shows the Fiscal Year 2016 base salary increases for the CEO and each NEO.

Name	FY2015 Salary (000’s)	FY2016 Salary (000’s)	% Increase
Omar Ishrak	$1,504	$1,549	3%
Gary L. Ellis	$830	$875	5%
Michael J. Coyle	$748	$800	7%
Bradley E. Lerman	$700	$750	7%
Bryan C. Hanson	$750	$765	2%

Fiscal Year 2016 Annual Incentive Target Pay

Using the same analytical approach described for the annual base salary, the Independent Consultant identifies the median range (based on incentive opportunities at our Comparison Group) for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. The table below shows Fiscal Year 2016 CEO and NEO target annual incentive pay as a percentage of base salary.

Name	FY2015 MIP Target	FY2016 MIP Target	% Increase/ (Decrease)
Omar Ishrak(1)	148.75%	175%	17.6%
Gary L. Ellis(2)	97.50%	120%	23.1%
Michael J. Coyle	85%	100%	17.6%
Bradley E. Lerman	85%	85%	0%
Bryan C. Hanson	85%	100%	17.6%
(1)	Mr. Ishrak’s annual incentive (MIP) target incorporates an increase to 175% effective for Q4 of FY15. The MIP target change is to align with the Company’s updated Comparison Group.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	Mr. Ellis’ annual incentive (MIP) target incorporates an increase to 120% effective for Q4 of FY15. The MIP target change is to align with the Company’s updated Comparison Group.

Fiscal Year 2016 Long-Term Incentive Plan (LTIP) Target Pay

Using the same analytical approach described for the annual base salary and annual target incentive, the Independent Consultant identifies the median range (based on incentive opportunities at our Comparison Group) for long-term incentive plan target pay for the CEO and each NEO, which is set as a percentage of annual base salary. For Fiscal Year 2016, the annual target incentive award for NEOs other than Mr. Hanson increased by a more significant percentage than prior years to reflect the change in the market competitive median values associated with the acquisition of Covidien and the resulting increase in such NEO’s duties and responsibilities. Mr. Hanson’s increase was less because his LTIP target had already been adjusted to an appropriate market competitive level at the time he joined Medtronic via the Covidien acquisition. The table below shows Fiscal Year 2016 CEO and NEO target annual incentive pay as a percentage of base salary.

Name	FY2015 LTIP Target (000’s)	FY2016 LTIP Target (000’s)	% Increase
Omar Ishrak	$10,500	$13,000	23.8%
Gary L. Ellis	$3,350	$4,375	30.6%
Michael J. Coyle	$2,675	$3,650	36.4%
Bradley E. Lerman	$1,875	$2,800	49.3%
Bryan C. Hanson	$2,675	$2,900	8.4%

Fiscal Year 2016 Annual Incentive Plan Design

Annual incentive compensation supports the Compensation Committee’s pay-for-performance philosophy and aligns individual goals with Company goals as set forth in the Company’s Annual Operating Plan. Under the Medtronic Incentive Plan, executives are eligible for cash awards based on the Company’s attainment of performance measures established by the Compensation Committee and the Board of Directors as part of the annual and strategic planning process. Consistent with past practice, the Compensation Committee structured the Fiscal Year 2016 annual incentive plan as follows:

➤	At the beginning of the fiscal year, the Compensation Committee established performance measures and goals based on the Board of Director approved annual operating and longer-term strategic plans, which included the financial and strategic measures being assessed, performance targets for each measure, including threshold, target and maximum performance requirements.

➤	Also at the beginning of the fiscal year, the Compensation Committee set individual target awards for each executive, expressed as a percentage of base salary, based on the executive’s level of responsibility and upon an examination of compensation information from our Comparison Group and market data.

➤	After the close of the fiscal year, the Compensation Committee received a report from management regarding Company and business unit performance against the pre-established performance goals. Awards were based on each NEO’s individual award target percentage and the overall Company and/or individual business unit’s performance relative to the specific performance goal, as certified by the Compensation Committee.

In establishing the annual incentive plan design, the Compensation Committee, in consultation with its Independent Consultant and Company management, considered shareholder feedback, competitive benchmarking and the Company’s strategic imperatives. When considering the Fiscal Year 2016 plan design, the Compensation Committee considered as significant the overwhelming support expressed by shareholders in prior say-on-pay proposals (i.e., 96% support for Fiscal Year 2015). Additionally, the Compensation Committee selected performance measures that were part of the Company’s Annual Operating Plan and that represent the best financial measures of annual executive performance expectations. Accordingly, the key design elements of the Fiscal Year 2016 plan, which are substantially the same as our Fiscal Year 2015 plan, are as follows:

➤

The performance measures, which were weighted equally (1/3 each), were diluted earnings per share, revenue growth and cash-flow (see the table on the following page for detail about each performance measure). The diluted earnings per share measure was also designated to be the plan threshold

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COMPENSATION DISCUSSION AND ANALYSIS

performance measure that had to be achieved in order for any payout to be made under the plan. If the minimum performance goal for the diluted earnings per share measure was not satisfied, then the plan provided no payout irrespective of the results of the other performance measures.

➤	In addition to setting these three performance measures, the Compensation Committee also established minimum, target and maximum performance requirements for each measure. If the minimum performance requirement for a measure was not met, then no payout for that particular measure was payable (and no payout was made at all if the diluted earnings per share minimum performance requirement was not met). If the maximum performance requirement for a measure was exceeded, then any payout associated with that measure was capped at the maximum performance level, which was 200% of target.

➤	Although not a performance measure, the Compensation Committee included a Quality Compliance Modifier as part of the plan design to foster a culture of compliance and reinforce the importance of quality. Accordingly, if the Company did not meet the requisite quality score, the payout is reduced by five (5) percentage points. The Quality Compliance Modifier cannot increase a payout — it can only reduce a payout.

Fiscal Year 2016 Annual Incentive Plan Calculation Methodology

➤	In calculating the annual incentive plan results, if the minimum performance for a measure is met, then a performance multiplier for each performance measure is determined and the overall performance score is calculated. For each performance measure, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 2x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score, taking into account the Quality Compliance Modifier. That overall performance score is then multiplied by the applicable NEO’s individual target award and eligible earnings to arrive at the actual payment amount, as illustrated below:

Fiscal Year 2016 Annual Incentive Plan Performance Measures

At the Compensation Committee’s June 2015 meeting, the Committee approved the target performance goal and performance range for each of the three equally weighted performance measures. The targets come directly from the Company’s Board-approved Annual Operating Plan and the performance range is derived from the median performance range structure used by our Comparison Group as well as ensuring the three measures are aligned with each other.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table provides details about the performance measures, targets, and performance range:

Measure	Rationale	Performance Targets			Weight
Revenue Growth Over Prior Year (Constant Currency)	Top line growth continues to be a key Company strategy, reflecting market development, market penetration, and market share performance	Minimum	Target	Maximum	1/3 of Payout
		0.8%	6.2%	11.5%

Diluted Earnings Per Share Growth (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders	Minimum	Target	Maximum	1/3 of Payout
		$3.92	$4.35	$4.79

Cash-Flow Indicator	Cash flow generated from operations plus management of short-term receivables, inventory, and payables is a key driver of the Company’s ability to re-invest and provide returns to shareholders	Minimum	Target	Maximum	1/3 of Payout
		$5,318	$5,909	$6,500

Quality Compliance Modifier Performance Threshold	Maintain high quality system compliance measured through FDA inspection results	A Score of 25 Points or Less			A score of more than 25 points reduces payout by five (5) percentage points

For purposes of the annual incentive calculation, “diluted earnings per share” refers to non-GAAP diluted earnings per share as reported to shareholders. A reconciliation of the GAAP to non-GAAP diluted earnings per share is included in Appendix A to this proxy statement. Revenue growth is defined as the annual growth rate in revenue excluding the effects of foreign exchange rates, and is expressed as a percentage growth rate. Cash Flow Indicator is defined as profit after tax exclusive of special charges, plus or minus changes in accounts receivable, inventories, and accounts payable. The cash flow indicator only includes changes in assets and liabilities that best reflect annual operations. This calculation excludes the effects of foreign exchange rates. Quality Compliance Modifier Performance Threshold uses a score measured as follows:

FDA Inspections = Average Number of Findings per Inspection X 10 points

Non-Material FDA Warning Letter = 1 point per finding

Material FDA Warning Letter = 25 points

Fiscal Year 2016 Long-Term Incentive Plan (LTIP) Design

Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies a +/- 20% median range for long-term incentive target pay for the CEO and each NEO. Target LTIP is expressed as a fixed dollar value from which the underlying shares are determined based on the market price at the close of business on the grant date.

The LTIP target is split equally between three components; stock options, restricted stock units, and a three-year cash incentive plan called the Long-Term Performance Plan (LTPP). For example, a hypothetical target LTIP of $2,400,000 would be granted as $800,000 stock options (full-value equivalent), $800,000 restricted stock units, and $800,000 under the LTPP. Note that full-value equivalent for stock options use a four-to-one conversion ratio for the purposes of setting the LTIP target. This value conversion ratio will differ slightly from the Company’s Black-Scholes grant date valuation used for accounting expense purposes under FASB ASC Topic 718.

Fiscal Year 2016 Long-Term Incentive Plan Components

Stock Options: Stock options are a performance-based compensation component that ties one-third of the target LTIP value to stock price appreciation and shareholder value creation. Stock options only have value when

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COMPENSATION DISCUSSION AND ANALYSIS

the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market close stock price on the date of grant. Stock options have a ten year term and vest in equal increments of 25% each year beginning one year after the date of grant.

Restricted Stock Units (RSU): Restricted stock units represent the second one-third of the target LTIP value that is primarily intended to deliver a market competitive level of stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date. Unlike the more commonly used time-based RSUs, ours include a three-year minimum performance threshold that must be met before the RSUs vest. For Fiscal Year 2016 RSU grants, the performance threshold was set as the diluted earnings per share cumulative compound annual growth rate (cumulative CAGR) of 3%. The threshold is intentionally less than our externally communicated target performance, consistent with the primary stock ownership intention of RSU grants; however, the cumulative CAGR is still a challenging performance threshold because the cumulative CAGR measure means that each year’s growth is counted versus the standard CAGR which measures only the beginning and ending points.

Long-Term Performance Plan (LTPP): Our LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. Our LTPP design was established following an extensive review completed by the Compensation Committee, Independent Consultant, and management. The review considered shareholder feedback, competitive benchmarking, and the Company’s short-term and long-term strategic imperatives. The LTPP is tied to longer term financial performance measures that are not influenced by variability in the stock market. The LTPP pays in cash after the end of the three fiscal year performance period, provided a minimum level of diluted earnings per share is attained. A new LTPP award grant and performance period is established at the beginning of each Fiscal Year, as part of the LTIP award grant. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

Fiscal Year 2016 Long-Term Incentive Plan Calculation Methodology

➤	For each performance measure, the performance multiplier would be 0 if performance is below the minimum, 0.5x if performance is at threshold, 1x if performance is at target and 2x if performance is at or above the maximum performance level. The performance multiplier for each performance measure is multiplied by the weighted percentage to obtain a performance score for that measure. The performance scores for each measure are added together for an overall performance score. That overall performance score is then multiplied by the applicable NEO’s individual target award to arrive at the actual payment amount.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2016 Long-Term Performance Plan Measures

At the Compensation Committee’s June 2015 meeting, the Committee approved the LTPP performance measures and targets for the Fiscal Year 2016 to 2018 performance cycle. The targets were established based on Medtronic’s strategic plan and aligned with goals disclosure to investors. The revenue growth measure, target, and performance range are different from the annual incentive plan because they are being measured for a three-fiscal year performance period with growth measured as a Cumulative Compound Annual Growth Rate. This means performance in all three fiscal years counts versus counting only the beginning and ending points used for a standard Compound Annual Growth Rate measure. The return on invested capital measure reflects our Company’s capital structure following the Covidien acquisition.

The following table provides detailed information about each performance measure:

Measure	Rationale	Targets			Weight
Three-year Revenue Growth	Uses a cumulative compound annual growth rate (Cumulative CAGR) over three fiscal years, which is a more rigorous measure of sustained revenue growth.	Minimum 0%	Target 5%	Maximum 10%	50%
ROIC	ROIC measures all components of management’s responsibility to generate sustained, long-term returns on invested capital.	Minimum 10%	Target 13%	Maximum 18%	50%

Revenue growth is defined as Medtronic’s 3-year cumulative compounded annual revenue growth measured at constant currency, but otherwise including all other GAAP components (acquisitions, divestitures, etc.).

Return on invested capital is defined as non-GAAP earnings plus interest expense net of tax, divided by invested capital for each year, averaged over the 3-year period.

Fiscal Year 2016 Annual and Long-Term Incentive Plan Payouts

Fiscal Year 2016 Annual Incentive Plan Results and Payouts

At the Compensation Committee’s June 2016 meeting, the Committee reviewed performance against the incentive plan targets for Fiscal Year 2016 and approved the resulting CEO and NEO annual incentive plan payout percentage and payments as follows:

Annual Incentive Plan Financial Results:

	Diluted EPS(2)	Revenue Growth	Cash Flow Indicator	Total Payout Percent
FY16 Actual	$4.33	7.4%	$6,057
FY16 Target	$4.35	6.2%	$5,909
Payout Level	97.7%	124.7%	125.1%
Objective Weight	33.33%	33.33%	33.33%
Award Level	32.57%	41.58%	41.69%	= 115.84%
Quality Compliance Modifier	—	—	—	(5.00	%) (1)
Award Level	—	—	—	= 110.84	%(2)
(1)	The Quality Compliance Modifier was applied resulting in a five (5) percentage point reduction.
(2)	The above results are adjusted for non-recurring items.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan Quality Compliance Modifier:

The Quality Compliance Modifier performance threshold was achieved for Fiscal Year 2016 based solely on average findings per regulatory inspection and no warning letters, which are the two metrics used for the Modifier as reflected in the table below. However, the Company’s performance with other quality metrics such as Class I recalls and product holds was not at Medtronic’s standards. Although these metrics are not suitable for the incentive plan, the Compensation Committee takes into consideration and exercises its discretion to apply the MIP Quality Compliance Modifier for Fiscal Year 2016, resulting in a five (5) percentage point decrease to the MIP payout from 115.84% to 110.84% of target.

		Score
	Multiplier	FY14	FY15	FY16
Material Warning Letter	20	20	0	0
Non-material Warning Letter Findings	1	6	0	0
Average Findings per inspection	10	6.25	6.00	3.09
Fiscal Year Total		32.25	6.00	3.09
Goal – Not to exceed				25.00

Annual Incentive Plan Payments:

Participant	FY2016 Actual Performance	FY2016 MIP Target	FY2016 MIP Award
Omar Ishrak	110.84%	175%	$3,004,758.23
Gary L. Ellis	110.84%	120%	$1,163,820.00
Michael J. Coyle	110.84%	100%	$886,720.00
Bradley E. Lerman	110.84%	85%	$706,605.00
Bryan C. Hanson	110.84%	100%	$847,926.00

Fiscal Year 2016 Long-Term Incentive Plan Results and Payouts

Fiscal Year 2014 — 2016 Restricted Stock Unit Payout Results

At the Compensation Committee’s June 2016 meeting, the Committee certified the attainment of the 3% cumulative CAGR diluted earnings per share performance threshold results for the restricted stock unit performance period that began in Fiscal Year 2014 and was completed at the end of Fiscal Year 2016.

Fiscal Year 2014 — 2016 Long-Term Performance Plan (LTPP) Payout Results

At the Compensation Committee’s June 2016 meeting, the Committee certified the results for the LTPP performance period that began in Fiscal Year 2014 and was completed at the end of Fiscal Year 2016. Payments of awards for this LTPP performance period were made during the first fiscal quarter of 2016 and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 48.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the results for FY2014-FY2016 Long-Term Performance Plan (LTPP) and the resulting Total Payout Percent:

Year	Revenue Growth(1)		ROIC(2)
FY2014	3.3%		13.3%
FY2015	22.8%		10.5%
FY2016	49.0%		7.8%
Total/Average	17.70	%(3)	10.55	%(4)
2014-2016 LTPP Target	5.0%		14.0%
Payout Level	200.0%		0%
Objective Weight	50%		50%
Weighted Payout Percent	100.0%		0.0%
Total Payout Percent	100.00%
(1)	Results are reported at GAAP, excluding the impact of foreign exchange rate fluctuation. Q4 FY2015 and FY2016 include Covidien.
(2)	Results are reported using Non-GAAP Earnings. Q4 FY2015 and FY2016 include Covidien and are based on Non-GAAP Cash Earnings, including Discretionary Adjustment.
(3)	Calculated as a cumulative compound annual growth rate.
(4)	Calculated as a 3-year average.

Long-Term Performance Plan Payments:

Participant	FY14-FY16 Actual Performance	FY14-FY16 Targets	FY14-FY16 Awards
Omar Ishrak	100.00%	$3,066,000	$3,066,000.00
Gary L. Ellis	100.00%	$833,000	$833,000.00
Michael J. Coyle	100.00%	$767,000	$767,000.00
Bradley E. Lerman(1)	—	—	—
Bryan C. Hanson(1)	—	—	—
(1)	Hired after eligibility closed for FY2014-FY2016 plan.

Other Benefits and Perquisites

Our Company provides broad-based benefit plans to all of its employees, including the NEOs. All employees participate in the same health care plans, and we do not provide NEOs with any different or additional benefit plans, with the exception of a required executive physical exam and a business allowance of $24,000 for NEOs and $40,000 for the CEO. NEOs are expected to complete a physical exam annually and, in the event that requirement exceeds regular plan coverage, the executives can receive reimbursement for up to $2,000 of the cost that exceeds the regular plan coverage. Our business allowance policy is described in detail below. The broad-based benefit plans include:

United States Tax-Qualified Retirement Plans

Our Company sponsors a number of United States tax-qualified retirement plans for its employees, including the NEOs. The Company maintains the Medtronic Retirement Plan (“MRP”), which consists of two types of benefits, the Final Average Pay Pension (“FAPP”) benefit and the Personal Pension Account (“PPA”) benefit. Employees hired before May 1, 2005 could elect to receive the FAPP and either the PPA or the Personal Investment Account (“PIA”) feature in the Medtronic Savings and Investment Plan (“SIP”). Employees hired or rehired on or after May 1, 2005 are not eligible for the FAPP benefit as that defined benefit pension plan benefit has been closed to new entrants, but may elect either the PPA benefit under the Retirement Plan or the PIA feature under the SIP. Additional details regarding the MRP and SIP are provided on page 55 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Retirement Plans

The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including but not limited to the NEOs, with benefits which supplement those provided under certain tax-qualified plans maintained by us. The NRPS is designed to restore benefits lost under the Medtronic Retirement Plan, including the Personal Pension Account component of such plan, as well as the Personal Investment Account and Medtronic Core Contribution components of the Medtronic Savings and Investment Plan due to covered compensation limits established by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan

The Company provides all vice presidents, including our NEOs, and highly-compensated employees, with a market competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns.

Business Allowance

Our Company does not provide any perquisites such as Company-provided automobiles, club memberships, financial and tax advisors, etc. Instead, we provide NEOs with a market competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and we do not track an executive’s use of his or her business allowance. The annual business allowances provided to our NEOs in Fiscal Year 2016 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The referenced amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Corporate Aviation Service

Our Company acquired Covidien’s corporate aviation services with the transaction close on January 26, 2015. The service provides air transportation for use primarily by the CEO and members of the Board of Directors. Additionally, other executives may occasionally use the aviation services for business purposes based on availability and approval by the CEO or General Counsel. The service will help facilitate more effective and efficient travel planning and limited personal use is deemed appropriate in conjunction with scheduled business travel.

Change of Control Agreements

Compensation in a change-of-control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change-of-control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change-of-control benefits should incent senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change-of-control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Other than Messrs. Coyle and Ishrak’s agreements, we do not have individual employment contracts with our NEOs relating to compensation other than those associated with a change of control. The agreements for Messrs. Coyle and Ishrak include severance arrangements that are consistent with current Medtronic practices.

Compensation Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk taking. While you should refer to the section entitled “Governance of Medtronic — Board Role in Risk Oversight” beginning on page 12

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COMPENSATION DISCUSSION AND ANALYSIS

of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

➤	The NEOs are subject to stock ownership guidelines which require our CEO to maintain ownership of stock equal to six (6) times annual salary and the other NEOs to maintain ownership of stock equal to three (3) times annual salary. As of July 1, 2016, all NEOs are in compliance with the stock ownership and retention guidelines;

➤	Incentive plans are more heavily weighted towards long-term performance to reduce the incentive to impact adversely long-term performance in favor of maximizing performance in one year;

➤	Improper payments or gains from incentives and equity compensation are subject to clawback;

➤	Short-term and long-term cash incentive payments are capped at 200% of target payout;

➤	Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, diluted earnings per share, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative to our long-term strategic expectations communicated to shareholders and;

➤	The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances.

Share Ownership, Share Retention, and Clawback Policies

Equity Holding

Medtronic’s executive stock ownership and retention guidelines require the CEO to maintain ownership of stock equal to six (6) times annual salary and other NEOs to maintain stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax profit shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, the CEO must retain 75% of after tax profit shares for one year following grant of equity compensation awards and other NEO’s must retain 50% of such shares for one year following grant of equity compensation awards. For purposes of complying with the guidelines, stock is not considered owned if pledged as collateral for a loan. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members, after-tax “in the money” vested but unexercised stock options, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count towards the guideline. Compliance with these guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the New York Stock Exchange for the six calendar months preceding the measurement date. As of July 1, 2016, all NEOs are in compliance with the stock ownership and retention policy. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Hedging and Pledging Policy

Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in shorts sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

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COMPENSATION DISCUSSION AND ANALYSIS

Sale and Transfer of Awards

All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under plans which specifically prohibit the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture: Our Company has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture

The Company may require the return or forfeiture of cash and/or shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or twelve months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence that is consistent with the intent noted in items a — c, as determined by the Compensation Committee of the Board of Directors.

Tax and Accounting Implications

In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code while maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to NEOs.

The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Kendall J. Powell, Chair	Richard H. Anderson
Craig Arnold	Scott C. Donnelly
Denise M. O’Leary

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EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2016 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total	Total Without Excise Tax Gross-up
Omar Ishrak	2016	$1,548,216	$0	$4,333,368	$3,017,788	$6,070,758	$212,185	$90,299	$15,272,615	$15,272,615
Chairman and Chief	2015	$1,503,123	$0	$3,500,062	$3,078,407	$5,607,741	$192,470	$24,661,275	$38,543,078	$13,936,288
Executive Officer	2014	$1,459,080	$0	$3,067,051	$2,658,962	$4,682,931	$198,207	$52,614	$12,118,846	$12,118,846
Gary L. Ellis	2016	$874,135	$0	$1,458,366	$1,033,031	$1,996,820	$667,106	$35,528	$6,064,985	$6,064,985
Executive Vice President	2015	$828,962	$0	$1,117,002	$1,004,447	$1,782,587	$734,266	$9,061,703	$14,528,967	$5,504,302
and Chief Financial Officer	2014	$774,866	$0	$833,009	$744,075	$1,452,014	$537,582	$34,940	$4,376,485	$4,376,485
Michael J. Coyle	2016	$799,000	$0	$1,216,722	$864,734	$1,653,720	$—	$110,221	$4,644,397	$4,644,397
Executive Vice President	2015	$747,577	$0	$892,008	$806,555	$1,517,824	$—	$5,650,445	$9,614,410	$4,070,276
& Group President, Cardiac	2014	$724,942	$0	$767,012	$686,416	$1,306,793	$—	$106,257	$3,591,420	$3,591,420
and Vascular Group
Bradley E. Lerman(3)	2016	$749,039	$250,000	$933,348	$667,416	$706,605	$—	$261,504	$3,567,913	$3,567,913
Senior Vice President,
General Counsel, Corporate
Secretary
Bryan C. Hanson	2016	$775,789	$25,000	$966,732	$690,624	$847,926	$614	$115,411	$3,422,096	$3,422,096
Executive Vice President	2015 (partial)	$400,758	$1,000,000	$3,800,104	$1,411,736	$480,727	$—	$4,844,490	$11,937,815	$7,182,656
& Group President, Minimally	2014	$595,285	$0	$1,610,042	$963,739	$736,501	$535	$80,688	$3,986,790	$3,986,790
Invasive Therapies Group	2013	$556,585	$0	$1,300,989	$719,527	$585,184	$—	$54,142	$3,216,427	$3,216,427
(1)	Fiscal year 2015 includes the cost to Medtronic for the Covidien acquisition-related excise tax gross-up payments, which were payable on behalf of Medtronic’s NEOs. The values for fiscal year 2015 have been updated to represent actual cost to Medtronic. The proxy statement filed on July 24, 2015 included estimated values. Mr. Lerman was not a Named Executive Office for fiscal year 2015.

Name	Fiscal Year	Excise Tax Reimbursement(2)	All Other Compensation Excluding Excise Tax Reimbursement	Total All Other Compensation
Omar Ishrak	2015	$24,606,790	$54,485	$24,661,275
Gary L. Ellis	2015	$9,024,665	$37,038	$9,061,703
Michael J. Coyle	2015	$5,544,134	$106,311	$5,650,445
Bryan C. Hanson	2015	$4,755,159	$89,331	$4,844,490
(2)	This Total only excludes excise tax gross up payments related to the Covidien acquisition.
(3)	Mr. Lerman was not a Named Executive Officer for fiscal year 2014 or 2015.

Fiscal Year: The fiscal year column represents the last three fiscal years for Medtronic, with the exception of Mr. Hanson. Mr. Hanson’s fiscal year 2015 represents September 27, 2014 through Medtronic’s fiscal year end on April 24, 2015 and includes compensation received from Covidien prior to January 26, 2015. Mr. Hanson’s fiscal year 2014 and 2013 align with Covidien’s fiscal year end dates, September 26, 2014 and September 27, 2013 respectively.

Salary: The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2016 Nonqualified Deferred Compensation Table on page 57 of this proxy statement. Each of the NEOs, also contributed a portion of his salary to the Medtronic Savings and Investment Plan, our 401(k) Plan.

46    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

Bonus: Mr. Lerman’s 2016 amount represents 25% of his original sign-on bonus ($1,000,000) which was paid during the fiscal year. Mr. Hanson’s 2016 amount of $25,000 represents a bonus payment following his one year anniversary with Medtronic. Mr. Hanson’s 2015 amount represents a one-time $1,000,000 bonus following the commencement of his employment with the Company.

Stock Awards: The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the number of restricted stock awards by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2016 Grants of Plan-Based Awards table on page 50 and the footnotes to the 2016 Outstanding Equity Awards at Fiscal Year End table on page 52 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 10 to the Company’s Form 10-K for fiscal year 2016.

Option Awards: The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimation:

	Stock Option Grant Date
	July 29, 2013	October 28, 2013	July 28, 2014	February 18, 2015	August 3, 2015
Fair value of options granted	$11.99	$12.52	$13.80	$18.47	$13.58
Assumption used:
Risk-free rate(1)	1.88%	1.86%	2.09%	1.81%	1.77%
Expected volatility(2)	25.20%	24.96%	24.71%	25.57%	20.82%
Expected life(3)	6.4 yrs	6.4 yrs	6.4 yrs	6.4 yrs	5.9 yrs
Dividend yield(4)	2.02%	1.94%	1.94%	1.55%	1.95%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.
(2)	The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s ordinary shares. Implied volatility is based on market traded options of the Company’s ordinary shares.
(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.
(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2016 Grants of Plan-Based Awards table on page 50 and the footnotes to the 2016 Outstanding Equity Awards at Fiscal Year End table on page 52 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 10 to the Company’s Form 10-K for fiscal year 2016.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    47

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan Compensation: This column reflects the Medtronic MIP and LTPP payments earned by the NEOs during the applicable fiscal year and payable subsequent to fiscal year end. Includes any amounts deferred under the Capital Accumulation Plan (as stated in the 2016 Nonqualified Deferred Compensation table on page 57 of this proxy statement). The table below reflects compensation received by the NEO under each plan for the performance period ending through fiscal year 2016.

Name	MIP	2014-2016 LTPP	Total Non-Equity Incentive Plan Compensation
Omar Ishrak	$3,004,758	$3,066,000	$6,070,758
Gary L. Ellis	$1,163,820	$833,000	$1,996,820
Michael J. Coyle	$886,720	$767,000	$1,653,720
Bradley E. Lerman	$706,605	$0	$706,605
Bryan C. Hanson	$847,926	$0	$847,926

For a more detailed description of the terms of the non-equity incentive plan awards, see page 35 of the Compensation Discussion and Analysis and the narrative disclosure following the 2016 Grants of Plan-Based Awards on page 50 of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings: This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans and Covidien’s Kendall Pension Plan. The change in the present value of the accrued pension benefit is impacted by variables such as additional years of service, age, pay and the discount rate used to calculate the present value of the change. In determining the present value of accrued pension benefits under Medtronic’s plans, a discount rate of 4.31% for fiscal year 2016 (up from 4.20% for fiscal year 2015) was used. In determining the present value of accrued pension benefits for Mr. Hanson under Covidien’s Kendall Pension Plan, a discount rate of 3.71% for fiscal year 2016 (down from 4.20% in fiscal year 2015) was used. The pension values are calculated based on the accrued pension benefits (qualified plan, the nonqualified NRPS and Covidien’s Kendall Pension Plan) as of April 29, 2016, and the fiscal year-end 2016 ASC 715 disclosure assumptions. Assumptions are described in Note 12 to the Company’s Form 10-K for fiscal year 2016.

All Other Compensation: The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits(1)	Tax Reimbursement	Registrant Contributions to Defined Contribution Plans(2)	Total
Omar Ishrak	2016	$76,958	$1,813	$11,528	$90,299
Gary L. Ellis	2016	$24,000	$0	$11,528	$35,528
Michael J. Coyle	2016	$24,000	$7	$86,214	$110,221
Bradley E. Lerman	2016	$180,000	$17	$81,487	$261,504
Bryan C. Hanson	2016	$24,000	$13,072	$78,339	$115,411
(1)	This column represents the aggregate incremental cost of the executives’ business allowances, physical exams, and travel expenses. The value of perquisites and other personal benefits for each NEO are as follows:

➤	Mr. Ishrak includes a $40,000 business allowance, $33,666 attributable to personal use of Company aircraft, and $3,292 executive physical exam.

➤	Mr. Ellis includes a $24,000 business allowance.

➤	Mr. Coyle includes a $24,000 business allowance.

➤	Mr. Lerman includes a $24,000 business allowance and a $156,000 commuter allowance.

➤	Mr. Hanson includes a $24,000 business allowance.

48    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.

(2)	This amount reflects the contribution by Medtronic to match contributions NEOs elected to make to the Medtronic Savings and Investment Plan, our 401(k) Plan. Medtronic provides an automatic matching contribution equal to 50% of a participant’s elective deferrals up to 6% of eligible compensation. The Company may also provide a discretionary matching contribution based on our financial performance during the fiscal year that, when combined with the automatic matching contribution, will not exceed 150% of a participant’s elective deferrals up to 6% of eligible compensation. The fiscal year 2016 discretionary matching contribution was based on diluted EPS achievement of $4.33 and equaled an additional $0.225 matching contribution for every $1 elective deferral a participant contributed to the plan up to 6% of eligible compensation. Mr. Hanson participated in the Covidien 401(k) plan from April 25, 2015 through December 31, 2015. The Covidien 401(k) Plan provided a core contribution equal to 3% of an employee’s eligible earnings and a matching contribution equal to 50% of an employee’s elective deferrals up to 6% of eligible earnings. Upon the Covidien 401(k) Plan’s merger with and into the Medtronic 401(k) Plan, effective January 1, 2016, Mr. Hanson commenced participation in the Medtronic 401(k) plan which, for the 2016 fiscal year, included the January 1, 2016 through April 29, 2016 time period. Accordingly, from April 25, 2015 through December 31, 2015, Mr. Hanson received core and matching contributions in the Covidien 401(k) Plan and from January 1, 2016 through April 29, 2016, Mr. Hanson received an automatic matching contribution and discretionary matching contribution in the Medtronic 401(k) Plan. Matching contributions to the Medtronic 401(k) Plan on Mr. Hanson’s behalf were based on his earnings for the January 1, 2016 through April 29, 2016 time period. Mr. Hanson also participated in the Covidien Supplemental Savings and Retirement Plan (“Covidien SSRP”), a nonqualified deferred compensation plan, from April 25, 2015 through March 31, 2016. The Covidien SSRP provided for a 3% Company contribution on eligible earnings that exceeded the IRS Code Section 401(a)(17) limit. Upon the Covidien SSRP’s merger with and into the Medtronic Capital Accumulation Plan, effective April 1, 2016, Mr. Hanson commenced participation in the CAP. Amount for Mr. Coyle includes $74,687 in Company contributions to the qualified defined contribution ($13,250) and nonqualified defined contribution plans ($61,437). Amount for Mr. Lerman includes $69,960 in Company contributions to the qualified defined contribution ($13,250) and nonqualified defined contribution plans ($56,710). Amount for Mr. Hanson includes $66,860 in Company contributions to the Covidien 401(k) Plan) ($1,470) for the period April 25, 2015 through December 31, 2015, Company credits to the Covidien SSRP ($58,328) for the period April 25, 2015 through March 31, 2016 and Company contributions to the Medtronic 401(k) Plan ($7,062) for the period January 1, 2016 through April 29, 2016. For additional information on the nonqualified defined contribution plan, see the 2016 Nonqualified Deferred Compensation table on page 57.

For additional information on the nonqualified defined contribution plan, see the 2016 Nonqualified Deferred Compensation table on page 57.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    49

EXECUTIVE COMPENSATION

2016 Grants Of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2016. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2016 Annual Incentive Plan Design” on page 36 and “Fiscal Year 2016 Long-Term Incentive Plan Components” beginning on page 38 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (# of shares)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
Name	Award Type	Grant Date	Approval Date	Threshold	Target	Maximum
Omar Ishrak	MIP			$451,364	$2,710,897	$5,421,794
	LTPP			$1,083,334	$4,333,334	$8,666,668
	OPT	08/03/2015	06/18/2015					222,223	78.00	$3,017,788
	PBRSU	08/03/2015	06/18/2015				55,556			$4,333,368
Gary L. Ellis	MIP			$174,825	$1,050,000	$2,100,000
	LTPP			$364,584	$1,458,334	$2,916,668
	OPT	08/03/2015	06/18/2015					76,070	78.00	$1,033,031
	PBRSU	08/03/2015	06/18/2015				18,697			$1,458,366
Michael J. Coyle	MIP			$133,200	$800,000	$1,600,000
	LTPP			$304,167	$1,216,668	$2,433,336
	OPT	08/03/2015	06/18/2015					63,677	78.00	$864,734
	PBRSU	08/03/2015	06/18/2015				15,599			$1,216,722
Bradley E. Lerman	MIP			$106,144	$637,500	$1,275,000
	LTPP			$233,334	$933,334	$1,866,668
	OPT	08/03/2015	06/18/2015					49,147	78.00	$667,416
	PBRSU	08/03/2015	06/18/2015				11,966			$933,348
Bryan C. Hanson	MIP			$127,373	$765,000	$1,530,000
	LTPP			$241,667	$966,668	$1,933,336
	OPT	08/03/2015	06/18/2015					50,856	78.00	$690,624
	PBRSU	08/03/2015	06/18/2015				12,394			$966,732

MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan

LTPP = Long-term performance plan award granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

PBRSU = Performance-based restricted stock units granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent 2016 MIP at threshold, target and maximum performance and future cash payments under the FY2016-FY2018 LTPP. The LTPP provides for annual grants that are earned over a three-year period. Earned payouts under the LTPP can range from 25% to 200% of the target grant based on the Company’s 3-year performance relative to the following metrics: three-year cumulative compounded annual revenue growth rate and ROIC (12-month non-GAAP earnings after the removal of after-tax impact of Amortization and excluding non-recurring items, plus interest expense net of tax all divided by Total Equity plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year averaged over the three-year period). Earned payouts under the MIP for each individual performance measure (annual revenue growth, diluted EPS, and cash flow indicator) can range from 50% to 200% of the target grant based on Company performance and a quality compliance modifier performance threshold as described on page 37 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the respective LTPP and MIP. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Both the MIP and LTPP have separate diluted EPS goals.

50    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in this column represent grants of performance-based restricted stock units (PBRSUs). PBRSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS threshold growth rate. Unvested PBRSUs receive dividend equivalent units (DEUs) which are credited and added to the share balance. DEUs are only paid to the extent the underlying PBRSUs are earned.

All Other Option Awards/Exercise or Base Price of Option Awards: The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four year period.

Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of each equity award granted in fiscal year 2016 computed in accordance with FASB ASC Topic 718, Compensation —Stock Compensation. For a discussion of the assumptions used in calculating the amount recognized for stock options granted on August 3, 2015 see page 47 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 10 to the Company’s Form 10-K for fiscal year 2016.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    51

EXECUTIVE COMPENSATION

2016 Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2016. The market or payout value of unearned shares, units or other rights that have not vested equals $79.15, which was the closing price of Medtronic’s ordinary shares on the New York Stock Exchange on April 29, 2016, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	OPTION AWARDS					STOCK AWARDS
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exer- cisable	Unexer- cisable			Grant Date	Number (#)(1)	Market Value ($)	Number (#)(1)	Market or Payout Value ($)
Omar Ishrak	07/30/2012	217,753	72,585	38.81	07/30/2022
	07/29/2013	110,882	110,883	55.32	07/29/2023	07/29/2013			58,414	4,623,468
	07/28/2014	55,768	167,305	62.76	07/28/2024	07/28/2014			57,630	4,561,415
	08/03/2015	0	222,223	78.00	08/03/2025	08/03/2015			56,405	4,464,456
Gary L. Ellis	10/30/2006	41,068	0	48.70	10/30/2016	07/29/2013			15,866	1,255,794
	10/29/2007	41,868	0	47.77	10/29/2017	07/28/2014			18,392	1,455,727
	10/27/2008	55,188	0	36.24	10/27/2018	08/03/2015			18,983	1,502,504
	08/03/2009	50,112	0	35.92	08/03/2019
	08/02/2010	70,984	0	37.53	08/02/2020
	08/01/2011	91,744	0	34.88	08/01/2021
	07/30/2012	61,839	20,614	38.81	07/30/2022
	10/29/2012	1,803	601	41.60	10/29/2022
	07/29/2013	30,125	30,125	55.32	07/29/2023
	07/29/2013	904	904	55.32	07/29/2023
	07/28/2014	17,798	53,394	62.76	07/28/2024
	07/28/2014	398	1,196	62.76	07/28/2024
	08/03/2015	0,	74,787	78.00	08/03/2025
	08/03/2015	0	1,283	78.00	08/03/2025
Michael J. Coyle	02/01/2010	23,175	0	43.15	02/01/2020	07/29/2013			14,609	1,156,302
	08/02/2010	70,984	0	37.53	08/02/2020	07/28/2014			14,688	1,162,555
	08/01/2011	84,060	0	34.88	08/01/2021	08/03/2015			15,838	1,253,578
	07/30/2012	56,661	18,887	38.81	07/30/2022
	10/29/2012	1,803	601	41.60	10/29/2022
	07/29/2013	27,720	27,721	55.32	07/29/2023
	07/29/2013	904	904	55.32	07/29/2023
	07/28/2014	14,213	42,639	62.76	07/28/2024
	07/28/2014	398	1,196	62.76	07/28/2024
	08/03/2015	0	62,394	78.00	08/03/2025
	08/03/2015	0	1,283	78.00	08/03/2025
Bradley E. Lerman	07/28/2014	9,958	29,877	62.76	07/28/2024	07/28/2014	16,466	1,303,284
	07/28/2014	398	1,196	62.76	07/28/2024	07/28/2014			10,292	814,612
	01/27/2015	0	50,775	74.84	01/27/2025	08/03/2015			12,149	961,593
	08/03/2015	0	47,864	78.00	08/03/2025
	08/03/2015	0	1,283	78.00	08/03/2025
Bryan C. Hanson	12/01/2010	15,272	0	27.29	11/30/2020	12/01/2014	25,215	1,995,767
	07/01/2011	8,299	0	34.46	06/30/2021	02/18/2015	9,833	778,282
	12/01/2011	51,802	0	29.52	11/30/2021	08/03/2015			12,583	995,944
	12/03/2012	45,843	22,922	36.58	12/02/2022
	12/02/2013	47,151	47,154	47.00	12/01/2023
	02/18/2015	38,217	38,217	78.50	02/18/2025
	08/03/2015	0	49,573	78.00	08/03/2025
	08/03/2015	0	1,283	78.00	08/03/2025
1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

52    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the 2016 Outstanding Equity Awards at Fiscal Year End table that correspond to a July 28, 2014 grant date to Mr. Lerman reflects a time based restricted stock unit award that vests 50% on the first and second anniversary of the grant date. For Mr. Hanson, the December 1, 2014 grant vest 25% a year for four years on the anniversary of the grant and the February 18, 2015 grant reflects a time-based restricted stock unit award that vests 50% on the first anniversary and 25% on each of the second and third anniversaries of the date of grant. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2016 Outstanding Equity Awards at Fiscal Year End table that correspond to a July 29, 2013, July 28, 2014, and August 3, 2015 grant date reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided that the established performance threshold for each award is achieved.

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated, except Mr. Lerman’s January 27, 2015 option grant which vests on June 29, 2018.

		VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS
Name	Grant Date	2016	2017	2018	2019
Omar Ishrak	07/30/2012	72,585
	07/29/2013	55,441	55,442
	07/28/2014	55,768	55,768	55,769
	08/03/2015	55,555	55,556	55,556	55,556
Gary L. Ellis	07/30/2012	20,614
	10/29/2012	601
	07/29/2013	15,062	15,063
	07/29/2013	452	452
	07/28/2014	399	398	399
	07/28/2014	17,798	17,798	17,798
	08/03/2015	18,696	18,697	18,697	18,697
	08/03/2015	320	321	321	321
Michael J. Coyle	07/30/2012	18,887
	10/29/2012	601
	07/29/2013	13,860	13,861
	07/29/2013	452	452
	07/28/2014	399	398	399
	07/28/2014	14,213	14,213	14,213
	08/03/2015	15,598	15,599	15,598	15,599
	08/03/2015	320	321	321	321
Bradley E. Lerman	07/28/2014	9,959	9,959	9,959
	07/28/2014	399	398	399
	01/27/2015			50,775
	08/03/2015	11,966	11,966	11,966	11,966
	08/03/2015	320	321	321	321
Bryan C. Hanson	12/03/2012	22,922
	12/02/2013	23,576	23,578
	02/18/2015		19,108	19,109
	08/03/2015	12,393	12,393	12,393	12,394
	08/03/2015	320	321	321	321

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EXECUTIVE COMPENSATION

		VESTING SCHEDULE FOR UNVESTED RESTRICTED STOCK AND RSUS
Name	Grant Date	2016	2017	2018	2019
Omar Ishrak	07/29/2013	58,414
	07/28/2014		57,630
	08/03/2015			56,405
Gary L. Ellis	07/29/2013	15,866
	07/28/2014		18,392
	08/03/2015			18,983
Michael J. Coyle	07/29/2013	14,609
	07/28/2014		14,688
	08/03/2015			15,838
Bradley E. Lerman	07/28/2014		10,292
	07/28/2014	16,466
	08/03/2015			12,149
Bryan C. Hanson	12/01/2014	8,405	8,405	8,405
	02/18/2015		4,917	4,916
	08/03/2015			12,583

Mr. Ishrak also owns 264,950 and Mr. Ellis owns 34,764 vested and deferred stock units including associated dividend equivalents, respectively, which will be distributed following their retirement.

2016 Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that have vested during fiscal year 2016. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Omar Ishrak(1)	323,013	13,556,856	390,769	29,723,654
Gary L. Ellis	—	—	21,895	1,713,941
Michael J. Coyle	—	—	20,088	1,572,489
Bradley E. Lerman	—	—	16,218	1,256,408
Bryan C. Hanson	—	—	18,013	1,363,247
(1)	On June 13, 2015, 271,462 shares vested but 259,681 were deferred until after his retirement.

54    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

2016 Pension Benefits

The table below includes information with respect to Medtronic’s and Legacy Covidien’s pension plans for each of the NEOs as of April 29, 2016, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Omar Ishrak	Medtronic, Inc. Personal Pension Account (Personal Pension Account)	4.83	$66,614	$0
	Medtronic, Inc. NRPS	4.83	$760,628	$0
Gary L. Ellis	Medtronic, Inc. Retirement Plan (Medtronic Retirement Plan)	26.42	$804,214	$0
	Medtronic, Inc. NRPS	26.42	$3,672,275	$0
Michael J. Coyle(2)	—
Bradley E. Lerman(2)	—
Bryan C. Hanson(3)	Kendall Pension Plan	2.7	$8,942	$0
(1)	The present value of the accumulated benefits are calculated using the assumptions described in Note 12 to our consolidated financial statements in our annual report for fiscal year 2016 accompanying this proxy statement. Further, in accordance with the disclosure requirements the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic, Inc. Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account based plan and therefore is not reduced for early commencement. Please see below for additional detail.
(2)	Mr. Coyle and Mr. Lerman do not participate in the Company’s defined benefit pension plans
(3)	Mr. Hanson participates in the Legacy Covidien pension plan.

The Medtronic, Inc. Retirement Plan consists of two types of benefits, the Medtronic Retirement Plan (MRP) and the Personal Pension Account (PPA). Employees hired prior to May 1, 2005 had the option of continuing in the MRP or electing to participate in one of the new plans. The MRP is the final average pay component of the Medtronic, Inc. Retirement Plan. Employees hired on or after May 1, 2005 choose within 60 days of their hire date to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account (PIA). The PPA is a cash balance component of the Medtronic Retirement Plan, and the PIA is a component of the Medtronic 401(k) Plan.

Mr. Ellis participates in the MRP component of the Medtronic, Inc. Retirement Plan. The Medtronic, Inc. Retirement Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005 who elected to remain in the MRP, including Mr. Ellis. Effective May 1, 2005, the Company froze the MRP to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the MRP or participate in one of two new options being offered. All eligible NEOs hired prior to May 1, 2005, elected to continue participation in the MRP. Benefits under the MRP are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the MRP. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, bonus and incentive plan payments, sales commissions, salary reduction contributions (such as to a cafeteria plan or medical plan) or salary continuation payments for short-term disability, but excludes compensation paid under the LTPP or the performance share plan (the predecessor to the LTPP). In addition, the IRS limits the amount of covered compensation that can be used in the benefit calculation ($265,000 for 2015 and 2016). Normal retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Any retirement prior to normal retirement age is considered “early retirement” and the benefit includes a reduction for early commencement of benefits.

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EXECUTIVE COMPENSATION

Benefits under the MRP are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the MRP. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit. The age at the time that benefits are commenced is used to determine the early retirement reduction amount. The maximum reduction amount is 50% and applies if benefits are commenced at age 55. Employees with over 30 years of service receive 0.5% for every year of credited service in excess of 30 years.

Mr. Ishrak is a participant in the Personal Pension Account (PPA) component of the Medtronic Retirement Plan. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired after April 30, 2005. The Company contributes 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 29, 2016 the interest rate was equal to 2.04%. Each participant’s account has a 3-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before the 3-year service requirement. Vested benefits in the PPA are portable and participants may receive distributions for any purpose, but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain and joint and survivor options.

The benefits currently paid under the Medtronic Retirement Plan are limited to an annual maximum of $210,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic, Inc. Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. This is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula that the executive elected to participate in. The NRPS benefit is calculated based on the MRP or PPA respective formula. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally, retirement, termination of employment, or significant reduction in work schedule). Upon separation from service, the amount of retirement benefits earned under the NRPS is calculated. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. Upon separation from service, the amount of retirement benefits earned under the NRPS is calculated. If the lump sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

Mr. Hanson participates in the Kendall Pension Plan, which was frozen with respect to all future benefit accruals (except interest crediting on the cash balance benefit) as of July 1, 1995. The Pension Plan has two components:

➤	a final average pay benefit, which was frozen as of May 31, 1990; and

➤	a cash balance benefit.

Participants retiring on their normal retirement date (age 65) are entitled to a monthly pension calculated as the sum of:

➤	the benefit accrued under the provisions of the plan as in effect on June 1, 1990, including the value of the benefit derived from employee contributions; and

➤	with respect to accruals on or after June 1, 1990, the actuarial equivalent of the participant’s current account.

56    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

The current account is credited with interest at the one-year Treasury bill rate in effect on January 1st for each calendar year and service credits as follows:

Tier	Years of Benefit Service	Percent of Compensation
I	0-2	4.75%
II	3-9	5.25%
III	10-14	6.00%
IV	15-19	7.00%
V	20+	7.50%

Participants desiring to retire before normal retirement age may do so after attaining age 55 and completing five years of continuous service. If a participant chooses to retire before normal retirement age, the applicable accrued benefit as of June 1, 1990 will be reduced by 0.33% per month for each month commencement precedes age 60.

2016 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY(2)	Registrants Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
Omar Ishrak(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$0	$0	$0	$0
	RSUs	$20,553,731	$0	$417,041	$0	$20,970,772
Gary L. Ellis	CAP	$0	$0	$33,867	$0	$3,322,062
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$107,191	$0	$2,751,548
	ESOP	$0	$0	$4,295	$0	$110,247
Michael J. Coyle	CAP	$1,504,605	$0	$(79,028)	$0	$5,249,697
	NRPS	$0	$61,437	$(785)	$0	$306,599
Bradley E. Lerman	CAP	$103,653	$0	$928	$0	$218,991
	NRPS	$0	$56,710	$(336)	$0	$75,008
Bryan C. Hanson(1)	MCC	$0	$0	$0	$0	$0
	SSRP/CAP	$0	$58,328	$(57,934)	$410,600	$1,486,998

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

ESOP = Employee Stock Ownership Plan

MCC = Medtronic Core Contribution Plan

SSRP = Covidien’s Supplemental Savings and Retirement Plan

(1)	Mr. Ishrak and Mr. Hanson have not participated in the Capital Accumulation Plan (CAP). Messrs. Ishrak, Ellis, and Hanson have not participated in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS). Mr. Hanson participated in the legacy Covidien Supplemental Savings and Retirement Plan (“Covidien SSRP”) from April 25, 2015 through March 31, 2016. Effective April 1, 2016, the Covidien SSRP was merged with and into the CAP. Amounts reported as “SSRP/CAP” reflect Company contributions to the SSRP that were credited to Mr. Hanson’s account during the April 25, 2015 through March 31, 2016 time period and which were transferred to the CAP upon the SSRP’s merger with and into the CAP effective April 1, 2016.

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EXECUTIVE COMPENSATION

(2)	The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table.

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$0
Michael J. Coyle	$1,504,605
Bradley E. Lerman	$103,653
Bryan C. Hanson	$0

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.
(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market. Amounts reported for Mr. Hanson reflect earnings/losses incurred while participating in the Covidien SSRP during the April 25, 2015 through March 31, 2016 time period and in the Medtronic CAP during the April 1, 2016 through April 29, 2016 time period.
(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$2,943,742
Michael J. Coyle	$3,702,810
Bradley E. Lerman	$0
Bryan C. Hanson	$1,148,498

Capital Accumulation Plan:

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

➤	Up to 50% of their base salary;

➤	Up to 100% of their annual incentive plan payments;

➤	Up to 80% of their commissions (applicable only to those executives in a commission plan); and

➤	Up to 100% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan — the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

58    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

Participants receive credits of gains or losses daily based on funds that are indexed to 25 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below:

Return on Funds April 25, 2015 to April 29, 2016
Medtronic plc Stock Fund	7.29%
Interest Income Fund	1.81%
Vanguard Wellington	1.54%
Vanguard International Growth	(9.57%)
Vanguard Institutional Index	1.21%
Vanguard PRIMECAP	(1.70%)
Vanguard Windsor II	(1.94%)
Vanguard Total Bond Index	2.80%
Vanguard Extended Market	(5.88%)
Vanguard Target Retirement Income	(3.20%)
Vanguard Target Retirement 2010	0.20%
Vanguard Target Retirement 2015	(0.50%)
Vanguard Target Retirement 2020	(1.05%)
Vanguard Target Retirement 2025	(1.56%)
Vanguard Target Retirement 2030	(2.08%)
Vanguard Target Retirement 2035	(2.70%)
Vanguard Target Retirement 2040	(3.38%)
Vanguard Target Retirement 2045	(3.39%)
Vanguard Target Retirement 2050	(3.52%)
Vanguard Target Retirement 2055	(3.60%)
Vanguard Target Retirement 2060	0.16%
Vanguard Inflation Protected	1.07%
10T-100	3.35%
10T-120	4.02%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

RSUs:

Under the Medtronic, Inc. 2003 Long-Term Incentive Plan, certain participants were allowed to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

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EXECUTIVE COMPENSATION

The deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require participants to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

ESOP:

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into the non-qualified ESOP. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS):

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS are calculated. If the lump-sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump-sum value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

60    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

EXECUTIVE COMPENSATION

Covidien Supplemental Savings and Retirement Plan (SSRP):

Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each named executive officer in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan). This plan merged with the Medtronic Capital Accumulation Plan as of April 1, 2016 and the funds were no longer available after this date.

Return on Funds April 25, 2015 to March 31, 2016
Vanguard Windsor™ II Admiral™	(5.32%)
Fidelity Spartan® 500 Index Advtg®	(0.72%)
T. Rowe Price Blue Chip Growth	(3.56%)
Fidelity Spartan® Extnd Mkt Idx Advtg	(10.22%)
Stephens Small Cap Growth	(15.38%)
Invesco Small Cap Value Y	(14.00%)
American Funds Europacific Growth R6	(12.03%)
Columbia Acorn International Z	(9.11%)
Western Asset Core Plus Bond I	1.34%
PIMCO Foreign Bond (USD-Hedged) I	0.84%
PIMCO Short-Term A	(0.04%)
Vanguard Prime Money Market Instl	0.20%
PIMCO Diversified Real Asset CIT	(7.03%)
BlackRock LifePath® Index Retire Instl	(1.78%)
BlackRock LifePath® Index 2020 Instl	(2.50%)
BlackRock LifePath® Index 2025 Instl	(3.07%)
BlackRock LifePath® Index 2030 Instl	(3.64%)
BlackRock LifePath® Index 2035 Instl	(4.29%)
BlackRock LifePath® Index 2040 Instl	(4.78%)
BlackRock LifePath® Index 2045 Instl	(5.12%)
BlackRock LifePath® Index 2050 Instl	(5.22%)
BlackRock LifePath® Index 2055 Instl	(5.09%)

Under the Supplemental Savings Plan, participants may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($265,000 for 2015 and 2016). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Under the Retirement Savings Plan, the Company makes an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Letter Agreements: Mr. Ishrak is party to a letter agreement with the Company which provides severance payments and benefits under certain termination events. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement with Mr. Ishrak) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, and material breach by the Company of the letter agreement with Mr. Ishrak), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, and (iii) the value of 24 months of continued welfare benefits. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement. This arrangement is consistent with current Medtronic severance practices.

Mr. Coyle is party to an agreement with the Company that specifies cash severance payments under certain termination events. Mr. Coyle is entitled to receive one times his annual base salary plus his MIP bonus upon termination by the Company without cause. This arrangement is consistent with current Medtronic severance practices. Except as disclosed in this section, no other NEO is party to any agreement that provides for severance benefits in excess of the broad-based plans or benefits available to all employees of Medtronic.

The table below illustrates the payments due to Messrs. Ishrak and Coyle upon involuntary termination as described in the section above assuming a termination date of April 29, 2016.

Name	Severance Amount(1)	Welfare Benefits(2)	Total
Omar Ishrak	$11,524,720	$21,886	$11,546,606
Michael J. Coyle	$1,600,000		$1,600,000
(1)	Mr. Ishrak’s amount includes the fiscal year 2016 earned MIP payment ($3,004,758), plus the sum of two times the base salary ($3,098,168) and the target MIP opportunity ($5,421,794) at the time of termination. Mr. Coyle’s amount represents his current base salary ($800,000) plus his target MIP opportunity ($800,000).
(2)	Amount represents payments for welfare benefits for Mr. Ishrak.

Change-of-Control Agreements: In the absence of a change of control, and except as noted above with respect to Messrs. Ishrak and Coyle, NEOs are not entitled to any benefits upon death, disability, early retirement, normal retirement, resignation or termination other than those benefits that are offered to all employees. Under Medtronic’s change-of-control agreements, no benefits are payable to an executive officer unless both a change of control and a termination of the executive for other than cause or for “good reason” as defined by the agreement occurs. This is known as a double trigger. Absent a “change of control,” the agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a “change of control” — the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates their own employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to prorated value of Highest Annual Bonus (defined as greater of average of bonus received for last three completed fiscal years preceding year of termination and bonus payable for most recently completed fiscal year) and three times the sum of his or her base salary and Highest Annual Bonus. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table. None of the change of control agreements includes provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment a “Reduced Payment”) to the extent it would cause such NEO to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change in control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.

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EXECUTIVE COMPENSATION

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if:

➤	a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

➤	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

➤	Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 22, 2013, shareholders approved the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which replaced the Company’s 2008 Stock Award and Incentive Plan, and which was amended and restated in connection with the Covidien acquisition. For awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the predecessor 2008 Stock Award and Incentive Plan, and related agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units and performance awards (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

Mr. Hanson will be covered under legacy Covidien’s Change-in-Control plan for two year’s following his date of employment with Medtronic plc. Under the legacy Covidien plan, upon a termination after a change-in-control Mr. Hanson will be eligible to receive a lump sum payment equal to two times the sum of his base salary and the average of his bonus received for the prior three completed fiscal years, a pro rata value of his current year actual bonus, full acceleration of unvested equity (performance awards assumed to be earned at target), two years continuation of welfare benefits and outplacement services at the discretion of the Committee. Following the two year period, he will be covered by Medtronic’s policies.

The table below reflects estimated payments for our NEOs as a result of the change of control agreements, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 29, 2016.

Name	Severance Amount(1)(2)(3)	Long-Term Performance Plan Payouts(4)	Accelerated Vesting of Stock Options(5)	Restricted Stock Unit Vesting(6)	Present Value of Increased Pension Benefits(7)	Other(8)	Total
Omar Ishrak	$16,666,285	$7,833,334	$8,568,106	$13,649,267	$598,912	$77,103	$47,393,007
Gary L. Ellis	$7,280,280	$2,574,334	$2,575,768	$4,213,911	$1,295,119	$72,400	$18,011,812
Michael J. Coyle	$5,060,610	$2,107,668	$2,258,289	$3,572,252	$0	$307,924	$13,306,743
Bradley E. Lerman	$4,613,105	$1,558,334	$784,646	$3,079,489	$0	$293,621	$10,329,195
Bryan C. Hanson	$3,332,412	$966,668	$2,575,116	$3,769,994	$0	$70,962	$10,715,152
(1)	This amount includes three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2016’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years. For Mr. Hanson this amount includes two times the sum of (a) his base salary at the time of termination and (b) the average annual bonus for the three most recently completed fiscal years.

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EXECUTIVE COMPENSATION

(2)	This amount has been reduced for Mr. Coyle and Mr. Lerman so as to not incur excise taxes under Section 280G.
(3)	This amount also includes the prorated value of the greater of fiscal year 2016’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years. For Mr. Hanson this amount includes the prorated value of fiscal year 2016’s annual bonus.
(4)	This amount represents the unvested projected payments of the 2015-2017 LTPP and 2016-2018 LTPP.
(5)	This amount represents the market gain (or intrinsic value) of unvested options as of April 29, 2016 at the closing price on that date of $79.15.
(6)	This amount represents the value of unvested restricted stock units, PBRSUs and dividend equivalent units as of April 29, 2016 at the closing price on that date of $79.15.
(7)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.
(8)	This amount represents the estimated value of the three year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years. Mr. Hanson receives 24 months employer portion of COBRA premiums and $45,000 of outplacement services.

Equity Compensation Plan Information

The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 29, 2016, including the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2014 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

	(a)(4)	(b)	(c)(5)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(3)	50,827,076	$51.61	46,913,685
Equity compensation plans not approved by security holders(2)(3)	1,861	$46.48	0
(1)	Awards under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date. This plan was approved by Medtronic, Inc. shareholders.
(2)	Awards are no longer being granted from the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan.
(3)	Amounts disclosed do not include stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, or other stock-based awards to acquire 11,538,242 Medtronic shares relating to former Covidien or Kyphon awards assumed in the acquisitions with a weighted average exercise price of $34.81.
(4)	Column (a) includes 42,196,835 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $62.17 and the following equity awards which increase the number of shares in column (a) and decrease the number of shares in column (c) 7,988,466 restricted stock units and their dividend equivalent units in approved plans, 128,200 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 513,575 vested units or exercised shares deferred and not yet issued in approved plans.
(5)	Column (c) includes 19,733,709 shares available for issuance as of April 29, 2016 under the Medtronic plc Amended and Restated 2014 Employees Stock Purchase Plan and 27,179,976 shares available for issuance as of April 29, 2016 under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan.

64    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the five members listed below, each of whom is an independent director in accordance with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange requirements and meets additional independence standards applicable to audit committee members. Shirley Ann Jackson, Ph.D., Scott C. Donnelly, Randall J. Hogan, III, Kendall J. Powell, Robert C. Pozen and each qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows that accompany Medtronic’s 2016 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 29, 2016 and April 24, 2015 and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 29, 2016 are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 16 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2016 for filing with the SEC. The Audit Committee has recommended PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2017 and that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Shirley Ann Jackson, Ph.D., Chair	Kendall J. Powell
Scott C. Donnelly	Robert C. Pozen
Randall J. Hogan, III

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AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 24, 2015 and April 29, 2016, and fees for other services rendered by PricewaterhouseCoopers. One hundred percent (100%) of all audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2015	Fiscal 2016
Audit Fees(1)	$13,335,000	$16,652,000
Audit-Related Fees(2)	4,175,000	521,000
Tax Fees(3)	3,229,000	3,045,000
All Other Fees(4)	211,000	19,000
(1)	Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting. The increase in audit fees related to recurring procedures in connection with the acquisition of Covidien in 2015.
(2)	Audit-related services consisted principally of services related to consultations with management as to the accounting or disclosure impact of final standards issued by other regulatory or standard setting bodies. Audit-related fees decreased due to one-time additional audit services performed in 2015 related to the acquisition of Covidien not required in current fiscal year.
(3)	Tax related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and assistance with tax audits.
(4)	Other service fees consisted principally of services related to special non-audit reports required by local regulatory agencies.

66    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITOR AND AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET AUDITOR REMUNERATION

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has recommended the re-appointment of PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 28, 2017 and that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of the PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual General Meeting and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

The re-appointment of PricewaterhouseCoopers LLP as the independent external auditor of the Company for the fiscal year ending April 28, 2017 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting in order to be approved.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for the fiscal year ending April 28, 2017 be and is hereby ratified and that the Board of Directors, acting through the Audit Committee, be and is hereby authorized to set the remuneration of the auditor.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S RENUMERATION.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

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PROPOSAL 3 — ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement, a so-called “Say-on-Pay” vote. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s Executive Compensation Program Philosophy is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted in relation to the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 84% to 91% of NEO compensation, and long-term performance-based compensation constitutes 68% to 75% of NEO compensation. Fiscal year 2016 had strong financial results, and the Company’s top-line and bottom-line growth rates were within the target range of the potential performance payout. In light of these business results, the Company’s annual incentive plan and long-term performance plan paid out at 110.84% and 100.00% of targeted amounts, respectively.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, change-of-control agreements no longer include any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

Advisory approval of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual general meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3. IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTON TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

68    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

PROPOSAL 4 — AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS

In connection with a review of our corporate governance practices, the Board decided to proactively propose the adoption of proxy access to our shareholders. Therefore, the Board is recommending that our shareholders approve amendments to our Articles of Association to implement proxy access. Proxy access would allow eligible shareholders to nominate their own nominees for election to our Board and have their nominees included in our proxy materials, along with the candidates nominated by the Board. Our Board is committed to strong corporate governance practices and believes that proxy access is in the best interests of the Company and its shareholders.

The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our shareholders while ensuring the rights are used by shareholders in a responsible manner. The Board recommends the implementation of proxy access and now, as required under Irish law, seeks shareholder approval for its adoption. The resolution in respect of this Proposal No. 4 is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast. If approved by shareholders, proxy access will become effective immediately and will be available for use at our 2017 annual general meeting of shareholders.

Description of the Proxy Access Amendments

The following description is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix B. We urge you to read Appendix B in its entirety before casting your vote.

Shareholder Eligibility to Nominate Directors

Any shareholder or group of up to 20 shareholders that has maintained ownership of 3% or more of the Company’s shares continuously for at least three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for the annual general meeting.

Calculation of Qualifying Ownership

In order to ensure that the interests of shareholders seeking to include candidates in the Company’s proxy materials are aligned with those of other shareholders, a shareholder would be deemed to own only those shares of the Company as to which the shareholder possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of determining whether the ownership threshold has been met:

➤	shares sold by a person or any of its affiliates in any transaction that has not been settled or closed;

➤	shares that a person or any of its affiliates borrowed or purchased pursuant to an agreement to resell; and

➤	shares subject to any derivative instrument or similar agreement in respect of the Company’s shares, which instrument or agreement has the purpose or effect of (1) reducing the person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering the gain or loss arising from the full economic ownership of such person’s or affiliates’ shares.

A shareholder will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares will also be deemed to continue during any period in which such person has loaned such shares, provided that the person has the power to recall such loaned shares on five U.S. business days’ notice and includes in the notice of proxy access nomination an agreement that such shareholder will recall such loaned shares upon being notified that any of its nominees will be included in the Company’s proxy materials. A shareholder’s ownership of shares will also be deemed to continue during any period in which such shareholder delegated any voting power by means of proxy or other instrument which is revocable at any time by the shareholder.

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PROPOSAL 4 — AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS

Number of Shareholder-Nominated Candidates

The maximum number of candidates nominated by all eligible shareholders that the Company would be required to include in its proxy materials cannot exceed 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. Any candidate who is subsequently withdrawn, disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit.

In addition, candidates that the Board nominates pursuant to an agreement or other arrangement with one or more shareholders (other than any such agreement entered into in connection with an acquisition of shares from the Company by such shareholder(s)) would be counted against the nominee limit. Moreover, the number of directors in office as of the final proxy access nomination date who were included in the Company’s proxy materials for any of the two preceding annual general meetings (including those candidates whose nominations are subsequently withdrawn or whom the Board decides to nominate for election to the Board) and whom the Board decides to nominate for re-election to the Board would be counted against the nominee limit.

Procedure for Electing Candidates if Nominee Limit is Exceeded

Any shareholder or group of shareholders that submits more than one candidate for inclusion in the Company’s proxy materials would be required to rank its candidates. If the number of candidates exceeds the nominee limit, the highest ranking eligible candidate from each shareholder or group of shareholders will be included in the Company’s proxy materials until the limit is reached, beginning with the shareholder or group of shareholders with the largest number of shares.

Nominating Procedures

In order to provide adequate time to assess shareholder-nominated candidates, requests to include such candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company’s definitive proxy statement was first distributed to shareholders in connection with the prior year’s annual general meeting.

Information Required by All Nominating Shareholders

Each shareholder seeking to include a candidate in the Company’s proxy materials would be required to provide certain information to the Company, including but not limited to:

➤	verification of, and information regarding, the stock ownership of the shareholder as of the date of the submission and the record date for the annual meeting;

➤	information regarding each candidate, including biographical and stock ownership information;

➤	in the case of a nomination by a group of shareholders, the designation by all group members of one specified group member that is authorized to act on behalf of all group members with respect to the nomination and all related matters;

➤	a copy of the Schedule 14N filed by the shareholder(s) with the SEC; and

➤	whether the shareholder has, within the past three years, nominated any candidate for election as a director of a competitor to the Company, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States of America, or currently intends to nominate any candidate as a director of a competitor to the Company within the current calendar year.

Shareholders and candidates, as applicable, would also be required to make certain representations to, and agreements with, the Company, including but not limited to:

➤	representation that such shareholder does not have any intent to change or influence control of the Company;

➤	representation that such shareholder will maintain qualifying ownership through the date of the applicable annual general meeting;

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PROPOSAL 4 — AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS

➤	agreement that such shareholder will refrain from soliciting in support of the election of any individual as a director other than its candidate(s) or a nominee of the Board;

➤	agreement that such shareholder will provide written statements verifying continuous qualifying ownership through the record date for the applicable annual general meeting;

➤	agreement by the candidate to refrain from becoming a party to any agreement or commitment as to how such candidate will vote on any issue if elected as a director of the Company;

➤	unless disclosed to the Company, agreement by the candidate to refrain from becoming a party to any compensatory or other financial arrangement with any person other than with the Company in connection with such person’s service as a director of the Company;

➤	agreement that such shareholder will not distribute any form of proxy for the annual general meeting other than the form distributed by the Company;

➤	agreement that such shareholder will comply with applicable laws and Company policies and assume liability arising out of the communications with the Company and its shareholders and indemnify the Company and its directors and officers for liability arising from or relating to the nomination; and

➤	representation as to the accuracy and completeness of all information provided to the Company.

Exclusion of Shareholder Nominees

The Company would not be required to include a candidate in the Company’s proxy materials if, among other things:

➤	any shareholder nominates a person for election pursuant to the advance notice provisions of the Company’s Articles of Association;

➤	the candidate is not independent of management, would not qualify as independent under the rules and listing standards of the principal United States securities exchanges upon which the Company’s shares are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, or has been an officer or director of a competitor within the past three years;

➤	the election of the candidate would cause the Company to violate its Memorandum or Articles of Association, the rules and listing standards of the principal United States securities exchange upon which the Company’s shares are listed or traded, the Irish Companies Act 2014 or any other applicable law, rule or regulation;

➤	the candidate has provided materially false or misleading information to the Company;

➤	the candidate is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; or

➤	the candidate’s then-current or within the preceding 10 years’ business or personal interests place the candidate in a conflict of interest with the Company or any of its subsidiaries that would cause such candidate to violate any fiduciary duties of directors under the Irish Companies Act 2014.

In addition, the Board or the chairman of the annual general meeting will declare a director nomination to be defective, and such nomination will be disregarded, if the shareholder or candidate breaches any of their respective obligations under the proxy access provision of the Company’s Articles of Association or the shareholder does not appear at the annual general meeting in person.

Future Disqualification of Shareholder-Nominated Candidates and Nominating Shareholders

Any candidate who is included in the Company’s proxy materials but subsequently either withdraws from or becomes ineligible or unavailable for election at the annual general meeting or does not receive at least 25% of the votes cast in favor of election would be ineligible for nomination at the following two annual general meetings.

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PROPOSAL 4 — AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO IMPLEMENT PROXY ACCESS

Supporting Statement

Shareholders would be permitted to include in the Company’s proxy statement for the applicable annual general meeting a written statement of up to 500 words in support of the election of the candidate. The Company would be permitted to omit any information or statement that the Company believes in good faith would violate any applicable law or regulation.

Related Amendments

In conjunction with the proxy access amendments, the Board is proposing to amend Article 93.2 to clarify that the deadline for receipt of notice from a shareholder of business to be brought before a general meeting will not be extended by the adjournment or postponement of any general meeting.

The Board is also proposing to amend Article 155(4) to clarify that a shareholder who requisitions an extraordinary general meeting in accordance with the Companies Act 2014 to nominate a director must provide the Company with the same information required for nominations pursuant to the advance notice provisions of the Articles of Association.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 4 IS AS FOLLOWS:

“RESOLVED, as a special resolution that the Articles of Association be and are hereby amended in the manner provided in Appendix B of this proxy statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENTS TO OUR ARTICLES OF ASSOCIATION TO IMPLEMENT “PROXY ACCESS.”

Other Information

Shareholder Proposals and Director Nominations

If shareholders approve Proposal No. 4, Medtronic’s Articles of Association will be amended such that shareholders will have the right, subject to certain terms and conditions, to have their nominee included in our proxy materials for the applicable annual general meeting. If shareholders approve Proposal No. 4, Medtronic’s Articles of Association will be amended to provide that a shareholder may present a nominee for director to be included in the Company’s proxy materials for the 2017 annual general meeting if proper written notice is received by the Company Secretary at Medtronic’s registered office not before [insert date 150 days prior to the date that the Company distributes its 2016 proxy statement] and not after [insert date 120 days prior to the date that the Company distributes its 2016 proxy statement]. Any such proxy access nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations.

72    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

PROPOSAL 5 —	AMEND THE COMPANY’S
5A. ARTICLES OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS 5B. MEMORANDUM OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS

Proposal No. 5A sets out certain proposed amendments to our Articles of Association and Proposal No. 5B sets out certain proposed amendments to our Memorandum of Association. Under Irish law, any amendment to a public company’s Articles of Association must be voted on separately from any amendment to a public company’s Memorandum of Association. For that reason, we are asking shareholders to vote separately on Proposals No. 5A and 5B. However, given the inextricable link between Proposals No. 5A and 5B, each proposal is subject to the other being approved by shareholders, and as a result, both proposals will fail if either proposal does not pass. As required under Irish law, the resolutions in respect of Proposals No. 5A and 5B are special resolutions that require the affirmative vote of the holders of at least 75% of the votes cast to be approved.

Proposal No. 5A: Proposed Amendments to the Company’s Articles of Association in Connection with Recent Changes in Irish Law and for General Administrative Reasons

The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix C. We urge you to read Appendix C in its entirety before casting your vote.

The Companies Act 2014, which consolidates Irish company law, took effect on June 1, 2015. In addition to consolidating pre-existing Irish company law, the Companies Act 2014 amended certain provisions of the pre-existing Irish company law as well as introduced new provisions.

Although the changes to Irish company law will not impact the Company’s day-to-day operations, the Board is proposing to make certain administrative updates to our Articles of Association to ensure that they are not impacted or affected by the introduction of the Companies Act 2014.

As an example, the Companies Act 2014 will automatically apply certain sections of the Act to the Company unless we explicitly opt out. Given that many of these sections either address matters that are already covered by the Company’s Articles of Association or are not applicable to the Company, we are proposing to amend the Company’s Articles of Association to explicitly opt out of certain provisions, as permitted by the Companies Act 2014. For example, the Companies Act 2014 includes a provision regarding the appointment of directors, which is already covered by existing provisions in the Company’s Articles of Association. Therefore, we recommend opting out of that provision.

Attached as Appendix D to this Proxy Statement are two tables setting out (i) a summary of the optional provisions from which we propose to opt out, and (ii) certain other general administrative amendments that we propose to make to the Company’s Articles of Association.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 5A IS AS FOLLOWS:

“RESOLVED, as a special resolution that, subject to and conditional upon Proposal No. 5B being passed, the Articles of Association be and are hereby amended in the manner provided in Appendix C of this proxy statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION IN THE MANNER DESCRIBED ABOVE.

Proposal No. 5B: Proposed Amendments to the Company’s Memorandum of Association in Connection with Recent Changes in Irish Law

Set out below is background information on the proposed amendments to our Memorandum of Association. The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix E. We urge you to read Appendix E in its entirety before casting your vote.

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PROPOSAL 5 —	AMEND THE COMPANY’S
5A. ARTICLES OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS 5B. MEMORANDUM OF ASSOCIATION TO MAKE CERTAIN ADMINISTRATIVE AMENDMENTS

As described above, on June 1, 2015, the Companies Act 2014 took effect in Ireland. In addition to the proposed amendments described above to our Articles of Association to accommodate the adoption of the Companies Act 2014, we must also make certain corresponding administrative amendments to our Memorandum of Association to account for the adoption of the Companies Act 2014. The proposed amendments to our Memorandum of Association are each specifically described in the text of the resolution below, as required under Irish law.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 5B IS AS FOLLOWS:

“RESOLVED, as a special resolution that, subject to and conditional upon Proposal No. 5A being passed, the following amendments, as shown in Appendix E of this proxy statement, be made to the Memorandum of Association:

(a)	the deletion in clause 2 of the words ‘The Company is to be a public limited company’ and the substitution therefor of the words ‘The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014’;

(b)	the deletion of the existing clause 3.17 and the substitution therefor of the following new clause 3.17:

“3.17 To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S MEMORANDUM OF ASSOCIATION IN THE MANNER DESCRIBED ABOVE.

74    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

PROPOSAL 6 —  AMEND THE COMPANY’S ARTICLES OF ASSOCIATION TO CLARIFY THE BOARD’S SOLE AUTHORITY TO DETERMINE ITS SIZE WITHIN THE FIXED LIMITS IN THE ARTICLES OF ASSOCIATION

The description of the following proposed amendments is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix F. We urge you to read Appendix F in its entirety before casting your vote.

Proposal No. 6 sets out certain proposed amendments to our Articles of Association to clarify that the Board has the sole authority to set its size within the fixed limits set out in the Articles of Association. The amendments are designed to clarify the voting standard to be used in director elections at shareholder meetings. Our Articles of Association provide for majority voting in uncontested director elections. Under this standard, each shareholder is entitled to one vote per share for each director position, and only candidates receiving a majority of votes cast are elected. Our Articles of Association provide for a plurality voting standard in contested director elections. Plurality voting will be used if the number of director nominees exceeds the size of the Board. Under this standard, each shareholder is entitled to one vote per share for each director position, and the nominees receiving the most votes for those positions are elected. The proposed amendments to our Articles of Association do not change these voting standards. They instead clarify that plurality voting will be used in contested elections where the number of director nominees exceeds the number of directors fixed from time to time by the Board, rather than the maximum allowable size of the Board contained in the Articles of Association. The proposed amendments to our Articles of Association also clarify that a reduction in the maximum number of Directors will not have the effect of removing any Director prior to the expiration of his or her term of office.

As with plurality voting in contested elections, granting the Board sole authority to set its size is a common governance practice in the United States. A survey of the 100 largest U.S. public companies reveals that the overwhelming majority have granted their Boards sole authority to set the size of the Board. Accordingly, Proposal No. 6 seeks shareholder approval to amend our Articles of Association to grant the Board sole authority to set its size within the parameters established in the Company’s Articles of Association and to clarify when plurality voting will be used.

As required under Irish law, the resolution in respect of Proposal No. 6 is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 6 IS AS FOLLOWS:

“RESOLVED, as a special resolution that the Articles of Association be and are hereby amended in the manner provided in Appendix F of this proxy statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION IN THE MANNER DESCRIBED ABOVE.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    75

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $21,000 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2017 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no later than June 30, 2017. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Company Secretary at Medtronic’s registered office not less than 50 nor more than 90 days prior to the Annual General Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of business on the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, Ireland, Attn: Company Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2016 Annual Report, including financial statements, is being made available to shareholders of record as of October 11, 2016 together with the other proxy materials.

76    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

OTHER INFORMATION

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 29, 2016, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Bradley E. Lerman

Company Secretary

MEDTRONIC plc

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    77

APPENDIX A

NON-GAAP RECONCILIATIONS

This proxy statement provides certain revenue growth rates and diluted EPS figures on a comparable, constant currency basis and as adjusted for the favorable extra week in 2016. Constant currency growth measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. These figures are “non-GAAP” financial measures under applicable SEC rules and regulations.

Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included below. Medtronic’s May 31, 2016 Fiscal Year 2016 Earnings Release also includes detailed information about the GAAP to Non-GAAP adjustments.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    A-1

APPENDIX A

MEDTRONIC PLC

WORLD WIDE REVENUE

(Unaudited)

	FOURTH QUARTER AS REPORTED			FOURTH QUARTER CONSTANT CURRENCY ADJUSTED				FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL(5)
(in millions)	FY16 Q4	FY15 Q4	Reported Growth	FY16 Q4	FY15 Q4	Currency Impact on Growth(6)	Constant Currency Growth(3)	FY16 Total	FY15 Total	Reported Growth	FY16 Total	FY15 Total(4)	Currency Impact on Growth(6)	Comparable Constant Currency Growth(1)(2)
Cardiac & Vascular Group	$2,736	$2,596	5%	$2,736	$2,596	$(67)	8%	$10,196	$9,361	9%	$10,196	$9,854	$(576)	9%
Cardiac Rhythm & Heart Failure	1,492	1,398	7	1,492	1,398	(27)	9	5,465	5,245	4	5,465	5,245	(280)	10
Coronary & Structural Heart	816	792	3	816	792	(31)	7	3,093	3,038	2	3,093	3,038	(211)	9
Aortic & Peripheral Vascular	428	406	5	428	406	(9)	8	1,638	1,078	52	1,638	1,571	(85)	10
Minimally Invasive Therapies Group	2,460	2,387	3	2,460	2,387	(70)	6	9,563	2,387	NM	9,563	9,540	(578)	6
Surgical Solutions	1,358	1,293	5	1,358	1,293	(49)	9	5,265	1,293	NM	5,265	5,188	(385)	9
Patient Monitoring & Recovery	1,102	1,094	1	1,102	1,094	(21)	3	4,298	1,094	NM	4,298	4,352	(193)	3
Restorative Therapies Group	1,875	1,854	1	1,875	1,854	(26)	3	7,210	6,751	7	7,210	7,086	(247)	5
Spine	737	743	(1)	737	743	(8)	—	2,924	2,971	(2)	2,924	2,971	(89)	1
Neuromodulation	494	518	(5)	494	518	(7)	(3)	1,926	1,977	(3)	1,926	1,977	(72)	1
Surgical Technologies	485	461	5	485	461	(7)	7	1,773	1,671	6	1,773	1,671	(57)	10
Neurovascular	159	132	20	159	132	(4)	23	587	132	NM	587	467	(29)	32
Diabetes Group	496	467	6	496	467	(16)	10	1,864	1,762	6	1,864	1,762	(101)	12
TOTAL	$7,567	$7,304	4%	$7,567	$7,304	$(179)	6%	$28,833	$20,261	42%	$28,833	$28,242	$(1,502)	7%

NM—Not meaningful

(1)	Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited fiscal year 2016 comparable, constant currency growth by approximately 1.5 percentage points.
(2)	Management believes that referring to comparable, constant currency growth rates is a useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures at the end of the earnings press release.
(3)	Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures at the end of the earnings press release.
(4)	Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5)	Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.
(6)	The quarterly currency impact on growth data in this schedule has been intentionally rounded to the nearest $1 million and, therefore, may not sum when calculating year-to-date data.

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APPENDIX A

MEDTRONIC PLC

NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

(in millions, except per share data)

	Fiscal year ended April 29, 2016
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$28,833	$9,142	68.3%	$5,291	18.4%	$4,336	$3,538	$2.48
Non-GAAP Adjustments:(2)
Impact of inventory step-up(a)	—	(226)		226		226	165	0.12
Special charges(b)				70		70	44	0.03
Restructuring charges, net(c)	—	(9)		299		299	221	0.15
Certain litigation charges(d)	—	—		26		26	17	0.01
Acquisition-related items(e)	—	—		283		283	212	0.15
Amortization of intangible assets(f)	—	—		1,931		1,931	1,467	1.03
Loss on previously held forward starting interest rate swaps(g)	—	—		—		45	29	0.02
Debt tender premium(h)	—	—		—		183	118	0.08
Certain tax adjustments(i)	—	—		—		—	417	0.29
Non-GAAP	$28,833	$8,907	69.1%	$8,126	28.2%	$7,399	$6,228	$4.37
Foreign currency impact	1,502	113	1.2	797	1.2			0.47
Constant Currency Adjusted	$30,335	$9,020	70.3%	$8,923	29.4%			$4.84

	Fiscal year ended April 24, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income	Diluted EPS
GAAP	$20,261	$6,309	68.9%	$3,766	18.6%	$3,486	$2,675	$2.41
Non-GAAP Adjustments:(2)
Impact of inventory step-up(a)	—	(623)		623		623	455	0.41
Impact of product technology upgrade commitment(j)	—	(74)		74		74	61	0.06
Special (gains) charges, net(k)	—	—		(38)		(38)	(23)	(0.02)
Restructuring charges, net(1)	—	(15)		252		252	180	0.16
Certain litigation charges, net(m)	—	—		42		42	27	0.02
Acquisition-related items(n)	—	—		550		550	433	0.39
Amortization of intangible assets(f)	—	—		733		733	538	0.49
Impact of acquisition on interest expense(o)	—	—		—		77	49	0.04
Certain tax adjustments(p)	—	—		—		—	349	0.31
Non GAAP	$20,261	$5,597	72.4%	$6,002	29.6%	$5,799	$4,744	$4.28	(1)

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    A-3

APPENDIX A

	Net Income	Diluted EPS
Year over year percent change:
GAAP	32%	3%
Non-GAAP	31%	2%
Adjusted Non-GAAP		13%
(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.
(a)	Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition, which was recorded in costs of products sold in our condensed consolidated statements of income.
(b)	The $44 million after-tax ($70 million pre-tax) special charge was recorded in connection with the impairment of a debt investment.
(c)	Includes a $274 million after-tax charge ($364 million pre-tax) related to a continuation of our cost synergies initiative, partially offset by a $53 million ($65 million pre-tax) reversal of excess restructuring reserves related to certain restructuring initiatives. The fiscal year 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), fixed asset impairments, and contract termination costs. The restructuring charge includes expense within cost of products sold related to inventory write-offs of discontinued product lines.
(d)	Relates to probable and reasonably estimable INFUSE product liability litigation.
(e)	Primarily includes integration-related costs incurred in connection with the Covidien acquisition, partially offset by net income related to the change in fair value of contingent consideration associated with acquisitions subsequent to April 29, 2009.
(f)	To exclude amortization of intangible assets.
(g)	Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (i). The losses were recorded in interest expense, net in our condensed consolidated statements of income.
(h)	The $118 million after-tax charge ($183 million pre-tax) charge was recorded in connection with the cash tender offer of certain outstanding debt securities issued by Medtronic, Inc. and Covidien International Finance S.A. The charge was recorded in interest expense, net in our condensed consolidated statements of income.
(i)	Primarily relates to U.S. income tax expense resulting from the Company’s completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.- controlled non-U.S. subsidiaries. Also includes a benefit related to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary the Company expects to dispose of during the foreseeable future.
(j)	Represents the probable and reasonably estimable commitment related to a CRHF global comprehensive program for home based monitors due to industry conversion from analog to digital technology.
(k)	The $23 million after-tax ($38 million pre-tax) special gain includes $64 million after-tax ($100 million pre-tax) charitable contribution made to the Medtronic Foundation, $25 million after-tax ($41 million pre-tax) gain on divestiture recognized in connection with the sale of the MicroFrance product line, and $62 million after-tax ($97 million pre-tax) net gain recognized in connection with the sale of a certain equity method investments.
(l)

Includes a $176 million after-tax ($248 million pre-tax) charge related to the fiscal year 2015 restructuring initiative and a $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $25 million after-tax ($34 million pre-tax) reversal of excess restructuring reserves related to certain legacy Medtronic and certain legacy Covidien restructuring initiatives. The restructuring charge for the fiscal year 2015 initiative consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition), asset write-downs, contract termination fees, and other related costs. This restructuring charge includes expense within cost of products sold related to inventory write-offs of

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APPENDIX A

discontinued product lines. The fiscal year 2015 initiative primarily relates to the Covidien acquisition, strategic alignment of certain manufacturing processes, certain inventory rationalizations, and certain program cancellations. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company.
(m)	Relates to accounting charges for probable and reasonably estimable INFUSE product liability litigation of $24 million after-tax ($37 million pre-tax) and other litigation matters.
(n)	Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition (bridge financing fees, legal fees, and other transaction- related costs), of which $127 million after-tax ($189 million pre-tax) primarily relates to accelerated or incremental stock compensation expense incurred in the acquisition.
(o)	Represents the incremental interest expense incurred to hold $17 billion of debt from December 10, 2014 through the end of the third quarter of fiscal year 2015. On December 10, 2014, Medtronic issued $17 billion of debt to finance, in part, the cash component of the Covidien acquisition consideration including the payment of certain transaction and financing expenses and for working capital and general corporate purposes, which may include repayment of indebtedness. The Covidien acquisition closed on January 26, 2015.
(p)	Primarily relates to a $329 million tax expense for anticipated resolution of the Kyphon acquisition-related issues with the IRS.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    A-5

APPENDIX B

ARTICLES OF ASSOCIATION REFLECTING PROXY ACCESS AMENDMENTS

Note: the amendments set out in this Appendix B are reflected as a comparison to the relevant Articles of Association of the Company as of the date of this proxy statement. Additional amendments will be made to the provisions of the Articles of Association included in this Appendix B if shareholders approve Proposals 5 and 6.

93.

93.1.	For business to be properly requested by a Member to be brought before a general meeting (other than nominations of directors, which may only be made in accordance with Article 155), the Member must:

a)	be a Member of the Company at the time of the giving of the notice for such general meeting;

b)	be entitled to vote at such meeting; and

c)	have given timely and proper notice in writing to the Secretary in accordance with this Article 93.

93.2.	To be timely for a general meeting, a Member’s notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than fifty (50) days nor (except for shareholder proposals subject to Rule14a-8(a)(3)(i) of the Exchange Act) more than ninety (90) days prior to the meeting, provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to the Members, notice by the Member to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the adjournment or postponement of any general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice to the Secretary pursuant to this Article 93.2.

93.3.	~~Other than with respect to notices for nominations of directors (the proper form of which is specified in Article 155.3), to~~ To be in proper written form, a Member’s notice shall set forth as to each matter such Member proposes to bring before the meeting:

a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

b)	the name and address, as they appear in the Register of Members, of such Member;

c)	the class and number of Shares of the Company which are beneficially owned by the Member; and

d)	any material interest of the Member in such business.

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS

155.

155.1.	No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 155. Nominations of persons for election to the Board at a general meeting may be made:

(a)	by or at the direction of the Board or a committee thereof;

(b)	with respect to election at a general meeting, by any Member who holds Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the required notice provided for in these Articles and at the time of the relevant general meeting, and who ~~timely complies with the notice procedures set forth in these Articles; and~~ has given timely and proper notice in writing to the Secretary in accordance with Article 155.3 and 155.4;

(c)	with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the 1963 Act, by a Member or Members who hold Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles , including Article 155.4, and the Companies Acts relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting~~,~~; and

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APPENDIX B

(d)	with respect to election at an annual general meeting, by any Member or beneficial owner of Shares (or group of Members and/or beneficial owners of Shares) who meets the requirements of and complies with all applicable procedures set forth in Article 155.2 (sub-clauses (b) ~~and~~ , (c) and (d), being the exclusive means for a Member or beneficial owner (in the case of sub-clause (d)) to make nominations of persons for election to the Board).

155.2.

(a)	Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, subject to the provisions of this Article 155.2, the Company shall include in its notice of general meeting and proxy statement for such annual general meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorised committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board (a “Member Nominee”) by an Eligible Holder (as defined in Article 155.2(d)) who expressly elects at the time of providing the notice required by this Article 155.2 to have such nominee included in the Company’s proxy materials pursuant to this Article 155.2. For purposes of this Article 155.2, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Member Nominee and the Eligible Holder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Holder so elects, a Supporting Statement (as defined in Article 155.2(h)). For the avoidance of doubt, nothing in this Article 155.2 shall limit the Company’s ability to solicit against any Member Nominee or include in its proxy materials the Company’s own statements or other information relating to any Eligible Holder or Member Nominee, including any information provided to the Company pursuant to this Article 155.2. Subject to the provisions of this Article 155.2, the name of any Member Nominee included in the Company’s proxy statement for an annual general meeting shall also be set forth on the form of proxy distributed by the Company in connection with such annual general meeting and on any ballot distributed at such annual general meeting.

(b)	Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Holder pursuant to this Article 155.2, the Eligible Holder must have given timely and proper notice in writing (the “Notice of Proxy Access Nomination”) to the Secretary in accordance with this Article 155.2. To be timely, the Notice of Proxy Access Nomination must be delivered to or mailed and received at the registered office of the Company not less than one-hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to Members for the preceding year’s annual general meeting. In no event shall the adjournment or postponement of the annual general meeting, or the public announcement of such

(c)	an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Article 155.2.

(d)

Permitted Number of Member Nominees. The maximum number of Member Nominees nominated by all Eligible Holders that will be included in the Company’s proxy materials with respect to an annual general meeting shall not exceed twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article 155.2 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Article 155.2(c)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a beneficial owner, group of

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APPENDIX B

beneficial owners, Member or group of Members (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Shares from the Company by such beneficial owner, group of beneficial owners, Member or group of Members) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Company’s proxy materials as Member Nominees for any of the two (2) preceding annual general meetings (including any persons counted as Member Nominees pursuant to the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Holder for inclusion in the Company’s proxy materials pursuant to this Article 155.2 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Member Nominees. Any Eligible Holder submitting more than one Member Nominee for inclusion in the Company’s proxy materials pursuant to this Article 155.2 shall rank such Member Nominees based on the order in which the Eligible Holder desires such Member Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Member Nominees submitted by Eligible Holders pursuant to this Article 155.2 exceeds the Permitted Number. In the event that the number of Member Nominees submitted by Eligible Holders pursuant to this Article 155.2 exceeds the Permitted Number, the highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder will be selected for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company that each Eligible Holder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder has been selected, then the next highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Article 155.2, the Company shall not be required to include any Member Nominees in its proxy materials pursuant to this Article 155.2 for any annual general meeting for which the Secretary receives notice (whether or not subsequently withdrawn) that a Member intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for Member nominees set forth in Articles 155.1(b), 155.3 and 155.4.

(e)

Eligible Holder. An “Eligible Holder” is a Member or beneficial owner of Shares (each, a “Holder”) or group of no more than twenty (20) Holders (counting as one Holder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Article 155.2(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company that represents at least three percent (3%) of the voting power of the outstanding Ordinary Shares and other Shares carrying the general right to vote at general meetings of the Company as of the date the Notice of Proxy Access Nomination is received by the Secretary at the registered office of the Company in accordance with this Article 155.2 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual general meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Article 155.2. A “Qualifying Fund Group” is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 of the United States of America, as amended. Whenever the Eligible Holder consists of a group of Holders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Article 155.2 that requires the Eligible Holder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each Holder (including

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APPENDIX B

each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the Shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Article 155.2 by any member of such group shall be deemed a breach by the Eligible Holder. No person may be a member of more than one group of Holders constituting an Eligible Holder with respect to any annual general meeting.

(f)	Definition of Ownership. For purposes of this Article 155.2, a Holder shall be deemed to “own” only those outstanding Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company as to which the Holder possesses both (i) the full voting and investment rights pertaining to the Shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such Shares; provided that the number of Shares calculated in accordance with clauses (i) and (ii) shall not include any Shares (A) sold by such Holder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Holder or any of its affiliates for any purposes or purchased by such Holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Holder or any of its affiliates, whether any such instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of outstanding Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Holder’s or its affiliates’ full right to vote or direct the voting of any such Shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such Shares by such Holder or affiliate (any such instruments or agreements, as described in this clause (c), “Derivative Instruments”). A Holder’s ownership of Shares shall be deemed to continue during any period in which (i) the Holder has loaned such Shares, provided that the Holder has the power to recall such loaned Shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned Shares upon being notified that any of its Member Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled Shares through the date of the annual general meeting or (ii) the Holder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Holder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding Shares are “owned” for these purposes shall be determined by the Board (or any duly authorised committee thereof). For purposes of this Article 155.2, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(g)	Form of Notice. To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)	a written statement by the Eligible Holder certifying as to the class, series and number of Shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Holder’s agreement to provide (A) within five (5) business days following the later of the record date for the annual general meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Holder certifying as to the class, series and number of Shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Holder ceases to own any of the Required Shares prior to the date of the annual general meeting;

(ii)

one or more written statements from the registered holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary, the

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APPENDIX B

Eligible Holder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Holder’s agreement to provide, within five (5) business days following the later of the record date for the annual general meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the registered holder and such intermediaries verifying the Eligible Holder’s continuous ownership of the Required Shares through the record date;

(iii)	a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)	the information that would be required to be set forth in a Member’s notice of a nomination pursuant to Article 155.4 (including each Member Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(v)	a representation that the Member Nominee (1) understands his or her duties as a Director under the Companies Act and agrees to act in accordance with those duties while serving as a Director, (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to any person as to how such Member Nominee, if elected as a Director of the Company, will act or vote as a Director on any issue or question to be decided by the Board or that otherwise relates to the Company or the Member Nominee’s service on the Board, (3) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company that has not been disclosed to the Company, including any agreement to indemnify such Member Nominee for obligations arising as a result of his or her service as a Director of the Company, and has not and will not receive any such compensation or other payment from any person other than the Company that has not been disclosed to the Company, in each case in connection with such nominee’s nomination, service or action as a Director of the Company, (4) if elected as a Director of the Company, will comply with all applicable laws and the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, and the Company’s policies, guidelines and principles applicable to Directors, including, without limitation, the Company’s principles of corporate governance, code of conduct, code of business conduct and ethics for Board of Directors, conflict of interest, confidentiality, Share ownership and trading policies and guidelines, and any other Company codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Directors and (5) will provide facts, statements and other information in all communications with the Company and its Members that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)	a written statement by the Eligible Holder describing whether and the extent to which any Derivative Instrument has been entered into by or on behalf of the Eligible Holder, or any affiliates of the Eligible Holder, with respect to Shares of the Company;

(vii)

a representation that the Eligible Holder (A) will continue to hold the Required Shares through the date of the annual general meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual general meeting any person other than the Member Nominee(s) it is nominating pursuant to this Article 155.2, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual general meeting other

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APPENDIX B

than its Member Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any Member of the Company any form of proxy for the annual general meeting other than the form distributed by the Company, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual general meeting and (G) has provided and will provide facts, statements and other information in all communications with the Company and its Members that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(viii)	a statement indicating whether the Eligible Holder intends to continue to own the Required Shares for at least one year following the annual general meeting;

(ix)	a statement indicating whether the Eligible Holder has, within the past three (3) years, nominated any nominee, through a proxy access regime or otherwise, for election as a director of a competitor to the Company, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States of America, or currently intends to nominate any nominee as a director of a competitor to the Company within the current calendar year, including the names of such nominee and competitor to the Company and a description of the circumstances under which such nominee was or is to be nominated, if applicable;

(x)	an undertaking that the Eligible Holder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Holder’s communications with the Company’s Members or out of the information that the Eligible Holder provided to the Company, (B) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Holder pursuant to this Article 155.2 or any solicitation or other activity in connection therewith and (C) file with the United States Securities and Exchange Commission any solicitation or other communication with the Company’s Members relating to the meeting at which its Member Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(xi)	in the case of a nomination by a group of Holders together constituting an Eligible Holder, the designation by all group members of one member of the group that is authorised to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Article 155.2 (including withdrawal of the nomination); and

(xii)	in the case of a nomination by a group of Holders together constituting an Eligible Holder in which two or more funds that are part of the same Qualifying Fund Group are counted as one Holder for purposes of qualifying as an Eligible Holder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.

(xiii)	Additional Required Information. In addition to the information required pursuant to Article 155.2(f) or any other provision of these Articles, (i) the Company may require any proposed Member Nominee to furnish such other information as it may reasonably require, as provided in Article 155.6 and (ii) the Company may require the Eligible Holder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Holder’s continuous ownership of the Required Shares for the Minimum Holding Period.

Supporting Statement. The Eligible Holder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of its Member Nominee(s)’ candidacy (a

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APPENDIX B

“Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Holder (including any group of Holders together constituting an Eligible Holder) in support of its Member Nominee(s). Notwithstanding anything to the contrary contained in this Article 155.2, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(h)	Correction of Defects; Updates and Supplements. In the event that any information or communications provided by an Eligible Holder or a Member Nominee to the Company or its Members ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Holder or Member Nominee, as the case may be, shall promptly notify the Secretary of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Company relating to any such defect (including the right to omit a Member Nominee from its proxy materials pursuant to this Article 155.2). In addition, any person providing any information to the Company pursuant to this Article 155.2 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual general meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the registered office of the Company not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed.

(i)	Member Nominee Eligibility. Notwithstanding anything to the contrary contained in this Article 155.2, the Company shall not be required to include in its proxy materials, pursuant to this Article 155.2, any Member Nominee (i) who would not be independent of management, who is not free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment and/or who would not qualify as independent under the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, (ii) whose election as a member of the Board would cause the Company to be in violation of these Articles, the Memorandum, the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, the Companies Act or any other applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States of America, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933 of the United States of America, as amended, (vi) whose then-current or within the preceding ten (10) years’ business or personal interests place such Member Nominee in a conflict of interest with the Company or any of its subsidiaries that would cause such Member Nominee to violate any fiduciary duties of directors established pursuant to the Companies Act, including but not limited to, the duty to act in good faith in the best interests of the Company and the duty to exercise care, skill and diligence, as determined by the Board or (vii) who shall have provided any information to the Company or its Members that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(j)

Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Member Nominee and/or the applicable Eligible Holder breaches any of its agreements or representations or fails to comply with any of its obligations under this Article 155.2 or (ii) a Member Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Article 155.2 or dies, becomes disabled or otherwise becomes ineligible or

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APPENDIX B

unavailable for election at the annual general meeting, in each case as determined by the Board (or any duly authorised committee thereof) or the Chairman of the annual general meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Member Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its Members that such Member Nominee will not be eligible for election at the annual general meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Holder or any other Eligible Holder and (C) the Board (or any duly authorised committee thereof) or the Chairman of the annual general meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Holder (or a qualified representative thereof) does not appear at the annual general meeting to present any nomination pursuant to this Article 155.2, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(k)	Restrictions on Re-Nominations. Any Member Nominee who is included in the Company’s proxy materials for a particular annual general meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the annual general meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favour of such Member Nominee’s election, will be ineligible to be a Member Nominee pursuant to this Article 155.2 for the next two (2) annual general meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any Member from nominating any person to the Board pursuant to and in accordance with Articles 155.1(b), 155.1(c), 155.3 and 155.4.

(l)	Exclusive Method. This Article 155.2 provides the exclusive method for a Member or beneficial owner of Shares to include nominees for election to the Board in the Company’s proxy materials.

155.3.	~~155.2.For nominations of persons for election as Directors at a general meeting to be timely, a Member’s notice~~ To be timely, a Member’s notice for nomination(s) of person(s) for election pursuant to Article 155.1(b) must comply with the requirements of Article 93.2.

155.4.	~~155.3.~~To be in proper written form, a Member’s notice for nomination(s) of person(s) for election ~~must~~ pursuant to Article 155.1(b), or in the case of nomination(s) of person(s) for election pursuant to Article 155.1(c), a Member’s written requisition of the extraordinary general meeting, must, in addition to any other applicable requirements , set forth:

(a)	as to each person whom the Member proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)	as to the Member giving the notice and each beneficial owner, if different, on whose behalf the nomination is made:

(i)	the name and address of such Member (as they appear on the Company’s Register of Members) and each such beneficial owner; and

(ii)	the class and number of Shares in the Company which each such Member and each such beneficial owner is the registered or beneficial owner of.

155.5.	~~155.4.The~~ Except as otherwise provided by these Articles, the Chairman of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by these Articles, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

155.6.	~~155.5.~~ The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

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APPENDIX C

ARTICLES OF ASSOCIATION REFLECTING ADMINISTRATIVE AMENDMENTS

Note: the amendments set out in this Appendix C are reflected as a comparison to the Articles of Association of the Company as of the date of this proxy statement. Additional amendments will be made to the provisions of the Articles of Association included in this Appendix C if shareholders approve Proposals 4 and 6.

COMPANIES ~~ACTS 1963 TO 2013~~ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MEDTRONIC PUBLIC LIMITED COMPANY

PRELIMINARY

~~1. The regulations contained in Table A in the First Schedule to the 1963 Act shall not apply to the Company.~~

156.	Sections 43(2), 77, 78, 80, 81, 83(3), 95(1), 96(2) to (11), 124, 125, 126(2) to (8), 144(3), 144(4), 148(2), 158 to 160, 161 (1), 161 (4)-(9), 162 to 165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 186(c)(i), 187, 188, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Companies Act shall not apply to the Company. The provisions of the Companies Act which are stated therein to apply to a public limited company, save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles, and will, so far as not inconsistent with these Articles, bind the Company and its members.

157.

157.1.	In these Articles:

~~“1963 Act”~~	~~means the Companies Act 1963.~~
~~“1983 Act”~~	~~means the Companies (Amendment) Act 1983.~~
~~“1990 Act”~~	~~means the Companies Act 1990.~~
~~“2014 Act”~~	~~means the Companies Act 2014.~~
“Address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date”	means the ~~date of adoption of these Articles~~26 January 2015.

“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time by Special Resolution.

“Assistant Secretary”	means any person appointed by the Board or the Secretary from time to time to assist the Secretary.

“Auditors”	means the persons for the time being performing the duties of the statutory auditors of the Company.

“Board”	means the board of Directors for the time being of the Company.

“1990 Regulations”	The Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. No. 68 of 1996) as may be amended from time to time.

~~“Chairman”~~“Chairperson”	means the ~~chairman~~ chairperson of the Board from time to time and/or ~~chairman~~ chairperson of a general meeting of the Company as the context may require.

“clear days”	means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect.

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APPENDIX C

“Companies ~~Acts~~Act”	means the Companies ~~Acts 1963-2013~~ Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force~~, which shall, upon its commencement, include the 2014 Act~~.

“Company”	means the above-named company.

“Court”	means the Irish High Court.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes dividends, final dividends, interim dividends and bonus dividends.

“electronic communication”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.

“Exchange Act”	means the Securities Exchange Act of 1934 of the United States of America.

“Medtronic”	means Medtronic, Inc., a corporation incorporated in the State of Minnesota.

“Member”	means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“Merger”	means the merger of MergerSub with and into Medtronic, Inc. with Medtronic, Inc. surviving the merger as a wholly owned indirect subsidiary of the Company, the terms and conditions of which are provided for in that certain transaction agreement, dated as of June 15, 2014, by and among the Company, Medtronic, Covidien plc and the other parties thereto (as amended from time to time).

“Merger Consideration”	has the meaning set out in Article 185.

“Merger Effective Time”	has the meaning set out in Article 185.

“MergerSub”	means Aviation Merger Sub, LLC, a limited liability company formed in the State of Minnesota.

“month”	means a calendar month.

“Ordinary Resolution”	means an ordinary resolution of the Company’s Members within the meaning of section ~~141~~ 191 of the ~~1963~~ Companies Act.

“paid-up”	means paid-up in accordance with the ~~1983~~ Companies Act as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.

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APPENDIX C

“Redeemable Shares”	means redeemable shares in accordance with ~~section 206 of~~ the ~~1990~~ Companies Act.

“Register of Members” or “Register”	means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies ~~Acts~~ Act and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the seal of the Company, if any, and includes every duplicate seal.

“Secretary”	means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.

“Special Resolution”	means a special resolution of the Company’s Members within the meaning of section ~~141~~ 191 of the ~~1963~~ Companies Act.

157.2.	In these Articles:

157.2.1.	words importing the singular number include the plural number and vice-versa;

157.2.2.	words importing the feminine gender include the masculine gender and the neuter and vice-versa;

157.2.3.	words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere and references to a company, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere;

157.2.4.	expressions referring to “written” and “in writing” shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company;

157.2.5.	expressions referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature;

157.2.6.	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

157.2.7.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

157.2.8.	reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the ~~1963~~ Companies Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the ~~1963~~ Companies Act;

157.2.9.	headings are inserted for reference only and shall be ignored in construing these Articles;

157.2.10.	references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland~~; and~~.

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APPENDIX C

~~2.2.11.~~	~~save as otherwise expressly provided in these Articles, where a provision of these Articles expressly covers substantially the same subject matter as an optional provision of the Companies Acts, the section of the Companies Acts shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provision of the Companies Acts which would otherwise apply.~~

REGISTERED OFFICE

158.	The registered office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL; ISSUE OF SHARES

159.	The authorised share capital of the Company is €40,000 and US$26,260,000 divided into 40,000 Euro Deferred Shares of €1.00 each, 2,600,000,000 Ordinary Shares of US$0.0001 each, 127,500,000 Preferred Shares of $0.20 each and 500,000 A Preferred Shares of $1.00 each.

160.	Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies ~~Acts~~Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections ~~26(5~~71(4) and ~~28~~ 1026 of the ~~1983~~ Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each such Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon. To the extent permitted by the Companies ~~Acts~~Act, Shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

161.	Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or awards to purchase or subscribe for any number of Shares of any class or classes or of any series of any class and other securities or ownership interests of the Company as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or awards to be issued.

162.

162.1.	The Directors are, for the purposes of section ~~20 of the 1983 Act (and, from its commencement, section~~ 1021 of the ~~2014 Act)~~Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section ~~20 and, from its commencement, said section~~ 1021) up to the amount of the Company’s authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares ~~purchased or redeemed~~ acquired by or on behalf of the Company pursuant to the provisions of ~~Part XI of~~ the ~~1990~~ Companies Act and held as treasury shares and, unless renewed, or a longer period of time is allowed under applicable law, this authority shall expire five years from ~~the date of adoption of these Articles~~26 January 2015.

162.2.	The Directors are hereby empowered pursuant to sections ~~23 and 24(1) of the 1983 Act (and, from its commencement, sections~~ 1022 and 1023(3) of the ~~2014~~ Companies Act~~)~~ to allot equity securities within the meaning of the said section ~~23 (or, following its commencement, section 1023(1) of the 2014 Act)~~ 1023 for cash pursuant to the authority conferred by Article 7.1 as if section ~~23(1) of the said 1983 Act (and, from its commencement, section~~ 1022 of the ~~2014~~ Companies Act~~)~~ did not apply to any such allotment. The Company may before the expiry of any such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by Article 7.1 had not expired.

162.3.	The Company may issue ~~share warrants to bearer pursuant to section 88 of the 1963~~ permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.

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APPENDIX C

163.	Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares or any rights conferred on the Directors pursuant to Article 18, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

164.	The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Shares in the Company on such terms and, subject to the provisions of the Companies ~~Acts~~ Act and to such conditions as the Board may determine, including by paying cash or allotting and issuing fully or partly paid Shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

165.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

165.1.	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

165.2.	the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and

165.3.	the right, in the event of the Company’s winding up, to participate pro rata with all other Ordinary Shares in the total assets of the Company.

166.	The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 18.

167.

167.1.	If an Ordinary Share is not listed on a securities market, a regulated market or another market recognised ~~stock exchange~~ for the purposes of section 1072 of the Companies Act, in each case within the meaning of the ~~1990~~ Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Member) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the acquisition of such shares by the Company~~, save where acquired for nil consideration in accordance with the Companies Acts,~~ shall constitute the redemption of a Redeemable Share in accordance with ~~Part XI of~~ the ~~1990~~ Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

167.2.	If an Ordinary Share is listed on a securities market, a regulated market or another market recognised ~~stock exchange~~ for the purposes of section 1072 of the Companies Act, in each case within the meaning of the ~~1990~~ Companies Act, the provisions of Article 12.1 shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as ~~an acquisition~~ a purchase of Shares pursuant to Article 36.3, in which case the arrangement shall be so executed.

168.	All Ordinary Shares shall rank pari passu with each other in all respects.

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APPENDIX C

EURO DEFERRED SHARES

169.	The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of $5,000,000 on each of the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

170.	The Special Resolution adopting these Articles passed on the Adoption Date shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

170.1.	to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section ~~41(2)~~ 102 of the ~~1983~~ Companies Act and without obtaining the sanction of the holders thereof;

170.2.	to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

170.3.	to cancel any acquired Euro Deferred Shares; and

170.4.	pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.

171.	In accordance with section ~~43(3~~1040(3) of the ~~1983~~ Companies Act, the Company shall, not later than three (3) years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections ~~72~~ 84 and ~~73~~ 85 of the ~~1963~~ Companies Act, including passing resolutions in accordance with section ~~43(5~~1040(5) of the ~~1983~~ Companies Act.

172.	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these Articles shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

PREFERRED SHARES

173.	The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including the authority to provide that any such class or series may be:

173.1.	redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

173.2.	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series;

173.3.	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

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APPENDIX C

173.4.	convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 18. The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

174.	The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 18.

A ~~PREFFERED~~ PREFERRED SHARES

175.	The A Preferred Shares shall entitle the holders thereof to the following rights:

175.1.	The holder of the A Preferred Shares shall be entitled in priority to any payment of dividend on any other class of Shares in the Company to be paid a dividend in the amount per A Preferred Share equal to twice the dividend to be paid per Ordinary Share;

175.2.	On a return of assets, whether on liquidation or otherwise, the A Preferred Shares shall entitle the holder thereof to repayment of the capital paid up thereon (including any share premium) in priority to any repayment of capital to the holder(s) of any other Shares and the holders of the A Preferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company; and

175.3.	The holders of the A Preferred Shares shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Members of the Company.

176.

176.1.	If an A Preferred Share is not listed on a securities market, a regulated market or another market recognised ~~stock exchange~~ for the purposes of section 1072 of the Companies Act, in each case within the meaning of the ~~1990~~ Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Member) pursuant to which the Company acquires or will acquire A Preferred Shares, or an interest in A Preferred Shares, from the relevant person. In these circumstances, ~~save where acquired for nil consideration in accordance with the Companies Acts,~~ the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with ~~Part XI of~~ the ~~1990~~ Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any A Preferred Share a Redeemable Share.

176.2.	If an A Preferred Share is listed on a securities market, a regulated market or another market recognised ~~stock exchange~~ for the purposes of section 1072 of the Companies Act, in each case within the meaning of the ~~1990~~ Companies Act, the provisions of Article 21.1 shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as ~~an acquisition~~ a purchase of Shares pursuant to Article 36.3, in which case the arrangement shall be so executed.

ISSUE OF WARRANTS

177.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

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APPENDIX C

CERTIFICATES FOR SHARES

178.	Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by the Companies Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for ~~all~~ any Shares of ~~each~~ any class held by him or her (nor on transferring a part of holding, to a certificate for the balance).

179.	Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

180.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

181.	The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies ~~Acts~~Act.

182.	If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies ~~Acts~~Act.

183.	The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record, or procure the recording of, in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies ~~Acts~~Act.

184.	The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two (2) or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

185.	Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, all transfers of Shares shall be effected by an instrument in writing (an “instrument of transfer”) in such form as the Board or the Secretary may approve. All such instruments of transfer must be left at the registered office or at such other place as the Board or the Secretary may specify and all such instruments of transfer shall be retained by the Company. ~~An instrument of transfer need not be executed by the transferee.~~

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APPENDIX C

186.

186.1.	The instrument of transfer of any Share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Secretary (or relevant nominee), acting on behalf of the Company, shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. An instrument of transfer need not be executed by the transferee except to the extent required by the Companies Act. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, details of the total consideration payable and the date of the agreement to transfer the Shares, shall, once executed in accordance with this Article, be deemed to be a proper instrument of transfer for the purposes of section ~~81~~ 94 of the ~~1963~~ Companies Act.

186.2.	The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Board so determine.

186.3.	The Company, insofar as the Companies ~~Acts~~ Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled, but not required, to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares or (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

186.4.	Notwithstanding the provisions of these Articles and subject to any regulations made under section ~~239 of~~ 1086 of the Companies Act or the 1990 ~~Act~~Regulations, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section ~~239~~ 1086 of the ~~1990~~ Companies Act or any regulations made thereunder or the 1990 Regulations. The Board shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

187.	The Board may, without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, without assigning any reason, refuse to register a transfer of any Share unless:

187.1.	the instrument of transfer is fully and properly completed and is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

187.2.	the instrument of transfer is in respect of only one class of Shares;

187.3.	a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

187.4.	the instrument of transfer is properly stamped (in circumstances where stamping is required);

187.5.	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

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APPENDIX C

187.6.	it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

187.7.	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

188.	If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

189.	The Company shall not be obligated to make any transfer to an ~~infant~~ individual under 18 years of age or to a person in respect of whom an order has been made by a competent court or official on the grounds that he or she is or may be suffering from mental disorder or is otherwise incapable of managing his or her affairs or under other legal disability.

190.	Upon every transfer of Shares, the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 23 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him or her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him or her without charge.

REDEMPTION AND REPURCHASE OF SHARES

191.	Subject to the provisions Chapter 6 of Part ~~XI~~ 3 and Chapter 5 of Part 17 of the ~~1990~~ Companies Act and the other provisions of this Article 36, the Company may:

191.1.	pursuant to section ~~207~~ 66(4) of the ~~1990~~ Companies Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Board;

191.2.	redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares (as defined by section ~~209~~ 106(1) of the ~~1990~~ Companies Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;

191.3.	subject to or in accordance with the provisions of the Companies ~~Acts~~ Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section ~~211~~ 105 and Chapter 5 of Part 17 of the ~~1990~~ Companies Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so purchased or hold them as treasury shares (as defined by section ~~209~~ 106(1) of the ~~1990~~ Companies Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or

191.4.~~pursuant~~	~~to section 210 of the 1990 Act,~~ convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section ~~210(4~~1071(b) of the ~~1990~~ Companies Act. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company’s Shares into Redeemable Shares.

192.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies ~~Acts~~Act.

193.	The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

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APPENDIX C

VARIATION OF RIGHTS OF SHARES

194.	Without prejudice to the authority conferred on the Directors pursuant to Article 18 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.

195.	The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.

196.	The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:

196.1.	the issue, redemption or purchase of any of the 127,500,000 Preferred Shares of US$0.20 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and

196.2.	the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

LIEN ON SHARES

197.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Board, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 42. The Company’s lien on a Share shall extend to all monies payable in respect of it.

198.	The Company may sell in such manner as the Board determines any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice demanding payment, stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

199.	To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the Share(s) sold to, or in accordance with, the directions of the transferee. The transferee shall be entered in the Register as the holder of the Share(s) comprised in any such transfer and he or she shall not be bound to see to the application of the purchase monies nor shall his or her title to the Share be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

200.	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

201.

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect

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of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on, or in respect of, any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

a)	the death of such Member;

b)	the non-payment of any income tax or other tax by such Member;

c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his or her estate; or

d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares renders the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

201.1.	the Company shall be fully indemnified by such Member or his or her executor or administrator from all liability;

201.2.	the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of fifteen percent (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

201.3.	the Company may recover as a debt due from such Member or his or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

201.4.	the Company may, if any such money is paid or payable by it under any such law as referred to above, refuse to register a transfer of any Shares by any such Member or his or her executor or administrator until such money and interest is set off or deducted as referred to above or, in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

202.	Subject to the rights conferred upon the holders of any class of Shares, nothing in Article 46 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his or her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

203.	Subject to the terms of allotment, the Board may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her Shares. A call may be required or permitted to be paid in instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.

204.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

205.	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

206.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

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207.	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies ~~Acts~~Act), but the Board may waive payment of the interest wholly or in part.

208.	An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

209.	Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

210.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

211.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

212.	The notice shall state a further day (not earlier than the expiration of fourteen (14) clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

213.	If the requirements of any such notice as aforesaid are not complied with, then at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder.

214.	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

215.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal, such a Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he or she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

216.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

217.

A ~~statutory declaration or affidavit~~ statement in writing that the ~~declarant~~ maker of the statement is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated

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APPENDIX C

in the ~~declaration~~statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

218.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

219.	The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

220.	The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies ~~Acts~~Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

221.	If a Member dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of any deceased holder from any liability in respect of any Share which had been jointly held by him or her solely or jointly with other persons.

222.	A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a Member, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of Ireland, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) may reasonably require at any time and from time to time, and subject as further provided in this Article, either to become the holder of the Share or to have some person nominated by him or her registered as the transferee. If he or she elects to become the holder of the Share, he or she shall give notice to the Company to that effect and, where the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) are satisfied with the evidence of title produced to them, they may register such persons as the holder of the Share, subject to the other provisions of these Articles and of the Companies ~~Acts~~Act. If he or she elects to have another person registered, he or she shall execute an instrument of transfer of the Share to that person. All of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.

223.	A person becoming entitled to a Share by transmission shall have the rights to which he or she would be entitled if he or she were the holder of the Share (including the right to receive and give a valid discharge for any dividends, distributions or other moneys payable on or in respect of the Share), except that, before being registered as the holder of the Share, he or she shall not be entitled in respect of it to receive notices of, or to attend or vote at, any meeting of the Company or at any separate meeting of holders of any class of Shares in the Company, so, however, that the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), at any time, may give notice requiring any such person to elect either to be registered himself or herself or to transfer the Share and, if the notice is not complied with within ninety (90) days, the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

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APPENDIX C

AMENDMENT OF MEMORANDUM OF ASSOCIATION;

CHANGE OF LOCATION OF REGISTERED OFFICE; AND

ALTERATION OF CAPITAL

224.	The Company may by Ordinary Resolution (or as otherwise provided in these Articles or permitted under applicable law):

224.1.	divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

224.2.	increase the authorised share capital by such sum to be divided into Shares of such nominal value, as such Ordinary Resolution shall prescribe;

224.3.	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

224.4.	by subdivision of its existing Shares or any of them, divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to section ~~68(1)(d~~83(1)(b) of the ~~1963~~ Companies Act, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

224.5.	cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

224.6.	subject to applicable law, change the currency denomination of its share capital.

225.	Subject to the provisions of the Companies ~~Acts~~Act, the Company may:

225.1.	by Special Resolution (or as otherwise required or permitted by applicable law) change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

225.2.	by Special Resolution (or as otherwise required or permitted by applicable law, including without limitation, section 83(1)(c) of the Companies Act) reduce its issued share capital and any capital redemption reserve fund ~~or any~~ , share premium account or undenominated capital account. In relation to such reductions, the Company may by Special Resolution (or as otherwise required or permitted by applicable law) determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

225.3.	by resolution of the Directors, change the location of its registered office.

226.	Whenever as a result of an alteration or reorganisation of the share capital of the Company any Members would become entitled to fractions of a Share, the Board may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Board may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

227.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section ~~121~~ 174 of the ~~1963~~ Companies Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

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228.	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of Members is relevant.

229.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of Members. Where a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

230.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies ~~Acts~~Act.

231.	The Board may, whenever it thinks fit, and shall, on the requisition in writing of any two Directors, the Chief Executive Officer, the Chief Financial Officer or Members holding such number of Shares as is prescribed by, and made in accordance with~~, section 132 of~~ the ~~1963 Act (as amended or supplemented from time to time, including by any replacement statute)~~Companies Act, convene a general meeting in the manner required by the Companies ~~Acts~~Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Companies ~~Acts~~ Act confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company’s articles of association or constitution provides otherwise, such rights shall not apply to the Members of the Company.

232.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. Each general meeting shall be held at such time and place as designated by the Board and as specified in the notice of meeting. Subject to section ~~140~~ 176 of the ~~1963~~ Companies Act, all general meetings may be held outside of Ireland.

233.	The Board may authorise the Secretary to postpone any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the Members in accordance with ~~Section 132 of~~ the ~~1963~~ Companies Act or the postponement of which would be contrary to the Companies ~~Acts~~Act, law or a Court order pursuant to the Companies ~~Acts~~Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

234.	Subject to the provisions of the Companies ~~Acts~~ Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called on at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called on at least fourteen (14) clear days’ notice. Such notice shall state the date, time, place of the meeting and~~, in the case of an extraordinary general meeting,~~ the general nature of the business to be considered. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Exchange.

235.	A general meeting of the Company shall, whether or not the notice specified in Article 79 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.

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236.	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members ~~other than such as, under the provisions hereof or the terms of issue of the Shares they hold, those who are not entitled to receive such notice from the Company~~.

237.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him or her and that a proxy need not be a Member of the Company.

238.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

239.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

~~85.~~	~~All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.~~

240.	The business of annual general meetings shall include:

240.1.	the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;

240.2.	the review by the Members of the Company’s affairs;

240.3.	the appointment or re-appointment of Auditors;

240.4.	the authorisation of the Directors to approve the remuneration of the Auditors; and

240.5.	the election and re-election of Directors.

241.	No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

242.	In case a quorum is not present at a meeting convened upon the requisition of Members, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place at which the meeting will be reconvened.

243.	If the Board wishes to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

244.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

245.	The ~~Chairman~~Chairperson, or in his absence, some other Director nominated by the Directors shall preside at every general meeting of the Company, but if at any meeting neither the ~~Chairman~~Chairperson, nor such other Director, is present within fifteen minutes after the time appointed for the holding of the meeting, or if none of them are willing to act as ~~Chairman~~Chairperson, the Directors present shall choose some Director present to be ~~Chairman~~Chairperson, or if no Director is present, or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be ~~Chairman~~Chairperson.

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246.	The ~~Chairman~~ Chairperson of the meeting may, and shall if so directed by the meeting (upon the passage of an Ordinary Resolution), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

247.

247.1.	Subject to the Companies ~~Acts~~Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

a)	it is specified in the notice of meeting;

b)	it is proposed by or at the direction of the Board;

c)	it is proposed at the direction of a court of competent jurisdiction;

d)	it is proposed pursuant to, and in accordance with, the procedures and requirements of Article 93 or 155;

e)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section ~~132~~ 178(3) of the ~~1963~~ Companies Act; or

f)	the ~~Chairman~~ Chairperson of the meeting decides that the resolution may properly be regarded as within the scope of the meeting.

247.2.	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the ~~Chairman~~ Chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

247.3.	If the ~~Chairman~~ Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the ~~Chairman~~ Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

248.

248.1.	For business to be properly requested by a Member to be brought before a general meeting, the Member must:

a)	be a Member of the Company at the time of the giving of the notice for such general meeting;

b)	be entitled to vote at such meeting; and

c)	have given timely and proper notice in writing to the Secretary in accordance with this Article 93.

248.2.	To be timely for a general meeting, a Member’s notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than fifty (50) days nor (except for shareholder proposals subject to Rule14a-8(a)(3)(i) of the Exchange Act) more than ninety (90) days prior to the meeting, provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to the Members, notice by the Member to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

248.3.	Other than with respect to notices for nominations of directors (the proper form of which is specified in Article 155.3), to be in proper written form, a Member’s notice shall set forth as to each matter such Member proposes to bring before the meeting:

a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

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b)	the name and address, as they appear in the Register of Members, of such Member;

c)	the class and number of Shares of the Company which are beneficially owned by the Member; and

d)	any material interest of the Member in such business.

248.4.	The ~~Chairman~~ Chairperson shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

249.	Except where a greater majority is required by the Companies ~~Acts~~ Act or these Articles, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

250.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. The Board or the ~~Chairman~~ Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

251.	A poll demanded on the election of the ~~Chairman~~ Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the ~~Chairman~~ Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

252.	No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Member entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

253.	If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the Member or proxy.

254.	The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Members as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the ~~Chairman~~ Chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the ~~Chairman~~ Chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorised proxies or such other persons as the ~~Chairman~~ Chairperson of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Member questions or comments.

255.	Subject to section ~~141~~ 193 of the ~~1963~~ Companies Act, a resolution in writing signed by all of the Members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the ~~1963~~ Companies Act. Any such resolution shall be served on the Company.

VOTES OF MEMBERS

256.	Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his or her name in the Register of Members.

257.	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

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258.	A Member of unsound mind, a Member who has made an enduring power of attorney, or in respect of whom an order has been made by any court, having jurisdiction in ~~lunacy~~cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, ~~curator bonis,~~ guardian or other person ~~in the nature of a committee, receiver or curator bonis~~ appointed by ~~that~~ the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, ~~curator bonis~~ guardian or other persons appointed by the foregoing court may vote by proxy.

259.	No Member shall be entitled to vote at any general meeting unless he or she is registered as a Member on the record date for such meeting.

260.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the ~~Chairman~~ Chairperson of the general meeting whose decision shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

261.	Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

262.

262.1.	Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and any Exchange on which the Shares are listed.

262.2.	Without limiting the foregoing, the Board or the Secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy made by electronic or internet communications (as permitted by the Board or the Secretary) will be deemed to be deposited at the place specified for such purpose once received by the Company. The Board or the Secretary may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Board may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

263.	Any body corporate which is a Member of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person or persons to act as the representative of the relevant body corporate.

264.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

265.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

266.	An appointment of proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as well as for the meeting to which it relates.

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267.	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the registered office~~, at least one hour~~ before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts~~; PROVIDED, HOWEVER, that where such direction is given in electronic form, it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting~~.

268.	The Board may send, at the expense of the Company and subject to applicable law (including the rules and regulations of the ~~U.S.~~ United States Securities and Exchange Commission), by post, electronic mail or otherwise, to the Members, forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

269.	The number of Directors on the Board shall be not less than three (3) nor more than fifteen (15). The authorised number of Directors (within such fixed maximum and fixed minimum numbers) shall be determined by the Board. The authorised number of Directors, as determined by the Board, may be increased or decreased by the affirmative vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding Shares of the Company entitled to vote.

270.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting. A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company’s property pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

271.	The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.

272.	Members of special or standing committees may be allowed like compensation for service on any such committees or for attending committee meetings, or both.

DIRECTORS’ AND OFFICERS’ INTERESTS

273.

A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section ~~194~~ 231 of the ~~1963~~ Companies Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a

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Director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

274.

274.1.	~~119.~~A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

274.2.	Nothing in section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Companies Act.

275.	A Director may act by himself or herself or by his or her firm in a professional capacity for the Company (other than as its Auditors) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.

276.	A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a Director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or ~~Member~~ member of such other company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 118 and this has been approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

277.	No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

277.1.	he or she has declared the nature of his or her interest in such contract or transaction to the Board in accordance with Article 118; and

277.2.	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

278.	A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 118, at or prior to its consideration and any vote thereon.

279.	For the purposes of Article 118:

279.1.	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

279.2.	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers; and

279.3.

a copy of every declaration made and notice given under Article 118 shall be entered within three (3) days after the making or giving thereof in a book kept for this purpose. Such book shall be open for

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inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

280.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies ~~Acts~~ Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies ~~Acts~~Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

281.	The Board shall have the power to appoint and remove officers on such terms as the Board sees fit and to give such titles and delegate such responsibilities to those executives as it sees fit.

282.	The Company may exercise the powers conferred by section ~~41~~ 44 of the ~~1963~~ Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

283.	Unless otherwise ordered by the Board, the chief executive officer shall have the authority to exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as he or she thinks fit and in particular they may exercise their voting powers in favour of any resolution appointing the directors or any of them as director or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. The Board may from time to time confer like powers upon any other person or persons.

284.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

285.	The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another company in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

286.	The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

287.

The Directors may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary or holding company of the Company or of any predecessor in business of the Company or any such subsidiary or holding company (including, for the avoidance of doubt, Medtronic and Covidien plc) and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any

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public, general or useful object; provided that any Director shall be entitled to retain any benefit received by him or her under this Article 132, subject only, where the Companies ~~Acts require~~Act requires, to disclosure to the Members and the approval of the Company in general meeting.

288.	The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

289.	The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Board and of committees of the Board, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

290.	The Board may, by resolution approved by the affirmative vote of a majority of the Board, delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors (or other persons solely for the purpose of Article 135.3). The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him or her. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers (but only if exclusion is explicitly so provided in such delegation) and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required. Such committees include but are not limited to the following:

290.1.	Audit Committee: The Directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as an Audit Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board.

290.2.	Compensation Committee: The Directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as a Compensation Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board.

290.3.	Committee of Disinterested Persons: The Board may by resolution establish a committee composed of two or more disinterested Directors or other disinterested persons to determine whether it is in the best interests of the Company to pursue a particular legal right or remedy of the Company and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Company. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Company and its Directors, officers and Members. The committee terminates when it issues a written report of its determinations to the Board.

291.	The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

292.

The Board may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they

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may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

~~CHAIRMAN~~ CHAIRPERSON AND EXECUTIVE OFFICERS

293.	The Board may elect any Director as ~~Chairman~~ Chairperson of the Board and determine the period for which he or she is to hold office.

294.	In addition to the ~~Chairman~~Chairperson, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine and, without limitation to the foregoing, the Board may appoint any person (whether or not a Director) to fill the following positions: chief executive officer, chief financial officer, president, treasurer and controller. Any person may hold more than one of the foregoing positions.

295.	Any person elected or appointed pursuant to Articles 138 and 139 shall hold his or her office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him or her and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

296.	Except as provided in the Companies ~~Acts~~ Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to Articles 138 and 139 shall be such as are determined from time to time by the Board.

297.	Any officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

298.	The use of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Companies ~~Acts~~Act.

PROCEEDINGS OF DIRECTORS

299.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

300.	Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

301.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours’ notice (or if notice is mailed, at least 4 days’ notice) in writing to every Director, unless notice is waived by all the Directors either at, before or after the meeting is held and, provided further, if notice is given in person, by telephone, cable, telex, telecopy or email, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation, as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. The presence of a Director at a meeting of the Directors shall be deemed to be a waiver of any failure to give due notice of such meeting unless such Director states that he or she is not waiving any such failure promptly following the calling to order of such meeting.

302.	The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors in office. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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303.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

304.	Any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected. Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy.

305.	If no ~~Chairman~~ Chairperson is elected, or if at any meeting the ~~Chairman~~ Chairperson is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the ~~chairman~~ Chairperson of the meeting or proceed without a ~~chairman~~ Chairperson of the meeting.

306.	All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

307.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.

308.	A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

309.	The office of a Director shall be vacated ipso facto:

309.1.	on the death of a Director;

309.2.	if he or she resigns his or her office, on the date on which notice of his or her resignation is delivered to the registered office or tendered at a meeting of the Board or on such later date as may be specified in such notice;

309.3.	on him or her being prohibited by law from being a Director; or

309.4.	on him or her ceasing to be a Director by virtue of any provision of the Companies ~~Acts~~Act.

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS

310.

310.1.	No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 155. Nominations of persons for election to the Board at a general meeting may be made:

(c)	by or at the direction of the Board or a committee thereof;

(d)	with respect to election at a general meeting, by any Member who holds Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company, who is a

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Member at the time of the giving of the required notice provided for in these Articles and at the time of the relevant general meeting, and who timely complies with the notice procedures set forth in these Articles; and

(e)	with respect to election at an extraordinary general meeting requisitioned in accordance with section ~~132~~ 178(3) of the ~~1963~~ Companies Act, by a Member or Members who hold Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles and the Companies ~~Acts~~ Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting,

(sub-clauses (b) and (c) being the exclusive means for a Member to make nominations of persons for election to the Board).

310.2.	For nominations of persons for election as Directors at a general meeting to be timely, a Member’s notice must comply with the requirements of Article 93.2.

310.3.	To be in proper written form, a Member’s notice for nomination(s) of person(s) for election must in addition to any other applicable requirements set forth:

(f)	as to each person whom the Member proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(g)	as to the Member giving the notice and each beneficial owner, if different, on whose behalf the nomination is made:

(iii)	the name and address of such Member (as they appear on the Company’s Register of Members) and each such beneficial owner; and

(iv)	the class and number of Shares in the Company which each such Member and each such beneficial owner is the registered or beneficial owner of.

310.4.	The ~~Chairman~~ Chairperson of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by these Articles, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

310.5.	The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

311.	If at any meeting of Members resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed in accordance with these Articles being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this Article shall not limit the rights of holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this Article 156 will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

312.	The Company may from time to time by Special Resolution increase or reduce the maximum or minimum number of Directors.

313.	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close of that meeting (including any adjournment thereof).

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314.	Every Director shall be eligible to stand for re-election at an annual general meeting.

315.	The Company may, by Ordinary Resolution, of which ~~extended~~ notice has been given in accordance with section ~~142~~ 146 of the ~~1963~~ Companies Act, remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.

316.	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under Article 160.

317.	Notwithstanding any other provision of these Articles, the Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office until the next election of directors and until his or her successor shall be elected.

SECRETARY

318.	The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as the Board sees fit and any Secretary so appointed may be removed by the Board at any time.

319.	The duties of the Secretary shall be those prescribed by the Companies ~~Acts~~Act, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.

320.	A provision of the Companies ~~Acts~~ Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

321.	The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies ~~Acts~~Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

322.	The Company may have for use in any place or places outside Ireland a duplicate Seal or Seals, each of which shall be a duplicate of the Seal of the Company, except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

323.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Board. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

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324.	Subject to the Companies ~~Acts~~Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

325.	The Board may, before declaring any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall, as directed by the Board, be applicable for any purpose of the Company and pending such application may, as directed by the Board, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to dividend.

326.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of ~~Part IV~~ section 117 of the ~~1983~~ Companies Act.

327.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares, they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

328.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him or her to the Company in relation to his or her Shares.

329.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

330.	No dividend or distribution shall bear interest against the Company.

331.	If the Directors so resolve, subject to applicable law, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

332.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Board’s authority to issue and allot Shares under Articles 7 and 8, the Board may:

332.1.	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, undenominated capital account, capital redemption reserve and profit and loss account), whether or not available for distribution;

332.2.	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Members (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, undenominated capital account, the capital redemption reserve and profits that are not available for distribution may, for the purposes of this Article 177, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

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APPENDIX C

332.3.	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve, including where Shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit;

332.4.	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and

332.5.	generally do all acts and things required to give effect to the resolution.

332.6.	Any such capitalisation will not require approval or ratification by the Members of the Company.

ACCOUNTS

333.	The Board shall , in accordance with Chapter 2 of Part 6 of the Companies Act, cause to be kept ~~proper books of account~~adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

333.1.	correctly record and explain the transactions of the Company;

333.2.	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

333.3.	will enable the Board to ensure that any ~~balance sheet, profit and loss account or income and expenditure account~~ financial statements of the Company ~~complies~~ comply with the requirements of the Companies ~~Acts~~Act;

333.4.	will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

333.5.	will enable the ~~accounts~~ financial statements of the Company to be readily and properly audited.

334.	~~Books of account~~ Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members.

335.	The ~~books of account~~ accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies ~~Acts~~Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

336.	~~Proper books~~ Accounting records shall not be deemed to be kept as required by Articles 178 to 180 if there are not kept such ~~books of account~~ accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

337.	In accordance with the provisions of the Companies ~~Acts~~Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

338.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies ~~Acts~~ Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

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APPENDIX C

AUDIT

339.	Auditors shall be appointed and their duties regulated in accordance with ~~sections 160 to 163~~ Part 6, Chapter 18 of the ~~1963~~ Companies Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies ~~Acts~~ Act as the Board may from time to time determine.

MERGER MECHANISM

340.	Pursuant to the terms of the Merger, at the time the Merger becomes effective (the “Merger Effective Time”), MergerSub shall deposit (or cause to be deposited) with the exchange agent (the “Exchange Agent”), (A) certificates or, at the Company’s option, evidence of shares in book entry form, representing the aggregate number of Ordinary Shares of US$0.0001 each in the capital of the Company (the “Company Shares”) that the holders of Medtronic common stock (“Medtronic Shareholders”) have the right to receive pursuant to the Merger, and (B) the aggregate amount payable in lieu of any fractions of Shares in the Company that such Medtronic Shareholder has the right to receive pursuant to the Merger. All Shares and cash deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Medtronic Exchange Fund”. As soon as reasonably practicable after the Merger Effective Time and in any event within five business days after the Merger Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Merger Effective Time represented outstanding Medtronic Shares (the “Medtronic Certificates”); and to each holder of record of non-certificated outstanding Medtronic Shares represented by book entry (the “Medtronic Book Entry Shares”), which at the Merger Effective Time were converted into the right to receive, for each such Medtronic Share, one Company Share (the “Merger Consideration”):

340.1.	a letter of transmittal which shall specify that delivery shall be effected, and that risk of loss and title to the Medtronic Certificates shall pass, only upon delivery of the Medtronic Certificates to the Exchange Agent or, in the case of the Medtronic Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal; and

340.2.	instructions for use in effecting the surrender of the Medtronic Certificates and the Medtronic Book Entry Shares (as applicable), in exchange for payment of the Merger Consideration therefor.

341.

Upon surrender of Medtronic Certificates and/or Medtronic Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Medtronic Certificates or Medtronic Book Entry Shares (as applicable) shall be entitled to receive in exchange therefore (i) that number of Company Shares into which such holder’s Medtronic shares represented by such holder’s properly surrendered Medtronic Certificates or Medtronic Book Entry Shares (as applicable) were converted pursuant to the Merger, and the Medtronic Certificates or Medtronic Book Entry Shares (as applicable) so surrendered shall forthwith be cancelled, and (ii) a cheque in an amount of ~~U.S.~~ United States dollars equal to any cash dividends or other distributions that such holder has a right to receive and the amount of any cash payable in lieu of any fractions of Shares in the Company that such holder has the right to receive pursuant to the Merger. In the event of transfers of ownership of shares of Medtronic common stock which are not registered in the transfer records of Medtronic, the proper number of Company Shares may be transferred to a person other than the person in whose name the Medtronic Certificate or the Medtronic Book Entry Shares (as applicable) so surrendered is registered, if such Medtronic Certificate or the Medtronic Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the transfer of Company Shares to a person other than the registered holder of such Medtronic Certificate or Medtronic Book Entry Shares (as applicable) or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Any portion of the Medtronic Exchange Fund which has not been transferred to the holders of the Medtronic Certificates or the Medtronic Book Entry Shares (as applicable) as of the six-month anniversary of the Merger Effective Time shall be delivered to the Company or its designee, upon demand. Any holder of Medtronic Certificates or Medtronic Book Entry Shares (as applicable) who has not complied with the applicable exchange procedures or duly completed and validly executed the applicable documents necessary to receive the Merger

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APPENDIX C

Consideration prior to the six-month anniversary of the Merger Effective Time shall thereafter look only to the Company for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable laws).

NOTICES

342.	Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

342.1.	A notice or document to be given, served, sent or delivered in pursuance of these Articles, and the annual report of the Company, may be given to, served on or delivered to any Director, Member or committee member by the Company:

(h)	by handing same to their authorised agent;

(i)	by delivering same to their registered address;

(j)	by sending same by the post in a pre-paid cover addressed to their registered address; or

(k)	by sending, with the consent of the Director, Member or committee member to the extent required by law, same by means of electronic mail or other means of electronic communication approved by the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), to the Address of the Director, Member or committee member notified to the Company by the Director, Member or committee member for such purpose (or if not so notified, then to the Address of the Director, Member or committee member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Companies ~~Acts~~Act.

342.2.	For the purposes of these Articles and the Companies Act, a document , including the Company’s financial statements and the directors’ and auditor’s reports thereon, shall be deemed to have been sent to a Director, Member or committee member if a notice is given, served, sent or delivered to the Director, Member or committee member and the notice specifies the website or hotlink or other electronic link at or through which the Director, Member or committee member may obtain a copy of the relevant document.

342.3.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(a) or 187.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Director, Member or committee member or his or her authorised agent, or left at his or her registered Address (as the case may be).

342.4.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

342.5.	Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

342.6.	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered Address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 187.1(d), if sent to the Address notified by the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

342.7.	Notwithstanding anything contained in this Article to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

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APPENDIX C

342.8.	Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, ~~audited accounts~~ statutory financial statements and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him or her of its intention to use electronic communications for such purposes and the Member has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the ~~U.S.~~ United States Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.

342.9.	Without prejudice to the provisions of sub-paragraphs 187.1(a) and 187.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the ~~U.S.~~ United States Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

343.	Notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint holders.

344.

344.1.	Every person who becomes entitled to a Share shall, before his or her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he or she derives his or her title.

344.2.	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

345.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

346.	A Member present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

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APPENDIX C

UNTRACED HOLDERS

347.

347.1.	Subject to applicable law, the Company shall be entitled to sell, at the best price reasonably obtainable, any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(l)	for a period of twelve (12) years (not less than three (3) dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his or her address on the Register or other than the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(m)	at the expiration of the said period of twelve (12) years, the Company has given notice by advertisement in a leading newspaper circulating in the area in which the address referred to in paragraph (a) of this Article is located of its intention to sell such Share or stock; and

(n)	the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

347.2.	To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

347.3.	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

347.4.	The Company may only exercise the powers granted to it in paragraph 192.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

347.5.	Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to paragraph 192.1 may be executed in accordance with Article 31.1.

DESTRUCTION OF DOCUMENTS

348.	Subject to applicable law, the Company may destroy:

348.1.	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

348.2.	any instrument of transfer of Shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and

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APPENDIX C

348.3.	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it;

348.4.	and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company (by a Member or a court) that the preservation of such document was relevant to a claim;

(b)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

349.	If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

349.1.	In case of a sale by the liquidator under section ~~260~~ 601 of the ~~1963~~ Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members, for the allotment to the Members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

349.2.	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

350.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies ~~Acts~~Act, may divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

351.

351.1.

Subject to the provisions of, and so far as may be permitted by, the Companies ~~Acts~~Act, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, or in his or her capacity as an officer, including any liability incurred by him in

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defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

351.2.	As far as permissible under the Companies ~~Acts~~Act, the Company shall indemnify any current or former executive or officer of the Company (excluding any Director or Secretary) or any person who is serving or has served at the request of the Company as a director, executive, officer or trustee of another company against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a director, executive, officer or trustee, provided always that the indemnity contained in this Article 196.2 shall not extend to any matter which would render it void pursuant to the Companies ~~Acts~~Act.

351.3.	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Companies ~~Acts~~Act, each person indicated in Article 196.2 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

351.4.	As far as permissible under the Companies ~~Acts~~Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, executive, officer or trustee, or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

351.5.	It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of the Company or any of its subsidiaries to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, executive, officer or trustee, or (c) of any amendments or replacements of the Companies ~~Acts~~ Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Companies ~~Acts~~ Act shall hereby be incorporated into these Articles. As used in this Article 196.5, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, executive, officer or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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351.6.	The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section ~~200~~ 235 of the ~~1963~~ Companies Act.

351.7.	The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

352.	The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

353.	The Board is hereby expressly authorised to adopt any “shareholder rights plan”, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

BUSINESS COMBINATION

354.

354.1.	The Company may not engage in any business combination, or vote, consent, or otherwise act to authorise a subsidiary of the Company to engage in any business combination, with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, any interested Member of the Company or any affiliate or associate of the interested Member for a period of four (4) years following the interested Member’s share acquisition date unless the business combination or the acquisition of Shares made by the interested Member on the interested Member’s share acquisition date is approved before the interested Member’s share acquisition date, or on the share acquisition date but prior to the interested Member becoming an interested Member on the share acquisition date, by a committee of the Board formed in accordance with Article 199.4.

354.2.	If a good faith definitive proposal regarding a business combination is made in writing to the Board, a committee of the Board formed in accordance with Article 199.4 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.

354.3.	If a good faith definitive proposal to acquire Shares is made in writing to the Board, a committee of the Board formed in accordance with Article 199.4 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.

354.4.	When a business combination or acquisition of Shares is proposed pursuant to this Article 199, the Board shall promptly form a committee composed solely of one or more disinterested Directors. The committee shall take action on the proposal by the affirmative vote of a majority of committee members. No larger proportion or number of votes shall be required. Notwithstanding anything in these Articles to the contrary, subject to applicable law, the committee shall not be subject to any direction or control by the Board with respect to the committee’s consideration of, or any action concerning, a business combination or acquisition of Shares pursuant to this Article 199. If the Board has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. Committee members shall act in accordance with the standard of conduct applicable to the Directors and shall be indemnified in accordance with Article 196. For purposes of this Article 199.4, a Director or person is “disinterested” if the Director or person is neither an officer nor an employee, nor has been an officer or employee within five (5) years preceding the formation of the committee pursuant to this Article 199.4, of the Company or of a related company.

354.5.

This Article 199 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account.

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Notwithstanding any such amendment, this Article 199 shall apply to any business combination of the Company with an interested Member whose share acquisition date was before the effective date of the amendment of this Article 199.

354.6.	This Article 199 does not apply to any business combination of the Company with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with any interested Member who became an interested Member solely as a result of having received Shares pursuant to the Merger and/or the scheme of arrangement between Covidien plc and its shareholders.

354.7.	As used in this Article 199 only, the term:

(i)	“affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person;

(ii)	“associate”, when used to indicate a relationship with any person, means any of the following:

(a)	any company of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of shares entitled to vote or other equity interest;

(b)	any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or executor or in a similar fiduciary capacity; or

(c)	any relative or spouse of the person, or any relative of the spouse, residing in the home of the person;

(iii)	“beneficial owner”, when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

(a)	a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person’s affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

(b)	a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable under that act on a Schedule 13D or comparable report, or, if the company is not subject to the rules and regulations under the Exchange Act, would have been required to be made and would not have been reportable if the company had been subject to the rules and regulations;

(iv)	“beneficial ownership” includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent (10%) or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any company in which the person owns ten percent (10%) or more of the equity, and any affiliate of the person.

When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a

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company, all members of the partnership, syndicate, or other group are deemed to constitute a “person” and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the company beneficially owned by the person;

(v)	“business combination” means any of the following:

(a)	any merger, acquisition, scheme of arrangement or amalgamation of the Company or any subsidiary of the Company with (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the merger would be, an affiliate or associate of the interested Member, but excluding (x) the merger of a wholly owned subsidiary of the Company into the Company, (y) the merger of two or more wholly owned subsidiaries of the Company, or (z) the merger of a company, other than an interested Member or an affiliate or associate of an interested Member, with a wholly owned subsidiary of the Company pursuant to which the surviving company, immediately after the merger, becomes a wholly owned subsidiary of the Company;

(b)	any exchange of Shares or other securities of the Company or any subsidiary of the Company or money, or other property, for shares, other securities, money, or property of (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the exchange would be, an affiliate or associate of the interested Member, but excluding the exchange of shares of a company, other than an interested Member or an affiliate or associate of an interested Member, pursuant to which the company, immediately after the exchange, becomes a wholly owned subsidiary of the Company;

(c)	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of transactions), other than sales of goods or services in the ordinary course of business or redemptions pursuant to Article 200.7, to or with the interested Member or any affiliate or associate of the interested Member, other than to or with the Company or a wholly owned subsidiary of the Company, of assets of the Company or any subsidiary of the Company (1) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Company, (2) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Shares of the Company, or (3) representing ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Company, except a cash dividend or distribution paid or made pro rata to all Members of the Company;

(d)	the issuance or transfer by the Company or any subsidiary of the Company (in a single transaction or a series of transactions) of any shares of, or other ownership interests in, the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Shares of the Company to the interested Member or any affiliate or associate of the interested Member, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company other than for the purpose, directly or indirectly, of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;

(e)	the adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another jurisdiction, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member;

(f)

any reclassification of securities (including, without limitation, any bonus shares or share split, reverse share split, or other distribution of shares in respect of shares), recapitalisation of the Company, merger of the Company with any subsidiary of the

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Company, exchange of Shares of the Company with any subsidiary of the Company, or other transaction (whether or not with or into or otherwise involving the interested Member), proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for, convertible into, or carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested Member or any affiliate or associate of the interested Member, except as a result of immaterial changes due to fractional share adjustments; or

(g)	any receipt by the interested Member or any affiliate or associate of the interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company;

(vi)	“company” means a corporation, limited liability company, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity;

(vii)	“control”, including the terms “controlling”, “controlled by”, and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person’s beneficial ownership of ten percent (10%) or more of the voting power of a company’s outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the company. Notwithstanding the foregoing, a person is not considered to have control of a company if the person holds voting power, in good faith, as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the company;

(viii)	“governing body” means the body of a company selected by its owners that has the ultimate power to determine the company’s policies and control its activities;

(ix)	“interested Member” means any person that is (1) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company or (2) an affiliate or associate of the Company that, at any time within the four (4) year period immediately before the date in question, was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Shares entitled to vote of the Company.

If a person who has not been a beneficial owner of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company immediately prior to a repurchase of Shares by, or recapitalisation of, the Company or similar action shall become a beneficial owner of ten percent (10%) or more of the voting power solely as a result of the share repurchase, recapitalisation, or similar action, the person shall not be deemed to be the beneficial owner of ten percent (10%) or more of the voting power for purposes of (1) or (2) above, unless:

(a)	the repurchase, recapitalisation, conversion, or similar action was proposed by or on behalf of, or pursuant to any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the person or any affiliate or associate of the person; or

(b)	the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding Shares entitled to vote of the Company and, immediately after the acquisition, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company.

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(x)	an “interested Member” does not include:

(a)	the Company or any of its subsidiaries;

(b)	a savings, employee stock ownership, or other employee benefit plan of the Company or its subsidiary, or a fiduciary of the plan when acting in a fiduciary capacity pursuant to the plan; or

(c)	a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an interested Member.

Shares beneficially owned by a plan described in clause (b) or by a fiduciary of a plan described in clause (b), pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;

(xi)	“market value”, when used in reference to shares or other property of any company, means the following:

(a)	in the case of shares, the average closing sale price of a share during the 30 trading days immediately preceding the date in question:

(1) on the composite tape for New York Stock Exchange listed shares; or

(2) if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under Exchange Act, which may include the NASDAQ Stock Market, on which the shares are listed; or

(3) if the shares are not listed on any such exchange, on any system then in use.

If no quotation under clauses (1) through (3) is available, then the market value is the fair market value on the date in question of the shares as determined in good faith by the governing body of the company.

(b)	in the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the governing body of the company.

(xii)	“parent” of a specified company means a company that directly, or indirectly through related companies, owns more than 50 percent (50%) of the voting power of the shares or other ownership interests entitled to vote for directors or other members of the governing body of the specified company;

(xiii)	“person” includes a natural person and a company;

(xiv)	“related company” of a specified company means:

(a)	a parent or subsidiary of the specified company;

(b)	another subsidiary of a parent of the specified company;

(c)	a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;

(d)	a limited liability company having more than 50 percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly by the specified company;

(e)	a limited liability company having more than 50 percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly either (1) by a parent of the specified company or (2) a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company; or

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(f)	a company having more than 50 percent (50%) of the voting power of its shares entitled to vote for directors owned directly or indirectly by a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;

(xv)	“security” means a note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in a profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, put, call, straddle, option, or privilege on a security, certificate of deposit, or group or index of securities, including an interest therein or based on the value thereof, put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, an interest or instrument commonly known as a “security”; or a certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The term:

(a)	includes both a certificated and an uncertificated security;

(b)	does not include an insurance or endowment policy or annuity contract under which an insurance company promises to pay a fixed or variable sum of money either in a lump sum or periodically for life or other specified period;

(c)	does not include an interest in a contributory or noncontributory pension or welfare plan subject to the ~~U.S.~~ United States Employee Retirement Income Security Act of 1974, as amended;

(d)	includes as an “investment contract,” among other contracts, an interest in a limited partnership and a limited liability company and an investment in a viatical settlement or similar agreement; and

(e)	does not include any equity interest of a closely held corporation or other entity with not more than thirty-five (35) holders of the equity interest of such entity offered or sold pursuant to a transaction in which 100 percent (100%) of the equity interest of such entity is sold as a means to effect the sale of the business of the entity if the transaction has been negotiated on behalf of all purchasers and if all purchasers have access to inside information regarding the entity before consummating the transaction;

(xvi)	“share acquisition date”, with respect to any person, means the date that the person first becomes an interested Member of the Company. Notwithstanding the foregoing, if a person becomes, on one or more dates, an interested Member of the Company, but thereafter ceases to be an interested Member of the Company, and subsequently again becomes an interested Member of the Company, “share acquisition date,” with respect to that person means the date on which the person most recently became an interested Member of the Company; and

(xvii)	“subsidiary” of a specified company means a company having more than 50 percent (50%) of the voting power of its shares or other ownership interests entitled to vote for directors or other members of the governing body of the company owned directly, or indirectly through related companies, by the specified company.

CONTROL SHARE ACQUISITION

355.

355.1.	Any Shares of the Company acquired by an acquiring person in a control share acquisition that resulted in the acquiring person holding between twenty percent (20%) and thirty percent (30%) of the voting rights of the Company, to the extent such Shares exceed twenty percent (20%) of the voting rights of the Company, shall only have the voting rights as shall be accorded to them pursuant to Article 200.6.

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355.2.	An acquiring person shall deliver to the Company at its registered office an information statement containing all of the following:

(i)	the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

(ii)	a reference that the information statement is made under this Article;

(iii)	the number and class or series of Shares of the Company beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (i);

(iv)	the number and class or series of Shares of the Company acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (i);

(v)	the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the Company, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its registered office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a Member with respect to voting on the control share acquisition.

355.3.	If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of Shares of the Company acquired or proposed to be acquired by the persons identified pursuant to paragraph 200.2 (i), the acquiring person shall promptly deliver to the Company at its registered office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph 200.2 (i), to one percent (1%) or more of the total number of outstanding Shares of any class or series of the Company shall be deemed “material” for purposes of this Article 200.3; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

355.4.

If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to 200.2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the Company’s expenses of an extraordinary general meeting, except the expenses of the Company in opposing according voting rights with respect to Shares acquired or to be acquired in the control share acquisition, within ten (10) days after receipt by the Company of the information statement, an extraordinary general meeting of the Members of the Company shall be called pursuant to Article 76, for the sole purpose of considering the voting rights to be accorded to Shares referred to in Article 200.1, acquired or to be acquired pursuant to the control share acquisition. The extraordinary general meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the Company’s expenses of the extraordinary general meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the

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information statement, (1) the extraordinary general meeting shall not be held sooner than 30 days after receipt by the Company of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for an extraordinary general meeting is made, consideration of the voting rights to be accorded to Shares referred to in Article 200.1, acquired or to be acquired pursuant to the control share acquisition shall be presented at the next annual general meeting or extraordinary general meeting of the Members of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The Company is not required to have the voting rights to be accorded to Shares acquired or to be acquired according to a control share acquisition considered at the next annual general meeting or extraordinary general meeting unless it has received the information statement and documents required by Article 200.5 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the Company) and a statement disclosing that the Board recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to Shares referred to in Article 200.1, acquired or to be acquired in the control share acquisition. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the Members by the Company.

355.5.	Notwithstanding anything to the contrary contained in this Article, no extraordinary general meeting shall be called pursuant to Article 200.4 and no consideration of the voting rights to be accorded to Shares referred to Article 200.1 acquired or to be acquired pursuant to a control share acquisition shall be presented at any annual general meeting or extraordinary general meeting unless, at the time of delivery of the information statement pursuant to Article 200.2, the acquiring person shall have entered into, and shall deliver to the Company a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this Article solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

355.6.

355.6.1.	Shares referred to in Article 200.1 acquired by an acquiring person in a control share acquisition shall have the same voting rights as other Shares of the same class or series only if approved (i) by Ordinary Resolution of the Members of the Company and (ii) by Ordinary Resolution of the Members of the Company excluding votes cast with respect to interested shares at an annual general meeting or an extraordinary general meeting of Members pursuant to Article 200.4.

355.6.2.	To have the voting rights accorded by approval of a resolution of Members, any proposed control share acquisition not consummated prior to the time of the Member approval must be consummated within 180 days after the Member approval.

355.6.3.	Any Shares referred to in Article 200.1 acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of Members shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the Shares by the other person constitutes a control share acquisition, in which case the voting rights of the Shares are subject to the provisions of this Article.

355.7.	The Company shall have the option to redeem all, but not less than all, the Shares referred to in Article 200.1 acquired in a control share acquisition, at a redemption price equal to the market value of the Shares at the time the redemption notice is given, in the event (1) an information statement has not been delivered to the Company by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the Members have voted not to accord voting rights to such Shares pursuant to Article 200.6.1. The redemption notice shall be given by the Company within 30 days after the event giving the Company the option to redeem the Shares and the Shares shall be redeemed within 60 days after the notice is given.

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355.8.	This Article 200 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to interested Shares shall not be taken into account. Notwithstanding the foregoing, this Article 200 may be waived with respect to a particular control share acquisition by a committee of the Board comprised solely of Directors who:

(i)	are neither officers nor employees of, nor were during the five (5) years preceding the formation of the committee, officers or employees of, the Company or a related company;

(ii)	are neither acquiring persons nor affiliates or associates of an acquiring person;

(iii)	were not nominated for election as Directors by an acquiring person or an affiliate or associate of an acquiring person; and

(iv)	were Directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as Directors by a majority of those Directors.

355.9.	As used in this Article 200 only, the term:

(i)	“acquiring person” means a person that makes or proposes to make a control share acquisition. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting Shares of the Company, all members of the partnership, syndicate, or other group constitute a “person.” For the avoidance of doubt, the former shareholders of Covidien plc and Medtronic will not be deemed to have acted in concert with one another in acquiring Shares in the Company as consideration for the acquisition by the Company of Covidien plc and Medtronic.

(ii)	“acquiring person” does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of between twenty percent (20%) and thirty percent (30%) of the voting rights of the Company solely as a result of a repurchase of Shares by, or recapitalisation of, the Company or similar action unless (1) the repurchase, recapitalisation, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of Shares entitled to vote of the Company and, immediately after the acquisition, is entitled to exercise or direct the exercise of the between 20 and 30 percent of voting rights of the Company, as the person became entitled to exercise as a result of the repurchase, recapitalisation, or similar action.

(iii)	“affiliate” has the meaning given to this term in Article 199.7(i);

(iv)	“associate” has the meaning given to this term in Article 199.7(ii):

(v)	“beneficial ownership” has the meaning given to this term in Article 199.7(iii);

(vi)	“control share acquisition” means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of Shares of the Company that, except for this Article 200, would, when added to all other Shares of the Company beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of at least 20 percent but less than 30 percent of the voting power of the Company but does not include any of the following:

(a)	an acquisition by a donee pursuant to an inter vivos gift not made to avoid this Article or by a distributee (as defined below);

(b)	an acquisition pursuant to a security agreement not created to avoid this Article;

(c)	an acquisition by way of a merger whereby a company merges with one or more companies, resulting in a single company, with or without a business purpose, pursuant to a plan of merger, if the Company is a party to the transaction;

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APPENDIX C

(d)	an acquisition by way of exchange whereby a company acquires all of the outstanding shares of one or more classes or series of another company pursuant to a plan of exchange, if the Company is a party to the transaction;

(e)	an acquisition by way of transfer whereby a company sells, leases, transfers, or otherwise disposes of all or substantially all of its property and assets, if the Company is a party to the transaction;

(f)	an acquisition by way of merger or exchange with a limited liability company whereby a company participates in a merger or exchange with a limited liability company, if the Company is a party to the transaction;

(g)	an acquisition from the Company;

(h)	an acquisition for the benefit of others by a person acting in good faith and not made to avoid this Article, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the Shares except upon the instruction of others;

(i)	an acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the Company or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; or

(j)	an acquisition pursuant to an offer to purchase for cash pursuant to a tender offer, or to exchange for shares pursuant to an exchange offer, all Shares of the voting Shares of the Company (1) that has been approved by a majority vote of the members of a committee composed solely of one or more disinterested members of the Board formed pursuant to Article 199.4, before the commencement of, or the public announcement of the intent to commence, the tender or exchange offer; and (2) pursuant to which the acquiring person will become the owner of over 50 percent of the voting Shares of the Company outstanding at the time of the transaction;

For purposes of this Article, Shares beneficially owned by a plan described in clause (i), or by a fiduciary of a plan described in clause (i) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;

(vii)	“distributee” means any person who has received or who will receive property of a decedent from the decedent’s personal representative other than as a creditor or purchaser. A testamentary trustee is a distributee with respect to property which the trustee has received from a personal representative only to the extent of distributed assets or their increment remaining in the trustee’s hands. A beneficiary of a testamentary trust to whom the trustee has distributed property received from a personal representative is a distributee of the personal representative. For purposes of this provision, “testamentary trustee” includes a trustee to whom assets are transferred by will, to the extent of the devised assets;

(viii)	“interested shares” means the Shares of the Company beneficially owned by any of the following persons: (1) the acquiring person, (2) any officer of the Company, or (3) any employee of the Company who is also a director of the Company; and

(ix)	“market value” has the meaning given to it in Article 199.7 (xi).

FAIR PRICE

356.

356.1.	An offeror may not acquire Shares of the Company within two years following the last purchase of Shares pursuant to a takeover offer with respect to that class, including, but not limited to, acquisitions made by purchase, exchange, merger, consolidation, liquidation, redemption, reverse stock split, recapitalisation, reorganisation, or any other similar transaction, unless the Member is afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the Shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

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APPENDIX C

356.2.	Article 201.1 does not apply if the proposed acquisition of Shares is approved, before the purchase of any Shares by the offeror pursuant to the earlier takeover offer, by a committee of the board, comprised solely of Directors who:

(i)	neither are officers or employees of, nor were during the five (5) years preceding the formation of the committee officers or employees of, the Company or a related company;

(ii)	are neither the offerors nor affiliates or associates of the offeror;

(iii)	were not nominated for election as Directors by the offeror or an affiliate or associate of the offeror; and

(iv)	were Directors at the time of the first public announcement of the takeover offer or were nominated, elected, or recommended for election as directors by a majority of those Directors.

356.3.	As used in this Article 201 only, the term:

(i)	“affiliate” has the meaning given to that term in Article 199.7 (i);

(ii)	“associate” has the meaning given to that term in Article 199.7 (ii);

(iii)	“offeror” means a person who makes or in any way participates in making a takeover offer. Offeror does not include a bank or broker-dealer loaning funds to an offeror in the ordinary course of its business or a bank, broker-dealer, attorney, accountant, consultant, employee, or other person furnishing information or advice to or performing ministerial duties for an offeror and not otherwise participating in the takeover offer. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, for the purpose of acquiring, owning, or voting shares of a target company, all members of the partnership, syndicate, or other group constitute “a person.”;

(iv)	“takeover offer” means an offer to acquire Shares of the Company from a Member pursuant to a tender offer or request or invitation for tenders, if, after the acquisition of all Shares acquired pursuant to the offer:

(a)	the offeror would be directly or indirectly a beneficial owner of more than ten percent (10%) of any class or series of the outstanding Shares of the Company and was directly or indirectly the beneficial owner of ten percent (10%) or less of that class or series of the outstanding Shares of the Company before commencement of the offer; or

(b)	the beneficial ownership by the offeror of any class or series of the issued and outstanding Shares of the Company would be increased by more than ten percent (10%) of that class or series and the offeror was directly or indirectly the beneficial owner of ten percent (10%) or more of any class or series of the outstanding Shares of the Company before commencement of the offer.

(v)	Takeover offer does not include:

(a)	an offer in connection with the acquisition of a Share which, together with all other acquisitions by the offeror of Shares of the same class or series of Shares of the Company, would not result in the offeror having acquired more than two percent (2%) of that class or series during the preceding 12-month period; or

(b)	an offer by the Company to acquire its own Shares unless the offer is made during the pendency of a takeover offer by a person who is not an associate or affiliate of the issuer.

GREENMAIL RESTRICTIONS

357.

357.1.

Except for redemptions under Article 200.7, the Company shall not, directly or indirectly, purchase or agree to purchase any Shares entitled to vote from a person (or two or more persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement,

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APPENDIX C

arrangement, relationship, understanding, or otherwise for the purpose of acquiring, owning, or voting Shares of the Company) who beneficially owns more than five percent (5%) of the voting power of the Company for more than the market value thereof if the Shares have been beneficially owned by the person for less than two (2) years, unless (1) the purchase or agreement to purchase is approved at a meeting of Members by the affirmative vote of the holders of not less than a majority of the issued and outstanding Shares of the Company entitled to vote or (2) the Company makes an offer, of at least equal value per Share, to all holders of Shares of the class or series and to all holders of any class or series into which the securities may be converted. For purposes of determining the period that shares have been beneficially owned by a person:

(i)	shares acquired by the person by gift from a donor are deemed to have first become beneficially owned by the person when the shares were acquired by the donor;

(ii)	shares acquired by a trust from the settlor of the trust, or shares acquired from the trust by a beneficiary of the trust, are deemed to have first become beneficially owned by the trust or the beneficiary when the shares were acquired by the settlor; and

(iii)	shares acquired by an estate or personal representative as a result of the death or incapacity of a person, or shares acquired from the estate or personal representative by an heir, devisee, or beneficiary of the deceased or incapacitated person, are deemed to have first become beneficially owned by the estate, personal representative, heir, devisee, or beneficiary when the shares were acquired by the deceased or incapacitated person.

357.2.	As used in this Article 202 only, the term:

(i)	“market value” has the meaning given to it in Article 199.7 (xi).

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APPENDIX C

We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Name, Address and Description of the Subscriber	Number of shares taken by the Subscriber

For and on behalf of Goodbody Trustees Limited IFSC, North Wall Quay, Dublin 1	One Ordinary Share of EUR€1.00 each

Limited Liability Company

Dated

Witness to the above signature:

Name:

Address:

Occupation:

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APPENDIX D

TABLE OF OPTIONAL PROVISIONS AND GENERAL ADMINISTRATIVE AMENDMENTS TO THE ARTICLES OF ASSOCIATION

Part I

Summary of Optional Provisions in the Companies Act 2014 which the Company proposes to disapply

Sections of the Companies Act 2014 to be disapplied	Relevant section of current Articles of Association	Subject matter/reason for disapplication of provisions in Companies Act 2014
Section 43(2)	166 and 167	Section 43(2) is being disapplied as provision for use of the Company’s seal is made in Articles 166 and 167.
Section 77, 78, 80 and 81	42 to 65	Section 77, 78, 80 and 81 deal with the making of calls in respect of unpaid amounts due on shares issued by a company, liens on shares and forfeiture of shares. These sections are being disapplied as the matter is already provided for in Articles 42 to 65.
Section 83(3)	12, 21 and 36.4	Section 83.3 deals with the conversion of shares into redeemable shares. This section is being disapplied as the matter is already provided for in Articles 12, 21 and 36.4.
Section 95(1)	30 to 33	Section 95(1) deals with restrictions on the transfer of shares. This section is being disapplied as the matter is provided for in Articles 30 to 33.
Sections 96(2) to (11)	66 to 68	Sections 96(2) to (11) deal with the transmission of shares in the Company. These sections are being disapplied as the matter is already provided for in Articles 66 to 68.
Sections 124 and 125	168 to 175	Sections 124 and 125 deal with the declaration and payment of dividends by a company. These sections are being disapplied as the matter is already provided for in Articles 168 to 175.
Sections 126(2) to (8)	177	Sections 126(2) to (8) deal with the capitalisation of a company’s reserves for the purposes of making a bonus issue of shares. These sections are being disapplied as the matter is already provided for in Article 177.
Sections 144(3) and 144(4)	155 to 162	Sections 144(3) and 144(4) deal with the appointment of directors. These sections are being disapplied as the matter is already provided for in Articles 155 to 162.
Section 148(2)	154	Section 148(2) deals with how the office of a director may be vacated early and creates additional grounds for early vacation. This section is being disapplied and grounds for exclusion are being maintained as already provided for in Article 154.

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APPENDIX D

Sections of the Companies Act 2014 to be disapplied	Relevant section of current Articles of Association	Subject matter/reason for disapplication of provisions in Companies Act 2014
Sections 158 to 160, 161 (1), (4)-(9), 162 to 165	114 to 153	Sections 158 to 160, 161 (1), (4)-(9) and 162 to 165 deal with the board’s power of management and delegation, the appointment of a managing director, the establishment of board committees, matters relating to board procedure and the appointment of alternate directors. These sections are being disapplied as the relevant matters are already provided for in Articles 114 to 153, other than the provisions relating to the appointment of alternate directors which are being disapplied to preserve the status quo as the Articles do not currently provide for alternate directors.
Section 178(2)	76	Section 178(2) deals with the convening of extraordinary general meetings by shareholders. We propose to disapply this section as such matter is already provided for in Article 76.
Sections 180(5), 181(1) and 181(6)	79, 81 and 83	Sections 180(5), 181(1) and 181(6) deal with how notices of general meetings are given and who is entitled to receive such notices. These sections are being disapplied as the matters are already provided for in Articles 79, 81 and 83.
Sections 182(2) and (5)	86, 87 and 91	Sections 182(2) and (5) deal with the quorum required for a meeting of the Company. These sections are being disapplied as the matter is already provided for in Articles 86, 87 and 91.
Section 183(3)	106	Section 183(3) is being disapplied as otherwise it would prohibit the appointment of multiple proxies which is expressly permitted by Article 106.
Section 186 (c)(i)	85	Section 186(c) deals with the business of the annual general meeting. This section is being disapplied as the matter will be provided for in new Article 85.
Sections 187 and 188	90, 91, 95, 96, 97, 101 - 105	Sections 187 and 188 deal with the conduct of general meetings of the Company and voting at such meetings. These sections are being disapplied as the matters are already provided for in Articles 90, 91, 95, 96, 97, 101 to 105.
Sections 218 (3) to (5)	187-189	Sections 218(3), (4) and (5) deal with the service of notice on members of a company. These sections are being disapplied as detailed provision in this regard is already provided for in Articles 187 to 189.
Sections 229, 230 & 1113	120,121 and 123	Sections 229, 230 and 1113 deal with the interests of directors. These sections are being disapplied as the matter is already provided for in Articles 120,121 and 123.
Sections 338(5) & (6)	183 and 187	Sections 338(5) and 338(6) deal with the delivery of the financial statements via the website of a company. These sections are being disapplied as the matter is already provided for in Articles 183 and 187.

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APPENDIX D

Sections of the Companies Act 2014 to be disapplied	Relevant section of current Articles of Association	Subject matter/reason for disapplication of provisions in Companies Act 2014
Section 618(1)(b)	194	Section 618(1)(b) deals with the distribution of property on a winding up of the Company. This section is being disapplied as the matter is already provided for in Article 194.
Section 620(8)	176	Section 620(8) stipulates timeframes for claiming dividends. This section is being disapplied as longer timeframes are provided for in Article 176.
Section 1090	158 to 159	Section 1090 deals with the rotation of directors. This section is being disapplied as the matter is already provided for in Articles 158 to 159.
Section 1092	115	Sections 1092(2) and (3) deal with the remuneration of the directors. These sections are being disapplied as the matter is already provided for in Article 115.

Part II

Summary of other amendments being made relating to the passing of the Companies Act 2014 or for administrative or housekeeping reasons

Amendment	Reason for amendment
All references to the old Irish company law statutes, which were repealed when the Companies Act 2014 became effective on June 1, 2015 are replaced by references to the Companies Act 2014	To ensure that the Memorandum and Articles of Association are consistent with the statutory references in the Companies Act 2014.
Certain terminology used in the previous Companies Acts has been changed in the Companies Act 2014 and the Articles have been amended to reflect these changes (for example the term chairman has been changed to chairperson and the term books of account has been changed to accounting records)	To ensure that the Memorandum and Articles of Association are consistent with the terminology used in the Companies Act 2014.
The definition of adoption date is being changed to 26 January 2015 (the date the current Articles were adopted)	This is to clarify that the authority granted to the Company relating to euro deferred shares under Article 15 applied from 26 January 2015.
Deletion of Article 2.2.11	Article 2.2.11 was deleted as it is now covered by Article 1 which sets out all the optional provisions which are being disapplied.
Amendment to Article 7.1	Article 7.1 is being amended to clarify the duration of the current authority to allot in light of the amendments to the Articles and to clarify that shares which have been acquired for nil and held as treasury shares are included in the authority.
Amendment to Article 7.3	Article 7.3 is being amended as the Companies Act 2014 places restrictions on a PLC issuing bearer instruments, other than permissible letters of allotment.
Amendment to Articles 12 and 21	Articles 12 and 21 are being amended so that shares that are acquired for nil can be deemed to be redeemable shares under the Articles and to change the word “acquisition” to “purchase” to reflect the language used in Article 36.3.

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APPENDIX D

Amendment	Reason for amendment
Amendment to Article 23	Article 23 is being amended so that it is consistent with section 99(7) of the Companies Act 2014 which provides that, if a member of a company so requests, such member shall be entitled to receive from the company a share certificate in respect of any shares held by such member. It is also being amended to correct a clerical error.
Amendment to Articles 30 and 31.1	Articles 30 and 31.1 are being amended as the Companies Act 2014 requires an instrument of transfer to be executed by the transferee if a portion of the shares are unpaid.
Insert references to undenominated capital	In various places in the Articles, the expression “undenominated capital” is being inserted as this expression is now used in the Companies Act 2014 to refer to that part of a company’s issued share capital which is not represented by the nominal (or par) value paid up on a company’s issued shares.
Amendment to Article 62	Article 62 is being amended to track the language of the Companies Act 2014.
Amendment to Article 70	Article 70 is being amended to clarify that the Company is permitted to reduce its share capital otherwise than by way of special resolution in certain circumstances as provided for in the Companies Act 2014.
Amendment to Article 79	Article 79 is being amended because under the Companies Act 2014, the notices of all general meetings, not just extraordinary general meetings, must state the general nature of the business to be considered.
Amendment to Article 81	The deletion at Article 81 is being made because all members are entitled to receive notice of an annual general meeting under the Companies Act 2014.
Amendment to Article 85	Article 85 is being updated in order to ensure that it is consistent with section 186 of the Companies Act 2014 (which codifies and updates the common law position as to what constitutes the business of an annual general meeting) while still reflecting the business that the Company usually attends to at general meetings. There is no longer a distinction between ordinary and special business at Irish meetings so the references to ordinary business have been deleted.
Amendment to Article 103	Article 103 is being amended so that it reflects the terminology used in the Companies Act 2014.
Amendment to Article 112	Article 112 is being amended by the deletion of the time limit within which a proxy may be revoked as this is now governed by section 183(10) of the Companies Act 2014, which specifies that such revocation will be valid if received at a company’s registered office at any time before the commencement of the meeting or adjourned meeting at which the proxy is used.

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APPENDIX D

Amendment	Reason for amendment
Amendment to Article 115	Section 228(1)(d) codifies the common law restriction on the use of company properties by directors but to mitigate against an overly literal interpretation, new language has been inserted at the end of Article 115 so that directors can continue to use company property pursuant to or in connection with the exercise or performance of their duties, functions and powers as directors or employees; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Board from time to time.
Amendment to Article 119

Sections 228(1)(e) and 228(2) codify the common law rules on directors fettering their independent judgement and the amendment to Article 119 makes it clear that Section 228(1)(e) will not restrict anything which may be done by any director in accordance with the prior authorisation of the Board of a Board Committee.

In addition, the amended Article prohibits any individual director entering into any commitment which might otherwise be permitted by Section 228(2) (which permits the director where he considers in good faith it is in the interests of the Company to restrict his power to exercise an independent judgement in future by agreeing to act in a particular way) without the prior approval of the Board or a Committee of the Board.

Amendment to Article 121	Section 228(1)(f) of the Companies Act 2014 codifies the common law rule on directors avoiding conflicts of interest in breach of their director’s duties to a company. The additional wording in Article 121 is the clarify that where a director of the Company becomes a director or an officer or otherwise interested in any corporation promoted by the Company or in which the Company may be interested as shareholder or otherwise, the director will not be in breach of this duty if he/she discloses the position or interest to the Board and the Board approves it.
Amendment to Article 187.2	Article 187.2 is being amended to clarify that the Company’s financial statements can be made available to shareholders on the Company’s website if the shareholders are given notice of such availability.
Moving the subscription clause from the end of the Memorandum of Association to the end of the Articles of Association	As provided for in Schedule 9 of the Companies Act 2014, the subscription clause has been moved to the end of the Articles of Association.

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APPENDIX E

MEMORANDUM OF ASSOCIATION REFLECTING ADMINISTRATIVE AMENDMENTS

COMPANIES ~~ACTS 1963 to 2013~~ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MEDTRONIC PUBLIC LIMITED COMPANY

1.	The name of the Company is: Medtronic public limited company.

2.	The Company is ~~to be~~ a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1.	To carry on the business of a device-based medical therapy and healthcare services and supplies development company, and to design, manufacture, produce, supply and provide medical devices and healthcare supplies, including cardiac rhythm disease management, coronary, structural heart, endovascular, spine, orthopaedic, dental and neuromodulation devices and therapies, diabetes management solutions, advanced surgical tools and supplies, sutures and wound care products, needles and syringes, diagnostic imaging agents, contrast media for diagnostic imaging, vascular therapy apparatus, respiratory devices, endomechanical, soft tissue repair, energy, oximetry and monitoring, airway and ventilation, vascular, SharpSafety and clinical care products, generic pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices, products or supplies of a surgical, pharmaceutical or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in first aid appliances, medical and surgical devices, products and accessories, hospital fittings and requisites, and in all accessories and supplies required for use in the treatment of and care of the sick and injured, and to buy, sell, manufacture and deal in all articles, goods, wares, materials and substances, and to construct, own, operate, manage, furnish and equip with all necessary conveniences, furniture and equipment hospitals, radiotherapy units, private hospitals, nursing homes, convalescent homes, crèches, hydropathic establishments and similar healthcare undertakings, with all suitable accommodation for the treatment and care of patients, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required or appropriate in connection with any of the said businesses.

3.2.	To invest in medical devices, healthcare services and supplies and related assets, including, amongst other items, investments in medical device or healthcare services or supplies companies, products, businesses, divisions, technologies, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed or appropriate to operate a medical device and healthcare services and supplies business.

3.3.	To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.4.	To directly or indirectly acquire the entire issued share capital of Medtronic, Inc., a corporation incorporated in the State of Minnesota, and Covidien plc, an Irish public limited company.

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APPENDIX E

3.5.	To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.6.	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.7.	To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.8.	To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.9.	To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

3.10.	To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.11.	To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.12.	To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.13.	To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.14.	To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.

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APPENDIX E

3.15.	To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.16.	To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company’s capital or other securities or ownership interests of any kind issued by the Company.

3.17.	To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company ~~or subsidiary~~ (as defined by section ~~155~~ 8 of the Companies Act ~~1963~~ 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.18.	To lend the funds of the Company with or without security and at interest or free of interest.

3.19.	To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.20.	To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

3.21.	To reduce the share capital of the Company in any manner permitted by law.

3.22.	To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.23.	To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    E-3

APPENDIX E

3.24.	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

3.25.	To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.26.	To distribute either upon a distribution of assets or division of profits among the Members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.27.	To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.28.	To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.29.	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.30.	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.

3.31.	To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.

3.32.	To adopt such means of making known the Company and its products and services as may seem expedient.

3.33.	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

3.34.	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.35.	To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.

3.36.	To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.37.	To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

E-4    Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders

APPENDIX E

3.38.	To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

And it is hereby declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The authorised share capital of the Company is €40,000 and US$26,260,000 divided into 40,000 Euro Deferred Shares of €1.00 each, 2,600,000,000 Ordinary Shares of US$0.0001 each, 127,500,000 Preferred Shares of $0.20 each and 500,000 A Preferred Shares of $1.00 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Articles of Association for the time being.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

~~We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.~~

~~Name, Address and Description of the Subscriber~~	~~Number of shares taken by the Subscriber~~
~~For and on behalf of Goodbody Trustees Limited IFSC, North Wall Quay, Dublin 1 Limited Liability Company~~	~~One Ordinary Share of EUR€1.00 each~~

~~Dated~~

~~Witness to the above signature:~~
~~Name:~~

~~Address:~~

~~Occupation:~~

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    E-5

APPENDIX F

ARTICLES OF ASSOCIATION REFLECTING THE AMENDMENTS RELATING TO THE BOARD’S SOLE AUTHORITY TO DETERMINE ITS SIZE WITHIN THE FIXED LIMITS IN THE ARTICLES OF ASSOCIATION

Note: the amendments set out in this Appendix F are reflected as a comparison to the relevant Articles of Association of the Company as of the date of this proxy statement. Additional amendments will be made to the provisions of the Articles of Association included in this Appendix F if shareholders approve Proposals 4 and 5.

114.	The number of Directors on the Board shall be ~~not~~ fixed from time to time solely by the Board, provided, however, that in no case shall the number fixed by the Board be less than three (3) nor more than fifteen (15). ~~The authorised number of Directors (within such fixed maximum and fixed minimum numbers) shall be determined by the Board. The authorised number of Directors, as determined by the Board, may be increased or decreased by the affirmative vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding Shares of the Company entitled to vote.~~

156.	If at any meeting of Members resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed ~~in accordance with these Articles~~ from time to time by the Board being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this Article shall not limit the rights of holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this Article 156 will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

157.	The Company may from time to time by Special Resolution increase or reduce the maximum or minimum number of Directors. No reduction in the maximum number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

Medtronic Proxy Statement and Notice of 2016 Annual General Meeting of Shareholders    F-1

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the Internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

➤	Go to our website at http://investorrelations.medtronic.com;

➤	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

➤	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the Internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

MEDTRONIC PLC

ATTN: RHONDA INGALSBE

710 MEDTRONIC PARKWAY

MS LC310

MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST on December 8, 2016 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EST, on December 6, 2016). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on December 8, 2016 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EST, on December 6, 2016). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12304-P81169	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC PLC
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors to serve until the next Annual General Meeting of the Shareholders
	Nominees:	For	Against	Abstain
	1a. Richard H. Anderson	☐	☐	☐			For	Against	Abstain
	1b. Craig Arnold	☐	☐	☐		1l. Robert C. Pozen	☐	☐	☐
	1c. Scott C. Donnelly	☐	☐	☐		1m. Preetha Reddy	☐	☐	☐
	1d. Randall Hogan III	☐	☐	☐	2.

To ratify the re-appointment of PricewaterhouseCoopers LLP as Medtronic's independent auditor for fiscal year 2017 and authorize the Board of Directors, acting through the Audit Committee, to set its remuneration.

							☐	☐	☐
	1e. Omar Ishrak	☐	☐	☐
	1f. Shirley A. Jackson, Ph.D.	☐	☐	☐
	1g. Michael O. Leavitt 1h. James T. Lenehan 1i. Elizabeth Nabel, M.D.	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3. 4.	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote). To approve amendments to Medtronic’s Articles of Association to implement “Proxy Access”.	☐ ☐	☐ ☐	☐ ☐
	1j. Denise M. O’Leary	☐	☐	☐	5.	To approve amendments to Medtronic’s
	1k. Kendall J. Powell	☐	☐	☐		5a. Articles of Association to make certain administrative changes.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐		5b. Memorandum of Association to make certain administrative changes.	☐	☐	☐
					6.	To approve amendments to Medtronic’s Articles of Association to clarify the Board's sole authority to determine its size within the fixed limits in the Articles of Association.	☐	☐	☐
NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E12305-P81169

MEDTRONIC PLC Annual General Meeting of Shareholders December 9, 2016, 8:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley E. Lerman and Keyna P. Skeffington, each of c/o Medtronic plc, 20 Lower Hatch Street, Dublin 2, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, for the shareholder(s) and on behalf of the shareholder(s), all of the Ordinary Shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM Local Time, on December 9, 2016, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at the close of business on October 11, 2016.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Bradley E. Lerman and Keyna P. Skeffington, please contact our Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side